UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRISPR THERAPEUTICS AG

Baarerstrasse 14

6300 Zug

Switzerland

+41 (0) 41 561 32 77

NOTICE OF INVITATION TO 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On May 30, 2024

Important Notice: Please also read the accompanying proxy statement, which forms an integral part of this notice. The proxy statement contains in particular: the statement of reasons for the below proposals of the Company’s board of directors (pages 60–85), details regarding admission to the meeting and persons eligible to vote (page 3), the voting procedure (pages 3–5) and details regarding the independent voting representative (page 5).

Dear Shareholders:

You are cordially invited to the 2024 annual general meeting of shareholders, or the 2024 Annual General Meeting, of CRISPR Therapeutics AG, or the Company, to be held on May 30, 2024 at 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) as a physical meeting at the offices of Walder Wyss Ltd., Seefeldstrasse 123, 8008 Zurich, Switzerland. At the 2024 Annual General Meeting, the Company’s board of directors, or the Board of Directors, will propose to the Company’s shareholders to consider and vote on the below matters. The Company’s common shares are listed only on The Nasdaq Global Market and are traded under the symbol “CRSP.”

1.
Approval of the Swiss Management Report, the Consolidated Financial Statements and the Statutory Financial Statements of the Company for the year ended December 31, 2023.

The Board of Directors proposes to the shareholders to approve the Swiss management report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2023 and to take note of the reports of the auditors. Copies of these documents are available on the Internet at ir.crisprtx.com/swiss-statutory-financial-statements-and-audit-reports and available for download at www.proxydocs.com/CRSP.

2.
Approval of the Appropriation of Financial Results.

The Board of Directors proposes to the shareholders to carry forward the net loss resulting from the appropriation of financial results as follows:

Proposed Appropriation of Net Loss: in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	(937,248,716)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(116,377,435)
Total accumulated net loss:	CHF	(1,053,626,151)
Resolution proposed by the Board of Directors:
- RESOLVED, that the net loss for the period of CHF 116,377,435 shall be carried forward.

3.
Discharge of the Members of the Board of Directors and the Executive Committee.

The Board of Directors proposes to the shareholders that the members of the Board of Directors and the executive committee of the Company, or the Executive Committee, be discharged from personal liability for the business year ended December 31, 2023.

4.
Election or Re-election of the Members to the Board of Directors and the Chairman.

The Board of Directors proposes to the shareholders that Samarth Kulkarni, Ph.D., be re-elected as member of the Board of Directors and elected as Chairman of the Board of Directors and that each of Ali Behbahani, M.D., Maria Fardis, Ph.D., H. Edward Fleming, Jr., M.D., Simeon J. George, M.D., John T. Greene, Katherine A. High, M.D., Douglas A. Treco, Ph.D., Sandesh Mahatme, LL.M., and Christian Rommel, Ph.D., be, as applicable, elected or re-elected as directors, each for a term extending until completion of the 2025 annual general meeting of shareholders. Information on the professional backgrounds and qualifications of each director nominee, as well as information on committee memberships, can be found under “Board of Directors and Corporate Governance—Election of Directors” on pages 7-10 in the accompanying proxy statement and is available at www.proxydocs.com/CRSP.

4.a Re-election of Samarth Kulkarni, Ph.D., as member and election as Chairman

4.b Re-election of Ali Behbahani, M.D.

4.c Re-election of Maria Fardis, Ph.D.

4.d Re-election of H. Edward Fleming, Jr., M.D.

4.e Re-election of Simeon J. George, M.D.

4.f Re-election of John T. Greene

4.g Re-election of Katherine A. High, M.D.

4.h Re-election of Douglas A. Treco, Ph.D.

4.i Election of Sandesh Mahatme, LL.M.

4.j Election of Christian Rommel, Ph.D.

5.
Re-election of the Members of the Compensation Committee.

The Board of Directors proposes to the shareholders to re-elect each of Ali Behbahani, M.D., H. Edward Fleming, Jr., M.D., Simeon J. George, M.D., and John T. Greene as members of the Compensation Committee of the Board of Directors, each for a term extending until completion of the 2025 annual general meeting of shareholders. Information on the professional backgrounds and qualifications of each director nominee can be found under “Board of Directors and Corporate Governance—Election of Directors” on pages 9-10 in the accompanying proxy statement and are available at www.proxydocs.com/CRSP.

5.a Re-election of Ali Behbahani, M.D.

5.b Re-election of H. Edward Fleming, Jr., M.D.

5.c Re-election of Simeon J. George, M.D.

5.d Re-election of John T. Greene

6.
Approval of the Compensation for the Board of Directors and the Executive Committee and Non-Binding Advisory Vote on the 2023 Compensation Report.

The Board of Directors proposes to the shareholders to hold the following separate votes on the non-performance-related compensation and the variable compensation of the Board of Directors and the Executive Committee:

6.a Binding vote on maximum non-performance-related compensation for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders.

The Board of Directors proposes to the shareholders to approve the maximum amount of non-performance-related compensation for the members of the Board of Directors covering the period from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders, i.e., USD $607,500 (cash based compensation).

6.b Binding vote on maximum equity for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders.

The Board of Directors proposes to the shareholders to approve the maximum grant of equity or equity linked instruments for the members of the Board of Directors covering the period from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders with maximum value of USD $12,389,198 (equity grant date value).

6.c Binding vote on maximum non-performance-related compensation for members of the Executive Committee from July 1, 2024 to June 30, 2025.

The Board of Directors proposes to the shareholders to approve the maximum amount of non-performance-related cash compensation for the members of the Executive Committee covering the period from July 1, 2024 to June 30, 2025, i.e., USD $3,700,579 (cash based compensation plus social security costs).

6.d Binding vote on maximum variable compensation for members of the Executive Committee for the current year ending December 31, 2024.

The Board of Directors proposes to the shareholders to approve the maximum amount of variable compensation for the members of the Executive Committee for the current year ending December 31, 2024, i.e., USD $3,195,625 (cash based compensation plus social security costs).

6.e Binding vote on maximum equity for members of the Executive Committee from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders.

The Board of Directors proposes to the shareholders to approve the maximum grant of equity or equity linked instruments for the members of the Executive Committee covering the period from the 2024 Annual General Meeting of shareholders to the 2025 annual general meeting of shareholders with maximum value of USD $58,618,973 (equity grant date value).

6.f. Non-binding advisory vote on the 2023 Compensation Report.

The Board of Directors proposes to the shareholders the endorsement (a non-binding advisory vote) of the 2023 Compensation Report. The 2023 Compensation Report is available on the Internet at ir.crisprtx.com/swiss-statutory-financial-statements-and-audit-reports and available for download at www.proxydocs.com/CRSP.

7.
Non-Binding Advisory Vote to approve the Compensation Paid to the Company’s Named Executive Officers under U.S. Securities Law Requirements.

The Board of Directors proposes to the shareholders to approve an advisory resolution approving the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement for the 2024 Annual General Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

8.
Approval of an Increase of the Conditional Share Capital for Employee Equity Plans.

The Board of Directors proposes to the shareholders to increase the Company’s conditional share capital for employee equity plans by 1,000,000 common shares in order to cover any future share issuances due to the exercise of equity incentive awards under the Company’s employee equity plans and to amend art. 3c para. 1 of the articles of association of the Company, or the Articles of Association, as follows (changes in bold (new wording) or ~~strikethrough~~ (no longer applicable wording)):

Art. 3c Conditional Share Capital for Employee Benefit Plans	Art. 3c Bedingtes Aktienkapital für Mitarbeiterbeteiligungspläne

The share capital of the Company shall be increased by an amount not exceeding CHF ~~597,777.96~~ 627,777.96 through the issue of a maximum of ~~19,925,932~~ 20,925,932 registered shares, payable in full, each with a nominal value of CHF 0.03, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, members of the Board of Directors, or other person providing services to the Company or a subsidiary.

Das Aktienkapital kann durch die Ausgabe von höchstens ~~19‘925‘932~~ 20‘925‘932 voll zu liberierenden Namenaktien im Nennwert von je CHF 0.03 um höchstens CHF ~~597‘777.96~~ 627‘777.96 durch Ausübung von Optionsrechten erhöht werden, welche Mitarbeitenden der Gesellschaft oder ihrer Tochtergesellschaften, Personen in vergleichbaren Positionen, Beratern, Verwaltungsratsmitgliedern oder anderen Personen, welche Dienstleistungen zu Gunsten der Gesellschaft erbringen, gewährt wurden.

9.
Approval of an Amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan.

The Board of Directors proposes to the shareholders to amend the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan, or the 2018 Plan, by (a) increasing the total number of common shares which may be issued pursuant to the 2018 Plan by 1,000,000 common shares, increasing the total number of common shares issuable under the 2018 Plan to 17,400,000 common shares, plus the number of shares that were available for issuance under the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan, or the 2016 Plan, on the original effective date of the 2018 Plan, plus any common shares underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common shares, expired or are otherwise terminated, other than by exercise, under the 2018 Plan, the 2016 Plan and the CRISPR Therapeutics AG 2015 Stock Option and Grant Plan; and (b) increasing the number of shares that may be issued under the 2018 Plan in the form of incentive stock options by 1,000,000 common shares.

10.
Approval of Amendments to the Articles of Association to Facilitate the Use of Equity Compensation and Pension Benefits Programs Consistent with Current Market Practices.

The Board of Directors proposes to amend and restate certain provisions of the Articles of Association to align the Company's use of equity compensation and pension benefits programs with evolving Swiss legal trends and current market practices including, without limitation, permitting the Company to use common shares, stock options, restricted stock units and other similar instruments as equity incentive compensation under the Company’s various equity incentive plans including the 2018 Plan and a more flexible use of international pension benefit plans. The Board of Directors shall be authorized to amend and restate 18, 32, 33, 40 and 41 of the Articles of Association as set forth in more detail under “Proposal 10 - Approval of Amendments to the Articles of Association to Facilitate the Use of Equity Compensation and Pension Benefits Programs Consistent with Current Market Practices.” on pages 74-81 in the accompanying proxy statement.

11.
Approval of an Increase and Certain Adjustments to the Company’s Capital Band.

The Board of Directors proposes to increase the Company’s capital band in art. 3a of the Articles of Association to the upper limit of CHF 3,100,452.06 and to amend and restate art. 3a, para 1 of the Articles of Association to make certain ministerial changes to such paragraph (changes in bold (new wording) or ~~strikethrough~~ (no longer applicable wording)):

Art. 3a Capital Band	Art. 3a Kapitalband

The Board of Directors is authorized to conduct one or more increases of the share capital at any time until June 8, 2028, or the expiry of the capital band if earlier, ~~within a lower limit of CHF 2,538,051.84 and~~ up to an upper limit of CHF ~~2,952,222.57~~3,100,452.06 by issuing a corresponding ~~to 13,805,691~~ number of registered shares with a nominal value of CHF 0.03 each to be fully paid in. An increase of the share capital by means of an offering underwritten by a financial institution, a syndicate or another third party or third parties, followed by an offer to the then-existing shareholders of the Company shall also be permissible.

Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 8. Juni 2028 oder dem früheren Dahinfallen des Kapitalbands einmal oder mehrmals ~~innerhalb der Untergrenze von CHF 2'538'051.84 und der~~ bis zur Obergrenze von CHF ~~2'952'222.57~~3'100'452.06 durch Ausgabe ~~von höchstens 13'805'691~~ einer entsprechenden Anzahl vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 0.03 zu erhöhen. Eine Erhöhung des Aktienkapitals durch die Zeichnung von Aktien aufgrund eines von einem Finanzinstitut, eines Verbandes, einer anderen Drittpartei oder Drittparteien unter-zeichneten Angebots, gefolgt von einem Angebot gegenüber den zu diesem Zeitpunkt bestehenden Aktionären der Gesellschaft ist zulässig.

12.
Re-election of the Independent Voting Rights Representative.

The Board of Directors proposes to the shareholders the re-election of lic. iur. Marius Meier, Attorney at Law, c/o Bratschi AG, Lange Gasse 15, P.O. Box, CH-4052 Basel, Switzerland, as the independent voting rights representative until the closing of the 2025 annual general meeting of shareholders.

13.
Re-election of the Auditors.

The Board of Directors proposes to the shareholders to re-elect Ernst & Young AG, Basel, as the Company’s statutory auditor for the term of office of one year and the re-election of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

14.
Transact any Other Business that may Properly Come Before the 2024 Annual General Meeting or any Adjournment or Postponement thereof.

The Board of Directors proposes to the shareholders for any other business that may properly come before the 2024 Annual General Meeting or any adjournment or postponement thereof, to follow the respective proposal of the Board of Directors as proposed at the 2024 Annual General Meeting.

The foregoing items of business are more fully described in the accompanying proxy statement, which forms a part of this notice and is incorporated herein by reference. Shareholders of record at the close of business on April 8, 2024 will be entitled to notice of and to vote at the 2024 Annual General Meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites shareholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual general meeting.

Thank you for your ongoing support and continued interest in CRISPR Therapeutics AG.

By Order of the Board of Directors,

Samarth Kulkarni, Ph.D. Chairman of the Board of Directors and Chief Executive Officer

Zug, Switzerland

April , 2024

Important Notice Regarding Internet Availability of Proxy Materials: This proxy statement and our 2023 annual report to shareholders, or the 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, are available at www.proxydocs.com/CRSP. These documents are also available to any shareholder who wishes to receive a paper copy by calling (800) 579-1639, by emailing sendmaterial@ProxyVote.com or by submitting a request over the Internet at www.ProxyVote.com.

INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING	2
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
Election of Directors	7
Corporate Governance Matters	11
Code of Business Conduct and Ethics	11
Board Leadership Structure and Risk Oversight	11
Board of Directors Meetings and Attendance	12
Board of Directors Diversity Matrix	13
Board of Directors Determination of Independence	13
Communicating with the Independent Directors	14
Committees of the Board of Directors	14
Director Nomination Process	16
Shareholder Nominations	17
Our Corporate Responsibility Efforts	17
Policies and Procedures for Related Person Transactions	18
Related Person Transactions	18
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	20
Compensation Discussion and Analysis	20
Executive Summary	20
Overview of Executive Compensation Program	21
Say on Pay	22
Governance of Executive Compensation Program	23
Primary Elements of Executive Compensation Program	27
Other Employee Benefits	34
Other Compensation Policies and Practices	35
NEO Compensation Tables	37
Summary Compensation Table	37
Grants of Plan-Based Awards for Fiscal Year 2023	38
Outstanding Equity Awards at Fiscal Year-End	39
Option Exercises and Stock Vested in Fiscal Year 2023	41
Potential Payments on Termination or Change in Control	41
Employment and Other Arrangements with our NEOs	43
COMPENSATION COMMITTEE REPORT	46
CEO PAY RATIO DISCLOSURE	47
Pay Ratio Disclosure	47
Pay Ratio Methodology	47
PAY VERSUS PERFORMANCE	48
DIRECTOR COMPENSATION	54
Director Compensation Table	55
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	56
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	57
MATTERS TO BE VOTED ON	58
Proposal 1: Approval of the Swiss Management Report, the Consolidated Financial Statements and the Statutory Financial Statements of the Company for the year-ended December 31, 2023	58
Proposal 2: Approval of the Appropriation of Financial Results	59
Proposal 3: Discharge of the Members of the Board of Directors and the Executive Committee	59
Proposal 4: Election or Re-election of the Members of the Board of Directors and the Chairman	60
Proposal 5: Re-election of the Members of the Compensation Committee	61
Proposal 6: Approval of the Compensation for the Board of Directors and the Executive Committee and Non-Binding Advisory Vote on the 2023 Compensation Report	62

Proposal 7: Non-Binding Advisory Vote on the Compensation Paid to the Company's Named Executive Officers under the U.S. Securities Law Requirements	64
Proposal 8: Approval of an Increase of the Conditional Share Capital for Employee Equity Plans	65
Proposal 9: Approval of Amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan	66
Proposal 10: Approval of Amendments to the Articles of Association to Facilitate the Use of Equity Compensation and Pension Benefits Programs Consistent with Current Market Practices	72
Proposal 11: Approval of an Increase and Certain Adjustments to the Company's Capital Band	79
Proposal 12: Re-election of the Independent Voting Rights Representative	80
Proposal 13: Re-election of the Auditors	81
Proposal 14: Transaction of Other Business	82
STOCK OWNERSHIP AND REPORTING	84
Security Ownership of Certain Beneficial Owners and Management	84
Restrictions on Voting Rights	85
OTHER MATTERS	87
Shareholder Proposals and Directors Nominations	87
Householding of Annual General Meeting Materials	87
APPENDIX A - Amendment to 2018 Plan	A-1

CRISPR THERAPEUTICS AG

Baarerstrasse 14

6300 Zug

Switzerland

+41 (0)41 561 32 77

PROXY STATEMENT

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 30, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors, or the Board of Directors, of CRISPR Therapeutics AG, or the Company, for use at the 2024 annual general meeting of shareholders, or the 2024 Annual General Meeting, to be held on May 30, 2024 at 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) at the offices of Walder Wyss Ltd., Seefeldstrasse 123, 8008 Zurich, Switzerland, and at any adjournment thereof.

Unless otherwise stated, all references to “us,” “our,” “CRISPR,” “CRISPR Therapeutics,” “we,” the “Company” and similar designations refer to CRISPR Therapeutics AG and its consolidated subsidiaries. References to our website are inactive textual references only, and the contents of our website are not incorporated by reference into this proxy statement. The Company’s common shares are listed only on The Nasdaq Global Market and are traded under the symbol “CRSP.”

This proxy statement summarizes information about the proposals to be considered at the 2024 Annual General Meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our 2023 annual report to shareholders, or the 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, available to shareholders for the first time on or about April , 2024.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the United States Securities and Exchange Commission, or the SEC, on February 21, 2024, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to CRISPR Therapeutics, Inc., 105 West First Street, South Boston, Massachusetts 02127, on the internet at www.proxydocs.com/CRSP, by calling (800) 579-1639, by emailing sendmaterial@ProxyVote.com or by submitting a request over the Internet at www.ProxyVote.com. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE 2024 ANNUAL GENERAL MEETING AND VOTING

Q. Why did I receive these proxy materials?

A. Our Board of Directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2024 Annual General Meeting to be held on May 30, 2024 at 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) at the offices of Walder Wyss Ltd., Seefeldstrasse 123, 8008 Zurich, Switzerland. As a holder of common shares, you are invited to the 2024 Annual General Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that is designed to assist you in voting your shares and that we are required to provide to you under the U.S. Securities and Exchange Commission, or SEC, rules and applicable Swiss laws. Our common shares are listed only on The Nasdaq Global Market and are traded under the symbol “CRSP.”

Q. Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A. In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our 2023 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Q. Where can I access the Company’s Swiss management report, consolidated financial statements for the year ended December 31, 2023, statutory financial statements and 2023 Compensation Report?

A. The “management report” under Swiss law consists of (i) the Company’s 2023 Annual Report; (ii) the consolidated financial statements of CRISPR Therapeutics AG for the year ended December 31, 2023, including the report thereto of the Company’s statutory auditor; (iii) the statutory financial statements of CRISPR Therapeutics AG, including the report thereto of the Company’s statutory auditor, and (iv) the Company’s 2023 Compensation Report, prepared in compliance with Swiss law, including the report thereto of the Company’s statutory auditor. Copies of these documents are available on the Internet at ir.crisprtx.com/swiss-statutory-financial-statements-and-audit-reports, as well as www.proxydocs.com/CRSP, and will also be available for physical inspection at the Company’s registered office at CRISPR Therapeutics AG, Baarerstrasse 14, 6300 Zug, Switzerland. These documents are also available to any shareholder who wishes to receive a paper copy by calling (800) 579-1639, by emailing sendmaterial@ProxyVote.com or by submitting a request over the Internet at www.ProxyVote.com.

Q. What is the purpose of the 2024 Annual General Meeting?

A. At the 2024 Annual General Meeting, shareholders will consider and vote on the following matters:

1.
Approval of the Swiss management report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2023 (Proposal 1);
2.
Approval of the appropriation of financial results (Proposal 2);
3.
Discharge of the members of the Board of Directors and the Executive Committee (Proposal 3);
4.
Election or re-election of ten members to the Board of Directors, including the Chairman of the Board of Directors, each for a term extending until the completion of the 2025 annual general meeting of shareholders (Proposals 4.a-4.j);
5.
Re-election of the members of the Compensation Committee (Proposals 5.a-5.d);
6.
Approval of the compensation for the Board of Directors and the Executive Committee and non-binding advisory vote on the 2023 Compensation Report (Proposals 6.a-6.f);
7.
Non-binding advisory vote to approve the compensation paid to the Company’s named executive officers under U.S. securities law requirements (Proposal 7);
8.
Approval of an increase of the conditional share capital for employee equity plans (Proposal 8);
9.
Approval of an amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (Proposal 9);

10.
Approval of amendments to the Articles of Association to facilitate the use of equity compensation and pension benefits programs consistent with current market practices (Proposal 10);
11.
Approval of an increase and certain adjustments to the Company's capital band set forth in art. 3a of Company’s Articles of Association (Proposal 11);
12.
Re-election of the independent voting rights representative (Proposal 12);
13.
Re-election of the auditors (Proposal 13); and
14.
Transact any other business that may properly come before the 2024 Annual General Meeting or any adjournment or postponement thereof (Proposal 14).

Q. Who can vote at the 2024 Annual General Meeting?

A. To be entitled to vote, you must have been a shareholder of record at the close of business on April 8, 2024, the record date for our 2024 Annual General Meeting. As of the record date, there were common shares outstanding and entitled to vote at the 2024 Annual General Meeting. Our common shares are listed only on The Nasdaq Global Market and are traded under the symbol “CRSP.”

Members of our Board of Directors and our Executive Committee are not allowed to vote on the proposal to discharge the members of the Board of Directors and the Executive Committee from personal liability for the business year ended December 31, 2023.

Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association, a summary of which is contained in the section “Restrictions on Voting Rights."

Q. How many votes do I have?

A. Each common share that you own as of the record date will entitle you to one vote on each matter considered at the 2024 Annual General Meeting. There is no cumulative voting in the election of directors.

Q. How do I vote?

A. If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Equiniti Trust Company, LLC, formerly American Stock Transfer & Trust Company, LLC, and not through a bank, brokerage firm or other nominee, you may vote your shares at the meeting in person or by proxy as follows:

1.
Over the Internet: To vote over the Internet, please go to the following website: www.proxypush.com/crsp, and follow the instructions on that website for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card. You must specify how you want your shares voted, or your Internet vote cannot be completed and you will receive an error message. You must submit your Internet proxy before 6:00 p.m. Central European Summer Time (12:00 p.m. Eastern Daylight Time), on May 29, 2024, the day before the 2024 Annual General Meeting, for your proxy to be valid and your vote to count.
2.
By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet. Broadridge Financial Solutions, Inc. must receive the proxy card not later than 6:00 p.m. Central European Summer Time (12:00 p.m. Eastern Daylight Time), on May 29, 2024, the day before the 2024 Annual General Meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board of Directors.
3.
In-Person Attendance at the 2024 Annual General Meeting: If you attend the 2024 Annual General Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting. For admission to the 2024 Annual General Meeting, shareholders and their authorized representatives must bring a valid government-issued photo identification, such as a driver’s license or a passport.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares, and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “routine” items. The following proposals are considered routine items:

- Proposal No. 1 (approval of the Swiss management report, the consolidated financial statements and statutory financial statements of the Company for the year ended December 31, 2023);

- Proposal No. 2 (approval of the appropriation of financial results);

- Proposal No. 11 (approval of an increase and certain adjustments to the capital band set forth in the Articles of Association);

- Proposal No. 12 (re-election of the independent voting rights representative); and

- Proposal No. 13 (re-election of the auditors).

Accordingly, your broker may vote your shares in its discretion with respect to these proposals even if you do not give voting instructions.

Although brokers have discretionary authority to vote shares on “routine” matters, they do not have authority to vote shares on “non-routine” matters under applicable stock exchange rules. We believe that the following proposals to be voted on at the 2024 Annual General Meeting will be considered to be “non-routine” under the applicable stock exchange rules and, if you do not give your broker voting instructions on such proposals, your broker may not vote your shares with respect to these matters and your shares will be counted as “broker non-votes” with respect to the proposal. A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients. As a result, a broker non-vote is neither a vote cast nor a vote represented, respectively.

- Proposal No. 3 (discharge of the members of the Board of Directors and Executive Committee);

- Proposal Nos. 4.a-4.j (election or re-election of members of the Board of Directors, including the Chairman of the Board of Directors);

- Proposal Nos. 5.a-5.d (re-election of the members of the Compensation Committee);

- Proposal Nos. 6.a-6.f (approval of the compensation for the Board of Directors and the Executive Committee and non-binding advisory vote on the 2023 Compensation Report);

- Proposal No. 7 (non-binding advisory vote to approve the compensation paid to the Company's named executive officers under U.S. securities law requirements);

- Proposal No. 8 (approval of an increase of the conditional capital for employee equity plans);

- Proposal No. 9 (approval of an amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan); and

- Proposal No. 10 (approval of amendments to the Articles of Association to facilitate the use of equity compensation and pension benefits programs consistent with current market practices).

Q. Can I change my vote?

A. If your shares are registered directly in your name, you may revoke your proxy and change your vote before the vote is taken at the 2024 Annual General Meeting. To do so, you must do one of the following:

1.
Vote over the Internet as instructed above. Only your latest Internet vote is counted.
2.
Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

3.
Give our corporate secretary written notice before or at the 2024 Annual General Meeting that you want to revoke your proxy.
4.
Attend the 2024 Annual General Meeting vote in person as instructed above. Attending the meeting will not alone revoke your Internet vote or proxy card submitted by mail, as the case may be.

If you choose any of the first three methods above, you must take the described action no later than 6:00 p.m. Central European Summer Time (12:00 p.m. Eastern Daylight Time) on May 29, 2024. Once voting on a particular matter is completed at the 2024 Annual General Meeting, you will not be able to revoke your proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change or revoke your vote in the manner required by such broker or other nominee.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other nominee.

Q. How many shares must be represented to have a quorum and hold the 2024 Annual General Meeting?

A. There is no quorum requirement for the meeting. Under Swiss law, public companies do not have specific quorum requirements for shareholder meetings, and our Articles of Association do not otherwise provide for a quorum requirement.

Q. Who is the independent voting representative for the 2024 Annual General Meeting and how do I get in touch?

A. The independent voting representative for the 2024 Annual General Meeting is lic. iur. Marius Meier, Attorney at Law, Basel, Switzerland. The independent voting representative may be contacted by mail (lic. iur. Marius Meier, Attorney at Law, c/o Bratschi AG, Lange Gasse 15, P.O. Box, CH-4050 Basel, Switzerland).

Q. What vote is required to approve each matter and how are votes counted?

A. Each proposal, except Proposals 8 and 11, requires the affirmative vote of a majority of the share votes cast at the 2024 Annual General Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions. Proposals 8 and 11 each require the affirmative vote of at least two thirds of the represented share votes and the absolute majority of the represented shares par value at the 2024 Annual General Meeting.

Q. How does the Board of Directors recommend that I vote on the proposals?

A. Our Board of Directors recommends that you vote “FOR” each of the proposals.

Q. Are there other matters to be voted on at the 2024 Annual General Meeting?

A. We do not know of any matters that may come before the 2024 Annual General Meeting other than the proposals set forth in this notice. If any other matters are properly presented at the annual general meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?

A. We plan to announce preliminary voting results at the 2024 Annual General Meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the end of the meeting.

Q. What are the costs of soliciting these proxies?

A. We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding shares in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of approximately $25,600 plus customary costs and expenses for these services.

Q. Whom should I contact if I have any questions?

A. If you have any questions about the 2024 Annual General Meeting or your ownership of our common shares, please contact AJ Silver, our Vice President, Corporate Finance. He may be contacted before May 29, 2024 at 105 West First Street, South Boston, Massachusetts 02127; telephone: +1 617-315-4600. Alternatively, any questions may be directed by e-mail to: secretary@crisprtx.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our Board of Directors is comprised of one class, with members holding office for one-year terms. There are currently eight directors on our Board of Directors (Samarth Kulkarni, Ph.D., Ali Behbahani, M.D., Maria Fardis, Ph.D., H. Edward Fleming, Jr., M.D., Simeon J. George, M.D., John T. Greene, Katherine A. High, M.D., and Douglas A. Treco, Ph.D.), whose terms expire at the 2024 Annual General Meeting, subject to such director’s earlier death, resignation or removal.

Set forth below are the names and certain information for each member and nominee of the Board of Directors, as of March 15, 2024. The information presented includes each director and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our Board of Directors to conclude that he or she should serve as a director and be nominated for directorship at the 2024 Annual General Meeting. In addition, we believe that each director and nominee possesses the attributes or characteristics which the nominating and corporate governance committee expects of each director. These attributes and characteristics are further described under “Board of Directors and Corporate Governance—Corporate Governance Matters—Director Nomination Process.” There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Ali Behbahani, M.D. (1a)(1b)(2a)(2b)	47	Director
Maria Fardis, Ph.D. (3a)(3b)	56	Director
H. Edward Fleming, Jr., M.D. (1a)(1b)	61	Director
Simeon J. George, M.D. (1a)(1b)	46	Director
John T. Greene (1a)(1b)(3a)(3b)	58	Director
Katherine A. High, M.D. (2a)(2b)	72	Director
Samarth Kulkarni, Ph.D.	45	Chairman and Chief Executive Officer
Douglas A. Treco, Ph.D. (2a)(2b)(3a)(3b)	66	Lead Independent Director
Sandesh Mahatme, LL.M (3b)(4)	59	Director nominee
Christian Rommel, Ph.D. (4)	57	Director nominee

(1a) Current member of the Compensation Committee.

(1b) Subject to and following the election of directors at the 2024 Annual General Meeting, will be a member of the Compensation Committee.

(2a) Current member of the Nominating and Corporate Governance Committee.

(2b) Subject to and following the election of directors at the 2024 Annual General Meeting, will be a member of the Nominating and Corporate Governance Committee.

(3a) Current member of the Audit Committee.

(3b) Subject to and following the election of directors at the 2024 Annual General Meeting, will be a member of the Audit Committee.

(4) Subject to and following the election of directors at the 2024 Annual General Meeting, will be a member of the Board of Directors.

Nominee for Re-Election as Member and Election as Chairman of the Board of Directors

Samarth Kulkarni, Ph.D., Chief Executive Officer and Director: Dr. Kulkarni has served as our Chief Executive Officer since December 2017, a member of our Board of Directors since June 2018, and as the Chairman of our Board of Directors since September 2023. Previous to that, Dr. Kulkarni served as our President and Chief Business Officer. Dr. Kulkarni has more than 15 years of experience in the Biopharmaceutical industry, driving strategy and innovation, and bringing transformative medicines to patients. Prior to joining our company, Dr. Kulkarni was at McKinsey & Company from 2006 to 2015, with various titles, his most recent being Partner within the Pharmaceuticals and Biotechnology practice. Dr. Kulkarni also currently serves as a member of the board of directors of Repare Therapeutics Inc. (Nasdaq: RPTX), a precision oncology company, Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a precision oncology company, and Centessa Pharmaceuticals plc (Nasdaq: CNTA), a biotechnology company. Dr. Kulkarni received a Ph.D. in Bioengineering and Nanotechnology from the University of Washington and a B. Tech. from the Indian Institute of Technology. Dr. Kulkarni has authored several publications in leading scientific and business journals and has received several industry honors. We believe Dr. Kulkarni’s experience as our Chief Executive Officer, his previous experience as our President and Chief Business Officer, and his experience in the biopharmaceutical industry, qualifies him to serve on our Board of Directors.

Nominees for Election as Member of the Board of Directors

Sandesh Mahatme, LL.M.: Since July 2020, Mr. Mahatme has served as President, Chief Operating Officer and Chief Financial Officer of National Resilience Inc., a technology-focused biomanufacturing company dedicated to broadening access to complex medicines. From November 2012 to July 2020, Mr. Mahatme served in various executive positions, including as Executive Vice President, Chief Financial Officer and Chief Business Officer of Sarepta Therapeutics, Inc., a publicly traded biopharmaceutical company. Prior to those roles, he worked at Celgene Corporation, where he served in various positions including Senior Vice President of Corporate Development, Senior Vice President of Finance, Corporate Treasurer and Head of Tax. Mr. Mahatme served in senior roles in business development and corporate finance at Pfizer, Inc. after starting his career at Ernst & Young LLP. Since May 2020, Mr. Mahatme has served as a director of Idorsia Pharmaceuticals Ltd. (SIX: IDIA). In addition, Mr. Mahatme previously served as a director on the boards of Aeglea BioTherapeutics, Inc. (Nasdaq: AGLE), a clinical-stage biotechnology company, from June 2015 to July 2022, and Flexion Therapeutics, Inc. (Nasdaq: FLXN), a biopharmaceutical company, beginning in 2014 to June 2021. Mr. Mahatme earned Master of Laws degrees from Cornell Law School and the New York University School of Law and is a member of the New York State Bar Association. We believe Mr. Mahatme is qualified to serve on our Board of Directors due to his experience in the pharmaceutical industry and his financial expertise.

Christian Rommel, Ph.D.: Since February 2021, Dr. Rommel has served as Executive Vice President, Global Head of Research & Development and a Member of the Executive Committee of Bayer Pharmaceuticals, Inc., a biotechnology and pharmaceutical company. From January 2014 to February 2021, Dr. Rommel served in various roles at F. Hoffmann-La Roche Ltd, a biopharmaceutical company, most recently as Senior Vice President, Global Head of Oncology, Pharma Research and Early Development (pRED) from January 2018 to February 2021. Before that, Dr. Rommel worked at Amgen Inc. (Nasdaq: AMGN), a global biopharmaceutical company, where he held roles such as Vice President of External Research and Development and Vice President, Research Oncology. Previously, he served as Chief Scientific Officer of Intellikine Inc., a biopharmaceutical company, from its inception to its acquisition by Takeda Pharmaceutical Company Limited. Dr. Rommel received his Ph.D. in molecular oncology from the Max Planck Institute in Berlin, Germany and the Institute of Medical Virology at the University of Zurich, Switzerland. He is also a lecturer of biotechnology at the ETH Zurich, Switzerland. He has authored more than 70 publications, including papers in Science and Nature. We believe Dr. Rommel’s experience in the biopharmaceutical industry qualifies him to serve on our Board of Directors.

Nominees for Re-Election as Member of the Board of Directors

Ali Behbahani, M.D., M.B.A., Director: Dr. Behbahani has served on our Board of Directors since April 2015. Dr. Behbahani joined New Enterprise Associates, Inc., or NEA, in 2007 and is a Partner and Co-Head of Healthcare. Dr. Behbahani also has served as a member of the board of directors of Adaptimmune Therapeutics plc (Nasdaq: ADAP), a biopharmaceutical company, since September 2014; Nkarta, Inc. (Nasdaq: NKTX), a biopharmaceutical company, since August 2015 and as chairman since August 2019; Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a precision oncology company, since December 2018; Monte Rosa Therapeutics, Inc. (Nasdaq: GLUE), a biopharmaceutical company, since April 2020; CVRx, Inc. (Nasdaq: CVRX), a biopharmaceutical company, since July 2013; and Arcellx, Inc. (Nasdaq: ACLX), a biotechnology company, since February 2015. Dr. Behbahani previously served as a member of the board of directors of Minerva Surgical Inc. (Nasdaq: UTRS), a biotechnology company, from May 2011 to January 2024; Nevro Corp., a medical device company, from August 2014 to March 2019; Genocea Biosciences, Inc. (Nasdaq: GNCA), a biopharmaceutical company, from February 2018 to May 2022; and Oyster Point Pharma, Inc. (Nasdaq: OYST), a biopharmaceutical company, from July 2017 to January 2023. Prior to joining NEA, Dr. Behbahani served as a consultant in business development at The Medicines Company, a pharmaceutical company. In addition, Dr. Behbahani formerly served as a Venture Associate at Morgan Stanley and as a Healthcare Investment Banking Analyst at Lehman Brothers. Dr. Behbahani received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. in Biomedical Engineering, Electrical Engineering and Chemistry from Duke University. We believe Dr. Behbahani’s experience in the biopharmaceutical industry, as well as his experience as a member on the boards of directors of multiple companies in the industry, qualifies him to serve on our Board of Directors.

Maria Fardis, Ph.D., Director: Dr. Fardis has served on our Board of Directors since June 2022. Dr. Fardis has been Chief Executive Officer at Lassen Therapeutics since April 2023 and has been a venture partner at Frazier Life Sciences since 2021. Dr. Fardis previously served as President and Chief Executive Officer of Iovance Biotherapeutics, Inc. (Nasdaq: IOVA), a biopharmaceutical company, and as a member of its board of directors from June 2016 through June 2021. Dr. Fardis previously served as the Chief Operating Officer of Acerta Pharma B.V., a biopharmaceutical company, from 2015 to 2016. From 2011 to 2014, she was at Pharmacyclics, Inc. and served as Chief of Oncology Operations and Alliances. Prior to joining Pharmacyclics, from 2001 to 2011, Dr. Fardis held increasingly senior positions in Medicinal Chemistry and the project and portfolio management at Gilead Sciences, Inc. Dr. Fardis received her Ph.D. in Organic Chemistry from the University of California, Berkeley and her B.S. summa cum laude, in chemistry from the University of Illinois, Urbana-Champaign. Dr. Fardis holds an M.B.A. from Golden Gate University. We believe Dr. Fardis’ experience as an executive in the life sciences industry, extensive experience in drug development, and strong scientific background qualifies her to serve on our Board of Directors.

H. Edward Fleming, Jr., M.D., Director: Dr. Fleming has served on our Board of Directors since June 2021. Dr. Fleming is the Executive Vice President of Enavate Sciences where he works closely to invest in and build therapeutic companies. In 2022, Dr. Fleming retired as Senior Partner at McKinsey & Company, or McKinsey, from the Silicon Valley Office in Redwood City, California. He was the global leader of McKinsey’s R&D practice where he was responsible for its client service and knowledge development on R&D topics. Dr. Fleming earned his B.A. in Chemistry from Harvard University, his M.D. from Vanderbilt University, and completed internal medicine training at Johns Hopkins Hospital and subspecialty training in pulmonary and critical care medicine at the University of California, San Francisco. Dr. Fleming joined McKinsey in 1997 where he has focused on healthcare, working closely with life sciences, biopharmaceutical, medical device and technology companies of all sizes to improve their performance. Dr. Fleming serves on the Board of Visitors for Vanderbilt’s School of Basic Sciences. We believe Dr. Fleming’s experience in the healthcare industry, including working closely with biopharmaceutical companies on strategy, operational performance and R&D innovation, qualifies him to serve on our Board of Directors.

Simeon J. George, M.D., Director: Dr. George has served on our Board of Directors since April 2015. Dr. George is the Chief Executive Officer of SR One Capital Management, LP, a transatlantic biotech venture capital firm, where he has been employed since September 2020. Previously, Dr. George was the Chief Executive Officer and President of S.R. One, Limited, now called GSK Equity Investments, Limited, an indirect, wholly-owned subsidiary of GlaxoSmithKline plc, where he had been employed since 2007. Dr. George also has served as a director of Nkarta, Inc. (Nasdaq: NKTX), a biopharmaceutical company, since February 2020 (and previously from July 2015 to September 2017) and Design Therapeutics, Inc. (Nasdaq: DSGN), a biopharmaceutical company, since February 2020. In addition, Dr. George previously served as a director on the boards of additional biotechnology companies, including Principia Biopharma Inc., a biopharmaceutical company, from February 2011 to September 2020; Progyny,

Inc. (Nasdaq: PGNY), a benefits management company, from May 2012 to October 2019; and Turning Point Therapeutics, Inc. (Nasdaq: TPTX), a biopharmaceutical company, from May 2017 to August 2022. Dr. George also served as a consultant at Bain & Company from October 2006 to August 2007. Dr. George received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. in Neuroscience from Johns Hopkins University. We believe Dr. George’s experience in the biopharmaceutical industry, as well as his experience as a member on the boards of directors of multiple companies in the industry, qualifies him to serve on our Board of Directors.

John T. Greene, Director: Mr. Greene has served on our Board of Directors since June 2019. Since September 2019, Mr. Greene has served as Executive Vice President and Chief Financial Officer of Discover Financial Services (NYSE: DFS). From November 2016 to April 2018, Mr. Greene served as Executive Vice President, Chief Financial Officer and Treasurer of Bioverativ, Inc., a global biopharmaceutical company. Prior to joining Bioverativ, Mr. Greene was the Chief Financial Officer of Willis Group Holdings, risk advisory, insurance and reinsurance brokerage company, from June 2014 until January 2016. Before joining Willis Group, Mr. Greene held senior executive roles at HSBC, the global financial services company, for eight years, including Chief Financial Officer for Retail Bank and Wealth Management business. Prior to HSBC, Mr. Greene worked for 12 years in various roles at General Electric Company. Mr. Greene has an undergraduate degree from the State University of New York, and an M.B.A. from Northwestern University’s Kellogg School of Management. We believe Mr. Greene’s experience in the biotechnology industry, as well as his experience as an executive at several large companies in other business sectors, qualifies him to serve on our Board of Directors.

Katherine A. High, M.D., Director: Dr. High has served on our Board of Directors since June 2019. Since January 2023, Dr. High has been serving as a Visiting Professor at Rockefeller University in New York. From January 2021 until December 2022, Dr. High served as the President, Therapeutics of Asklepios BioPharmaceutical, Inc., or AskBio, a subsidiary of Bayer AG, and as a member of AskBio’s board of directors. Previously, Dr. High co-founded Spark Therapeutics, Inc. and from September 2014 to December 2019, she served as its President and as a member of its board of directors and served as its Head of Research & Development from September 2017 to February 2020. Dr. High also has served as a director of Incyte Corporation (Nasdaq: INCY), a biopharmaceutical company, since March 2020. From 2004 to 2014, Dr. High was a Professor at the Perelman School of Medicine at the University of Pennsylvania, an Investigator at Howard Hughes Medical Institute and the Director of the Center for Cellular and Molecular Therapeutics at the Children’s Hospital of Philadelphia. She completed a five-year term from 2000 to 2005 on the U.S. Food and Drug Administration Advisory Committee on Cell, Tissue and Gene Therapies and is a past president of the American Society of Gene & Cell Therapy. Dr. High holds an A.B. in chemistry from Harvard University, an M.D. from the University of North Carolina School of Medicine, a business certification from the University of North Carolina Business School Management Institute for Hospital Administrators and an honorary M.A. from The University of Pennsylvania. We believe Dr. High’s experience as an executive and scientific leader in the life sciences industry qualifies her to serve on our Board of Directors.

Douglas A. Treco, Ph.D., Lead Independent Director: Dr. Treco has served on our Board of Directors since June 2020 and as our Lead Independent Director since December 2021. Since April 2023, Dr. Treco has served as Chief Executive Officer and Chairman of Inozyme Pharma (Nasdaq: INZY), a biopharmaceutical company, and has served as Chairman of the board of directors of Inozyme since May 2020. He has been a scientific advisor to Lightstone Ventures since November 2020. Previously, Dr. Treco co-founded Ra Pharmaceuticals, Inc., a biopharmaceutical company, in 2008, which was acquired by UCB S.A. in April 2020. He served as its President and Chief Executive Officer and as a member of its board of directors from its inception in 2008 through July 2020. From April 2021 to April 2022, Dr. Treco served as Chief Executive Officer of Alchemab Therapeutics (London, England) and as a member of its board of directors, and he was an entrepreneur-in-residence with Morgenthaler Ventures between January 2008 and May 2014. In 1988, he co-founded Transkaryotic Therapies Inc., a biopharmaceutical company, which was acquired in 2005 by Shire Pharmaceuticals Group plc. Dr. Treco was a visiting scientist in the Department of Molecular Biology at Massachusetts General Hospital and a lecturer in genetics at Harvard Medical School from 2004 to 2007. Dr. Treco received his Ph.D. in biochemistry and molecular biology from the State University of New York, Stony Brook, and performed postdoctoral studies at the Salk Institute for Biological Studies and Massachusetts General Hospital. We believe Dr. Treco’s experience as an executive and scientific leader in the life sciences industry, in particular, his unique focus on rare disease, gene targeting, and gene therapy, qualifies him to serve on our Board of Directors.

Corporate Governance Matters

Our Board of Directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of shareholders. This section describes key corporate governance guidelines and practices that our Board of Directors has adopted. Complete copies of our Articles of Association, our Organizational Rules, corporate governance guidelines, committee charters for each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Charter of the Lead Independent Director, and Code of Business Conduct and Ethics are available on the “Investors—Corporate Governance” section of our website, which is located at http://ir.crisprtx.com/gov-highlights. Alternatively, you can request a copy of any of these documents by writing us at CRISPR Therapeutics, Inc., 105 West First Street, South Boston, Massachusetts 02127, Attention: Investor Relations.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics, or the Code of Conduct, which we updated in 2023, that is applicable to all of our employees, executive officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our Code of Conduct is available on the “Investors—Corporate Governance” section of our website, which is located at http://ir.crisprtx.com/gov-highlights. The Audit Committee of our Board of Directors is responsible for overseeing the Code of Conduct. Approval of the Audit Committee is required for any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed at the same location on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement.

Board Leadership Structure and Risk Oversight

Board Leadership Structure

Under our corporate governance guidelines, the positions of chair of our Board of Directors and of chief executive officer may, but need not be, the same person. Until September 2023, we separated the roles of chief executive officer and chair of our Board of Directors, with Samarth Kulkarni, Ph.D. serving as our chief executive officer and Rodger Novak, M.D., serving as chair of the Board of Directors. As Chief Executive Officer, Dr. Kulkarni was and remains responsible for managing our executive leadership team and, together with that team, setting the strategic direction for our company and the day-to-day leadership and performance of our company, while Dr. Novak, as the chair of the Board of Directors presided over meetings of the Board of Directors, including executive sessions, and performed oversight responsibilities. Beginning in September 2023, following the resignation of Dr. Novak from our Board of Directors and as President and Chairman, Dr. Kulkarni started serving as the chair of our Board of Directors.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time and is of the view that the combined role of chair and chief executive officer promotes united leadership and direction and provides management a clear focus to execute our strategy and business plans.

In addition, recognizing the equal importance of effective independent oversight of the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee and in accordance with section 3.2 of the Organizational Rules of the Company, the Board of Directors created the role of Lead Independent Director in December 2021 to facilitate a comprehensive plan of corporate governance. The independent members of the Board have designated Dr. Treco to serve as Lead Independent Director. Members of the Board of Directors annually elect an independent non-employee director to serve as the Lead Independent Director of the Board of Directors, whose leadership responsibilities include, among others:

•
presiding at all meetings of the Board of Directors at which the chair of the Board of Directors is not present, including all executive sessions of independent and non-employee directors;
•
being consulted in connection with meeting agenda items and, as appropriate, facilitating the Board of Directors’ input on such items and its approval of the number and frequency of meetings to ensure there is sufficient time for discussion of all agenda items, and approving of and advising the chair of the Board of Directors on the quality, quantity and timeliness of information provided to members of the Board of Directors;

•
serving as the principal liaison between the chair of the Board of Directors and the independent and non-employee directors;
•
facilitating the retention of outside advisors and consultants who report directly to the Board of Directors on board-wide issues;
•
calling meetings of the independent and non-employee directors and ensuring that the independent and non-employee directors have adequate resources to support their decision-making and effectively and responsibly perform their duties, and adequate opportunities to discuss issues in meetings without management present; and
•
engaging with shareholders, as appropriate.

In addition, our Board of Directors has three standing committees that currently consist of, and are chaired by, independent directors. Our Board of Directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors and their chair promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time because it strikes an effective balance between management and independent leadership participation in our Board of Directors proceedings.

Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs its oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our Board of Directors also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Compensation Committee oversees risks associated with our compensation policies and practices to help ensure that such policies and practices do not incentivize or encourage excessive risk-taking, our Nominating and Corporate Governance Committee oversees risks related to our governance structure and succession planning, and our Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks. Specifically, as part of our Audit Committee's oversight of our risk management program, it is also responsible for oversight of the internal audit and compliance functions, including our policies and programs related to our financial and accounting systems, accounting policies and investment strategies and internal audit function, including risks arising from related party transactions, if any, as well as oversight of and management of our information security and technology risks, which includes our cybersecurity and related risk management programs. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Chief Executive Officer. Each of our committees reports to our Board of Directors regarding its activities as needed. In addition, our Chief Executive Officer reports to the Audit Committee and Board of Directors and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks.

Board of Directors Meetings and Attendance

Our Board of Directors held four formal meetings during 2023. During 2023, each of the directors then in office attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings held by all committees of the Board of Directors on which such director then served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual general meeting of shareholders, we encourage all of our directors to attend. All members of our Board of Directors who were then directors other than Mr. Greene attended our 2023 annual general meeting of shareholders.

Board of Directors Diversity Matrix

Our common shares are listed only on The Nasdaq Global Market. The following Board of Directors Diversity Matrix presents our Board of Directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Our Board of Directors satisfies the minimum objectives of Nasdaq Rule 5605(f)(3) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules). In addition, we note that one of our directors also identifies as Persian. As we pursue future recruitment efforts for our Board of Directors, our Nominating and Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board of Directors. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences. For more information on our director nomination process, please see “Board of Directors and Corporate Governance—Corporate Governance Matters—Director Nomination Process” below.

Board Diversity Matrix (As of March 15, 2024)
Total Number of Directors and Nominees	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	4	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Prefer Not to Disclose Demographic Background	1	—	—	—

Board of Directors Determination of Independence

Since our common shares are listed only on The Nasdaq Global Market, we are subject to the listing standards of Nasdaq. Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other committee of the Board of Directors, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the Board of Directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that the following members of the Board of Directors: Ali Behbahani, M.D., Maria Fardis, Ph.D., H. Edward Fleming, Jr., M.D., Simeon J. George, M.D., John T. Greene, Katherine A. High, M.D., and Douglas A. Treco, Ph.D., as well as the nominees to be elected to the Board of Directors at the 2024 Annual General Meeting, Sandesh Mahatme, LL.M., and Christian Rommel, Ph.D., do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these non-employee directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of the Nasdaq Listing Rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our common shares by each non-employee director. There are no family relationships among any of our directors or executive officers.

Communicating with the Independent Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. The Chairman of the Board of Directors is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate. In addition, the Lead Independent Director may also engage with shareholders, as appropriate.

Shareholders who wish to send communications on any topic to our Board of Directors should address such communications to CRISPR Therapeutics AG, Baarerstrasse 14, 6300 Zug, Switzerland, Attn: General Counsel and Secretary, telephone +41 (0)41 561 32 77 and CRISPR Therapeutics, Inc., 105 West First Street, South Boston, Massachusetts 02127, Attn: General Counsel and Secretary, telephone: +1 617 315-4600.

Committees of the Board of Directors

We have established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our Board of Directors. A copy of each committee’s charter can be found under the “Investors—Corporate Governance” section of our website, which is located at http://ir.crisprtx.com/gov-highlights.

Audit Committee

Our Audit Committee currently consists of Maria Fardis, Ph.D., John T. Greene and Douglas A. Treco, Ph.D., and subject to and following the election of directors at the 2024 Annual General Meeting, the size of the Audit Committee will increase to four (4) members and Maria Fardis, Ph.D., John T. Greene and Douglas A. Treco, Ph.D. will continue serving as a member of our Audit Committee and Sandesh Mahatme, LL.M. will join the Audit Committee. Edward Fleming, Jr., M.D., served on our Audit Committee through June 2023. Our Board of Directors has determined that each member and prospective member of our Audit Committee is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Mr. Greene, and if Mr. Greene is re-elected to the Board of Directors at the 2024 Annual General Meeting, Mr. Greene will continue serving as the chair of our Audit Committee. Our Board of Directors has determined that Mr. Greene is an “Audit Committee financial expert” within the meaning of SEC regulations. Our Board of Directors has also determined that each member and prospective member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each Audit Committee member’s and prospective member’s scope of experience and the nature of such individual’s employment in the corporate finance sector. The Audit Committee held five formal meetings during 2023.

The Audit Committee has the responsibility to, among other things:

•
review and assess the qualifications, independence and performance of our independent registered public accounting firm;
•
review and approve the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements, including matters related to rotation of the lead audit partner;
•
approve any audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
coordinate the oversight and review of the adequacy of our internal controls over financial reporting;
•
review and discuss with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as any other financial statements intended for publication, including critical accounting policies and any significant changes in practices used by us;
•
review, in cooperation with our independent registered public accounting firm and management, whether the accounting principles applied are appropriate in view of our size and complexity;
•
periodically review our policies and procedures for risk management and assess the effectiveness thereof including discussing with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures, as well as cybersecurity risks;
•
prepare the audit committee report required by the Exchange Act to be included in our annual proxy statement;
•
establish policies and procedures for the receipt, retention and treatment of finance-related complaints and concerns;
•
approve any related person transaction in accordance with our related person transaction policy and inform the Board of Directors about the decision of the Audit Committee;
•
discuss with management and external advisors any legal matters that may have a material impact on our financial statements and any material reports or inquiries from regulatory or governmental agencies which could materially impact our contingent liabilities and risks; and
•
approve any activities in connection with legal actions, litigations or other official proceedings and inform the Board of Directors about any ongoing activities related to legal actions.

Compensation Committee

Our Compensation Committee currently consists of Ali Behbahani, M.D., H. Edward Fleming, Jr., M.D., Simeon J. George, M.D., and John T. Greene and, subject to and following the election of directors at the 2024 Annual General Meeting, each will continue serving as a member of our Compensation Committee. Dr. Fleming joined our Compensation Committee in June 2023. Our Board of Directors has determined that each member and prospective member of our Compensation Committee is independent under the Nasdaq listing standards, is an outside director within the definition of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, and is a “non-employee director” for purposes of Rule 16b-3 promulgated by the SEC, and Rule 10C-1(b)(1) of the Exchange Act. The chair of our Compensation Committee is Dr. George, and if Dr. George is re-elected to the Board of Directors at the 2024 Annual General Meeting, Dr. George will continue serving as the chair of our Compensation Committee. The Compensation Committee held four formal meetings during 2023.

Our Compensation Committee has the responsibility to, among other things:

•
review and recommend to our Board of Directors the compensation of our directors;
•
review and establish our overall management compensation, philosophy and policy as appropriate for the Company and to provide incentives that further the Company’s long-term strategic plan and are consistent with the culture of the Company and the overall goal of enhancing shareholder value;
•
annually review corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers, and evaluate the performance of our chief executive officer and our other executive officers in light of such corporate goals and objectives;
•
review and recommend that our Board of Directors approve the compensation of our executive officers and the terms of compensatory arrangements with our executive officers;
•
review and make such recommendations to the Board of Directors as deemed advisable with regard to our policies and procedures for the grant of equity-based awards by the Company;
•
review and approve the compensation of all members of our senior management (other than the executive officers), including with respect to any incentive-compensation plans and equity-based plans;

•
review and approve, or recommend that our Board of Directors approve, incentive compensation and equity plans, and any other compensatory arrangements for our executive officers and other senior management, as appropriate, and administer our share and equity incentive plans;
•
select independent compensation consultants and assess whether there are any conflicts of interest with any of the committee’s compensation advisers;
•
review and establish general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy;
•
establish the terms of, amend and administer the Company’s compensation recovery policy; and
•
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

Ali Behbahani, M.D., H. Edward Fleming, Jr., M.D., Simeon J. George, M.D., and John T. Greene served as members of our Compensation Committee during the fiscal year ended December 31, 2023. None of the members of our Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, or the Nominating Committee, currently consists of Ali Behbahani, M.D., Katherine A. High, M.D., and Douglas A. Treco, Ph.D., and, subject to and following the election of directors at the 2024 Annual General Meeting, each will continue serving as a member of our Nominating Committee. Our Board of Directors has determined that each member of the Nominating Committee is independent under the Nasdaq listing standards. The current chair of our Nominating Committee is Dr. Treco, and if Dr. Treco is re-elected to the Board of Directors at the 2024 Annual General Meeting, Dr. Treco will continue serving as the chair of our Nominating Committee. The Nominating Committee held two formal meetings during 2023.

The Nominating Committee has the responsibility to, among other things:

•
identify, evaluate and select, or recommend that our Board of Directors approve, nominees for election to our Board of Directors;
•
evaluate the performance of our Board of Directors and of individual directors;
•
consider and make recommendations to our Board of Directors regarding the composition of the committees of the Board of Directors;
•
review developments in corporate governance practices evaluate the adequacy of our corporate governance practices and reporting;
•
develop and make recommendations to our Board of Directors regarding corporate governance practices, guidelines and matters;
•
oversee an annual evaluation of the Board of Directors’ performance; and
•
review management succession plans.

Director Nomination Process

The process followed by our Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and our Board of Directors.

Criteria and Diversity

In considering whether to recommend to our Board of Directors any particular candidate for inclusion in our Board of Directors’ slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, accomplishments in the candidate’s respective field, the candidate’s reputation for high ethical and moral standards, the candidate’s time and ability to devote to the affairs of the company, and to the extent applicable, the candidates history of actively contributing to any boards of directors on which the candidate has previously served.

The director biographies set forth in this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating Committee and our Board of Directors to conclude he or she should continue to serve as a director. Our Nominating Committee and our Board of Directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board of Directors as a whole.

We do not have a policy (formal or informal) with respect to diversity, but we believe that our Board of Directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, our Nominating Committee and our Board of Directors also take into consideration the diversity (with respect to gender, race and national origin) of our board members but do not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors. Our Nominating Committee’s and our Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders.

Shareholder Nominations

Under Swiss law, one or more registered shareholders who together represent shares representing at least (i) 0.5 percent of the share capital or (ii) 0.5 percent of the voting rights may demand that an item be placed on the agenda of a meeting of shareholders. You may also contact the General Counsel and Secretary of the Company at secretary@crisprtx.com to request a copy of the relevant provisions of our Articles of Association.

Nominations of director candidates by registered shareholders must follow the rules for shareholder proposals described under “Other Matters—Shareholder Proposals and Directors Nominations.” Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual general meeting.

Our Corporate Responsibility Efforts

We are dedicated to conducting business with the highest standards of corporate responsibility. Our culture is built around our core way of working: collaborative, undaunted, entrepreneurial, and results-oriented. Our goal is to build a culture of diverse and passionate people striving to positively impact patients, our communities, and broader society.

We focus on the following areas:

•
Diversity, Equity, and Inclusion: a commitment to equitable workplaces and operations. We believe that a diverse, equitable, and inclusive workplace allows us to best fulfill our mission. We are committed to continuing our efforts to increase diversity throughout our company and foster an inclusive work environment that supports our employees and the communities we serve. We have established a Diversity, Equity and Inclusion Committee that is working to amplify this focus. In all the countries in which we operate, it is our policy to fully comply with all applicable laws regarding discrimination in the workplace. We are committed to recruiting the best people for the job regardless of gender, race, ethnicity, age, disability, sexual orientation, gender identity, cultural background, or religious belief.
•
Nurturing Employee Talent: a commitment to the long-term growth of our employees. We believe our employees are critical to our success. We foster a strong relationship with and among our employees with ongoing efforts such as employee surveys, training and development programs, and other programs, including skill development courses, manager training, leadership development opportunities, tuition reimbursement and robust online course training libraries for reference on a myriad of development topics. We also support cross-functional career development pathways, in addition to traditional promotions within functions in the organization. Our facilities are designed with innovative collaboration spaces to foster an inclusive culture where employees can safely work together, make an impact, and further develop skills.
•
Serving Patient Communities: a commitment to thoughtful research and patient engagement. Our goal is to foster ongoing relationships with patient communities and organizations based on transparency, compassion, and respect. We also support various patient advocacy groups that provide critical community programs, as well as sponsor and engage in education initiatives that create informed and empowered patient communities.
•
Community Engagement: a commitment to our local and global communities. We actively support the well-being of the communities in which we operate through support of various initiatives, including participation in employee volunteer days and annual fundraising walks. Our community engagement goal is to support and connect people working for a healthier future.
•
Environmental Responsibility: a commitment to stewardship of natural resources. Our facilities are designed to maximize interior daylight and we maintain energy efficient research facilities and offices. For example, LEED design standards are incorporated into our manufacturing and office buildings. Additionally, our facilities are designed to be adaptable and flexible to respond to future needs. We encourage our employees to practice environmental sustainability and energy efficiency at our offices and laboratories in Switzerland, the United States, and around the world.
•
Good Governance: a commitment to corporate governance practices that reflect our aspirations. Our Board of Directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of various stakeholders.

For more information about our corporate responsibility efforts, please refer to the Corporate Responsibility section of our website at http://www.crisprtx.com/about-us/corporate-responsibility. These materials and our website are not incorporated by reference herein and are not part of this proxy statement.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and any director or executive officer, director nominee, holder of 5% or more of any class of our voting securities or any member of the immediate family of or entities affiliated with any of the foregoing had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Any such transaction must be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Related Person Transaction

Other than the compensation arrangements for our named executive officers and directors, which are described elsewhere in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, we did not enter into any related party transactions in 2023.

EXECUTIVE OFFICERS

Certain information regarding our executive officers who are not also directors, as of March 15, 2024, is set forth below.

Name	Age	Position(s)
James R. Kasinger	52	General Counsel and Secretary
Raju Prasad, Ph.D.	40	Chief Financial Officer

James R. Kasinger, General Counsel and Secretary: Mr. Kasinger has served as our General Counsel and Secretary since May 2017. In his role, Mr. Kasinger leads, among other areas, legal, governance, corporate compliance and intellectual property matters. Prior to joining our company, Mr. Kasinger served as the General Counsel and Secretary of Moderna, Inc., a biotechnology company, from April 2014 to May 2017. Prior to these roles, Mr. Kasinger was a partner at Goodwin Procter LLP, where he represented life sciences, technology and other high-growth companies. Mr. Kasinger started his legal career at Testa, Hurwitz & Thibeault. Mr. Kasinger holds a J.D. from Boston College Law School and a B.A. from Wheaton College.

Raju Prasad, Ph.D., Chief Financial Officer: Dr. Prasad has served as our Chief Financial Officer since March 2023. Prior to joining our company, Dr. Prasad served in various roles at William Blair & Company from March 2014 to March 2023, most recently as a Partner since January 2021. While at William Blair, Dr. Prasad was a senior biotechnology analyst covering small-cap, mid-cap and large-cap companies. He led the firms’ initiative on launching coverage in the areas of cell therapy, gene therapy, and gene editing. Dr. Prasad previously worked as a research associate with the University of North Carolina at Chapel Hill’s Gillings School of Global Public Health and as an independent consultant with the U.S. Environmental Protection Agency. He also serves on the advisory board of Portal Innovations, a life sciences venture development engine. Dr. Prasad has a B.A. in cell biology and neuroscience from Rutgers University, an M.S. in exercise physiology from the University of Delaware, and a Ph.D. in environmental sciences and engineering from the University of North Carolina at Chapel Hill with a focus in genetic toxicology and mutagenesis. Dr. Prasad has authored several publications in scientific journals and is the author of Building Breakthroughs: On the Frontier of Medical Innovation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes our executive compensation program and the 2023 compensation for our named executive officers, or NEOs. This section should be read with the compensation tables and related disclosures for our NEOs.

Our NEOs for the fiscal year ended December 31, 2023 were as follows:

•
Samarth Kulkarni, Ph.D., our Chief Executive Officer, or CEO;
•
Raju Prasad, Ph.D., our Chief Financial Officer, whose employment began with us on March 14, 2023;
•
James R. Kasinger, our General Counsel and Corporate Secretary;
•
Phuong Khanh Morrow, M.D. FACP, our former Chief Medical Officer, who ceased serving as our Chief Medical Officer on January 26, 2024;
•
Brendan Smith, our former Chief Financial Officer, who ceased serving as our Chief Financial Officer on March 13, 2023; and
•
Rodger Novak, M.D., our former President, who ceased serving as our President on September 15, 2023.

Arrangements with Dr. Novak

Dr. Novak served as our President and Chairman of the Board of Directors from 2017 through September 15, 2023. In September 2023, Dr. Novak resigned from the Company as Chairman of the Board of Directors and President. Prior to that, in December 2019, we and Dr. Novak terminated his employment relationship and we entered into a Mandate Agreement with Oriolus Consulting LLC, an affiliate of, and on behalf of, Dr. Novak. From January 2020 until September 15, 2023, under the Mandate Agreement, Dr. Novak provided services, on a part-time basis, as our President and Chairman of the Board of Directors.

Pursuant to the terms of the Mandate Agreement, Dr. Novak was entitled to receive annual compensation in an amount equivalent to $190,000, payable in Swiss francs, plus an additional amount for the related value-added-tax. Dr. Novak was not eligible to receive compensation pursuant to our executive compensation program, including but not limited to, an annual cash bonus, annual equity awards, or other employee benefits described below. In addition, Dr. Novak was not eligible to receive compensation pursuant to our non-employee director compensation policy.

Dr. Novak’s outstanding unvested equity awards granted by us to, and held by, Dr. Novak as of January 1, 2020, continued to vest in accordance with Dr. Novak’s terminated Employment Agreement and the Termination Agreement through September 15, 2023, at which time all unvested equity awards vested in full.

For fiscal year 2023, Dr. Novak did not receive any compensation from us other than the annual compensation payable pursuant to his Mandate Agreement through September 15, 2023, and continued vesting of his unvested equity awards as described above. Accordingly, unless specifically identified, the discussion below regarding our executive compensation program for our NEOs excludes Dr. Novak.

Management Changes in Fiscal 2023

On March 14, 2023, Raju Prasad, P.D. was appointed our Chief Financial Officer, succeeding Brendan Smith, who resigned as our Chief Financial Officer as of the close of business on March 13, 2023. Mr. Smith remained an employee of our wholly-owned subsidiary, CRISPR Therapeutics, Inc. through March 31, 2023.

Executive Summary

We are a leading gene editing company focused on the development of CRISPR/Cas9-based therapeutics. CRISPR/Cas9 which stands for Clustered Regularly Interspaced Short Palindromic Repeats (CRISPR)/CRISPR-associated protein 9 (Cas9) is a revolutionary technology for gene editing, the process of precisely altering specific sequences of genomic DNA. We aim to apply this technology to disrupt, delete, correct and insert genes to treat genetic diseases and to engineer advanced cellular therapies. We have advanced this technology from discovery to an approved medicine with unparalleled speed, culminating in the landmark first approval of a CRISPR-based therapy, CASGEVY (exagamglogene autotemcel [exa-cel]), in 2023 with our collaborators at Vertex Pharmaceuticals Incorporated, or Vertex. We believe that the combination of our technology, research and development capabilities, and proven ability to execute may enable us to create an entirely new class of highly effective and potentially curative therapies for patients with both rare and common diseases for whom current biopharmaceutical approaches have had limited success.

The use of CRISPR/Cas9 for gene editing was co-invented by one of our scientific founders, Dr. Emmanuelle Charpentier, the Acting and Founding Director of the Max Planck Unit for the Science of Pathogens in Berlin, Germany. Dr. Charpentier and her collaborators published work elucidating the mechanism by which the Cas9 endonuclease, a key component of CRISPR/Cas9, can be programmed to cut double-stranded DNA at specific locations. Dr. Charpentier and her collaborator, Dr. Jennifer Doudna of the University of California, Berkeley, shared the 2020 Nobel Prize in Chemistry for their groundbreaking work. We acquired exclusive rights to intellectual property encompassing CRISPR/Cas9 and related technologies from Dr. Charpentier and continue to strengthen our intellectual property estate through our own research and additional in-licensing efforts, furthering our leadership in gene editing therapeutics.

We have established a portfolio of therapeutic programs spanning four core franchises:

•
Hemoglobinopathies: Our most advanced program, CASGEVY, has received approval in the United States and other countries for the treatment of eligible patients with severe SCD, or TDT, two genetic disorders of hemoglobin, or hemoglobinopathies, with high unmet medical need. In addition, we have further research efforts on targeted conditioning and in vivo editing of hematopoietic stem cells that have the potential to expand the number of patients that could benefit significantly.
•
Immuno-oncology and autoimmune: We are progressing multiple next-generation gene-edited cell therapy programs, including allogeneic CAR T, candidates for the treatment of hematological and solid tumor cancers and autoimmune diseases.
•
In vivo approaches: We are advancing a portfolio of programs leveraging in vivo editing for both common and rare diseases, starting with the treatment and prevention of cardiovascular disease.
•
Type 1 diabetes: We have multiple parallel efforts using allogeneic, gene-edited, hypoimmune, stem cell-derived beta cells to address T1D, without the need for chronic immunosuppression.

Depending on the program, we take either an ex vivo approach, in which we edit cells outside of the human body before administering them to the patient, or an in vivo editing approach, where we deliver the CRISPR-based therapeutic directly to target cells within the human body. In addition, we continue to innovate on our platform to develop next-generation technologies that can enable new therapies. Through these efforts, we aim to unlock the full potential of CRISPR/Cas9 to create medicines that can transform the lives of patients.

Our mission is to create transformative gene-based medicines for serious human diseases. We believe that our innovative research, translational expertise, and clinical development experience, position us as a leader in the development of CRISPR-based therapeutics.

Overview of Executive Compensation Program

Executive Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary goals:

•
attract, motivate and retain top-performing senior executives;
•
establish compensation opportunities that are competitive and reward performance; and
•
align the interests of our senior executives with the interests of our shareholders to drive the creation of sustainable long-term value.

Executive Compensation Program Design

Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our shareholders. The Compensation Committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business and makes executive compensation recommendations to the Board of Directors.

Our executive compensation program consists of a mix of compensation elements that balance achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of annual cash bonuses, which focus on our achievement of annual corporate goals. We also provide long-term incentive compensation opportunities in the form of equity awards.

Say-on-Pay

We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our NEOs to exert their best efforts for our success.

Requirements under Swiss Law

Pursuant to Swiss law and Article 18 of our Articles of Association, our shareholders must annually approve (i) the maximum non-performance-related compensation of our Executive Committee for the 12-month period starting on July 1 following the annual general meeting of shareholders, (ii) the maximum variable compensation for the Executive Committee for the current calendar year and (iii) the maximum grant of options or shares in the Company to the Executive Committee from the annual general meeting of shareholders to the next annual general meeting of shareholders. At our 2023 annual general meeting, shareholders approved the proposed compensation for the Executive Committee. As in prior years, the Compensation Committee was mindful of shareholder support for our pay-for-performance compensation philosophy at our 2022 annual general meeting when setting fiscal year 2023 compensation for our Board of Directors and Executive Committee. The Compensation Committee also took into account shareholder support of our Executive Committee’s compensation at the 2023 annual general meeting in maintaining our general compensation practices in fiscal year 2023 and setting the fiscal year 2024 compensation for our Board of Directors and Executive Committee, to be resolved upon by the shareholders at this year’s annual general meeting of shareholders (Proposals 6.a-6.e).

In addition, under Swiss law, we are required to prepare a Swiss statutory compensation report each year that contains specific items in a presentation format determined by Swiss regulations. The Swiss statutory compensation report of the Company for the year ended December 31, 2023, or the 2023 Compensation Report, must be submitted to shareholders for approval or disapproval on a non-binding advisory basis if variable compensation is voted on prospectively (Proposal 6.f). As such vote is advisory, it is not binding upon our Board of Directors or our Compensation Committee and neither the Board of Directors nor the Compensation Committee are required to take any action as a result of the outcome of such vote. However, our Compensation Committee carefully considers the outcome of this vote when considering future executive compensation policies. The 2023 Compensation Report is available on the Internet at ir.crisprtx.com/swiss-statutory-financial-statements-and-audit-reports, as well as www.proxydocs.com/CRSP.

Requirements under U.S. Securities Laws

As part of our commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, periodically we must provide our shareholders with an opportunity to provide an advisory vote related to the compensation of our NEOs, commonly known as the “say-on-pay” proposal. The SEC say-on-pay vote generally covers the calendar year prior to the date of our proxy statement. As such vote is advisory, it is not binding upon our Board of Directors or our Compensation Committee and neither the Board of Directors nor the Compensation Committee are required to take any action as a result of the outcome of such vote. However, our Compensation Committee carefully considers the outcome of this vote when considering future executive compensation policies.

As reported in our current report on Form 8-K, filed with the SEC on June 9, 2023, at our 2023 annual general meeting, approximately 64% of the votes cast on our SEC say-on-pay proposal expressed support for the compensation program offered to our named executive officers as disclosed in last year’s proxy statement. While our Compensation

Committee and Board of Directors believe the approval of our executive compensation program annually under Swiss law already provides our shareholders a consistent and clear communication channel for shareholder concerns about our executive compensation programs, currently our Board of Directors plans to continue to hold shareholder U.S. advisory votes regarding the compensation program for our NEOs annually consistent with our shareholders’ approval of a proposal, on an advisory basis, at our 2022 annual general meeting, to take the say-on-pay vote annually. Accordingly, our next SEC say-on-pay vote will occur at this year’s annual general meeting (Proposal 7), and annually thereafter.

As a company organized under the laws of Switzerland, we are subject to Swiss law and regulations; as such, our ability to engage with individual shareholders regarding certain matters (namely, compensation or governance) is more limited than peer companies organized in other jurisdictions such as the State of Delaware. Since our 2023 annual general meeting, we have continued to engage with our shareholders regarding various matters relating to our business and prospects, in each case, in accordance with applicable Swiss law and regulations. During those engagements, members of our management team may discuss various matters impacting our business including, among other things, our overall compensation philosophy, the critical role that our personnel play in achieving our short-term and long-term goals and how best to attract, retain and incentivize our personnel including our named executive officers. Consistent with past practices, Dr. Kulkarni keeps our Board of Directors and Compensation Committee generally apprised of feedback regarding compensation matters and, as applicable, our Board of Directors and Compensation Committee may take this feedback into account when evaluating compensation matters that may impact our personnel including the named executive officers.

We are committed to continuing our ongoing engagement on matters of board and executive compensation and corporate governance in accordance with applicable Swiss law and regulations. As our shareholders’ views and market practices on board and executive compensation evolve, our Board of Directors and Compensation Committee will continue to evaluate and, when needed, make changes to our board and executive compensation programs, ensuring that the programs continue to, as appropriate, reflect our pay-for-performance compensation philosophy and objectives. Our Board of Directors and Compensation Committee will continue to consider the feedback received throughout the year, including when making compensation decisions for our named executive officers in the future and will continue engaging with shareholders in the ordinary course of business in accordance with applicable Swiss law and regulations.

For more information regarding our binding votes on aggregate compensation, see “Matters to Be Voted On—Proposal 6.a-6.e: Approval of Compensation for the Board of Directors and the Executive Committee—.”

For more information regarding our advisory votes on executive compensation, see “Matters to Be Voted On—Proposal 6.f: —Non-Binding Advisory Vote on the 2023 Compensation Report” and “Proposal 7: Non-Binding Advisory Vote on the Compensation Paid to the Company’s Named Executive Officers under the U.S. Securities Law Requirements.”

Governance of Executive Compensation Program

Our executive compensation program is also designed to incorporate sound practices for compensation governance. Below we summarize such practices.

What We Do:

✓ Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors.

✓ Retain an Independent Compensation Advisor. The Compensation Committee engages its own compensation advisor to provide information and analysis related to annual executive compensation decisions, including the 2023 executive compensation decisions, and other advice on executive compensation independent of management.

✓ Review Executive Compensation Annually. The Compensation Committee annually reviews our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

✓ Shareholder Approval of Board of Directors and Executive Committee Compensation Limits. Shareholders annually approve our compensation program limits for our Board of Directors and Executive Committee.

✓ Design Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” based on our corporate performance, as well as equity-based, to align the interests of our executive officers and shareholders.

✓ Use a Pay-for-Performance Philosophy. The majority of our NEOs’ compensation is directly linked to corporate performance and includes a significant long-term equity component, thereby making a substantial portion of each NEO’s total compensation dependent upon our stock price and/or total shareholder return.

✓ Use Double Trigger Change-in-Control Protection. Change-in-control payments and benefits to our NEOs occur only upon a qualifying termination of employment, not merely upon a change in control.

✓ Maintain a Clawback Policy. Maintain a clawback policy covering erroneously awarded incentive compensation paid to our executive officers and any other person designated by our Board of Directors or the Compensation Committee.

What We Don’t Do:

✗ No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees.

✗ No Special Perquisites. We do not provide perquisites to our executive officers.

✗ No Special Health and Welfare Benefits. Our executive officers participate in our health and welfare benefits programs on the same basis as our other employees.

✗ No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any change-in-control or severance payments or benefits.

✗ No Hedging or Pledging Our Equity Securities. We prohibit our executive officers, the members of our Board of Directors and certain other employees from hedging or pledging our securities.

✗ No Stock Option Re-Pricing. Our 2016 Plan and 2018 Plan do not permit stock options to be repriced to a lower exercise or strike price without the approval of our shareholders.

Role of the Compensation Committee and the Board of Directors

The Compensation Committee discharges many of the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our NEOs. The Compensation Committee oversees and evaluates our compensation and benefits policies generally, and the compensation plans, policies and practices applicable to our CEO and other executive officers. As described below, the Compensation Committee retains a compensation consultant to provide support in its review and assessment of our executive compensation program.

At the beginning of the year, the Compensation Committee reviews and recommends to the Board of Directors that it approve the primary elements of compensation—base salary increases, annual cash bonuses, and annual equity awards—for our CEO and members of our Executive Committee (which includes our other NEOs). In addition, the Compensation Committee may deem it advisable to review and approve subsequent compensation opportunities for our NEOs and may deem it advisable to recommend such opportunities to the Board of Directors for final review and approval.

Compensation-Setting Factors

When reviewing and recommending to the Board of Directors the amount of each compensation element and the target total compensation opportunity for our executive officers, including our NEOs, the Compensation Committee considers one or more of the following factors:

•
our performance against the annual corporate goals established by the Compensation Committee in consultation with management;
•
each NEO’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•
the scope of each NEO’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•
the performance of each NEO, based on an assessment of his or her contributions to our overall performance, ability to lead his or her department and work as part of a team, all of which reflect our core values;
•
compensation parity among our NEOs and other executive officers;
•
our retention goals;
•
our financial performance and financial position relative to our peers;
•
the compensation practices of our compensation peer group and the positioning of each NEO’s compensation in a ranking of peer company compensation levels; and
•
the recommendations provided by our CEO with respect to the compensation of our other NEO’s and our other executive officers.

These factors provide the framework for compensation decisions for each of our executive officers, including our NEOs. The Compensation Committee and the Board of Directors, as applicable, do not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation Committee and the Board of Directors, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.

Role of Management

In discharging its responsibilities, the Compensation Committee works with management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.

In addition, at the beginning of each year, our CEO reviews the performance of our other executive officers, including our other NEOs, based on our achievement of our annual corporate goals and each executive officer’s achievement of his or her departmental and individual goals established for the prior year and his or her overall performance during that year. The Compensation Committee solicits and reviews our CEO’s recommendations for base salary increases, annual cash bonuses, annual long-term incentive compensation and other compensation opportunities for our other executive officers, including our other NEOs, and considers our CEO’s recommendations in determining such compensation, but has the authority to make the final decision independent of our CEO’s recommendation.

Role of Compensation Consultant

The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program. The Compensation Committee continued to retain the services of Aon’s Human Capital Solutions practice, a division of Aon plc (formerly known as Radford), or Aon, as its third-party compensation consultant until August 2023. In August 2023, Alpine Rewards, LLC, or Alpine, was appointed by the Compensation Committee to be the Compensation Committee’s new third-party compensation consultant, replacing Aon, to advise on executive compensation matters.

For 2023, the Compensation Committee engaged Aon and Alpine as its compensation consultants to advise on executive compensation matters including:

•
review and analysis of compensation for our executive officers, including our NEOs;
•
reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;

•
review and analysis of market practice and support in the consideration and amendment of our post-employment compensation policy for our executive officers;
•
research, development and review of our compensation peer group; and
•
support on other compensation matters as requested throughout the year.

Aon and Alpine reported directly to the Compensation Committee and to the Compensation Committee chairman. Aon and Alpine also coordinated with our management for data collection and job matching for our executive officers. Aon and Alpine did not provide any other services to us in 2023. The Compensation Committee evaluated Aon’s and Alpine's independence pursuant to the listing standards of the relevant Nasdaq Listing Rules and SEC rules and determined that no conflict of interest exists as a result of the work performed by Aon and Alpine.

Role of Market Data

For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of public biotechnology companies that are similar to us in terms of revenue, market capitalization, stage of development, geographical location and number of employees. The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to our peer group if necessary, taking into account changes in both our business and our peer companies’ businesses.

In July 2022, the Compensation Committee, with the assistance of Aon, reviewed and updated our compensation peer group for 2023, referred to as our 2023 peer group, considering the acquisition of certain peer companies, as applicable, and the change in our market capitalization, as reflected in the following criteria:

•
publicly-traded companies primarily headquartered in the United States;
•
companies in the biotechnology sector with a focus on gene editing and gene therapy;
•
market value—in most cases, between $1.7B and $15B;
•
the stage of development primarily pre-commercial companies through recently commercial companies; and
•
similar headcount—in most cases, within a range of 175 and 1,700 employees.

Based on a review of the analysis prepared by Aon, the Compensation Committee approved the updated compensation peer group below for 2023.

2023 peer group
Allogene Therapeutics	BridgeBio Pharma	Iovance BioTherapeutics
Alnylam Pharmaceuticals	Cerevel Therapeutics	Mirati Therapeutics
Apellis Pharmaceuticals	Denali Therapeutics	Neurocrine Biosciences
Arrowhead Pharmaceuticals	Editas Medicine	Sarepta Therapeutics
Beam Therapeutics	Fate Therapeutics	Ultragenyx Pharmaceutics
Blueprint Medicines	Intellia Therapeutics	Vir Biotechnology
Ionis Pharmaceuticals

In August 2023, the Compensation Committee, with the assistance of Alpine, reviewed and updated our compensation peer group for 2024, referred to as our 2024 peer group, considering the acquisition of certain peer companies, as applicable, and the change in our market capitalization, as reflected in the following criteria:

•
publicly-traded companies primarily headquartered in the United States;
•
companies in the biotechnology sector with a focus on gene editing and gene therapy;
•
market value—in most cases, between $1.7B and $12B;
•
the stage of development primarily pre-commercial companies through recently commercial companies; and

•
similar headcount—in most cases, within a range of 175 and 1,700 employees.

Based on a review of the analysis prepared by Alpine, the Compensation Committee approved the updated compensation peer group below for 2024.

2024 peer group
Allogene Therapeutics	Cerevel Therapeutics	Neurocrine Biosciences
Apellis Pharmaceuticals	Denali Therapeutics	Prothena +
Arrowhead Pharmaceuticals	Intellia Therapeutics	Sarepta Therapeutics
Beam Therapeutics	Ionis Pharmaceuticals	Ultragenyx Pharmaceutics
Blueprint Medicines	Karuna Therapeutics +	Vaxcyte +
BridgeBio Pharma	Legend Biotech +	Vir Biotechnology
Mirati Therapeutics

+ New addition to peer group for 2024.

The Compensation Committee uses market data—from our compensation peer group and from the Aon Global Life Sciences Compensation survey—as one factor in evaluating whether the compensation for our executive officers is competitive in the market. We aspire to align compensation for our NEOs to the sixtieth percentile of our peer group. In addition, the Compensation Committee and the Board of Directors, as applicable, also rely on their own knowledge and judgment in evaluating market data and making compensation decisions.

Primary Elements of Executive Compensation Program

To achieve our compensation objectives, we provide executives with a total compensation package consisting primarily of the following fixed and variable compensation elements:

Compensation Element	Purpose
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Cash Incentive Program	Provide short-term incentives to attain key business objectives
Equity Incentive Awards	Promote the maximization of shareholder value by aligning the interests of our executive officers and shareholders

We do not have a specific policy regarding the percentage allocation between short-term and long-term, or fixed and variable, compensation elements.

Our executive officers, including our NEOs, are also eligible to participate in our standard employee benefit plans, such as our employee stock purchase plan and retirement, health and welfare benefits plans, on the same basis as our other employees. In addition, as described below, our executive officers, including our NEOs, are entitled to certain change-in-control payments and benefits, as well as certain termination payments and benefits not in connection with a change in control.

Base Salary

We pay base salaries to our executive officers, including our NEOs, as the fixed portion of their compensation to provide them with a reasonable degree of financial certainty, and to attract and retain top-performing individuals. At the time of hire, base salaries are determined for our executive officers, including our NEOs. Typically, at the beginning of each year, the Compensation Committee reviews base salaries for our executive officers, including our NEOs, to determine if an increase is appropriate. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities.

2023 Base Salary

In February 2023, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs. The Compensation Committee considered the factors described above under “Executive Compensation—Compensation Discussion and Analysis—Governance of Executive Compensation Program—Compensation-Setting Factors,” including an analysis prepared by Aon. The Compensation Committee recommendation aspires to generally align the base salaries of our executive officers, including our NEOs, to the sixtieth percentile of our peer group, which resulted in varying base salary adjustments for each of our NEOs. Thereafter, the Compensation Committee recommended to the Board of Directors to adjust the annual base salaries of our NEOs as set forth below, effective as of January 1, 2023, and the Board of Directors approved that recommendation.

	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)(1)	Percentage Increase
Samarth Kulkarni, Ph.D.	700,000	724,500	3.5%
Raju Prasad, Ph.D. (2)	—	465,000	—
James R. Kasinger	450,000	465,800	3.5%
Phuong Khanh Morrow, M.D. FACP (3)	510,000	527,900	3.5%
Brendan Smith (4)	450,000	450,000	—

(1)
The actual base salaries paid to our NEOs in 2023 are set forth in the “Summary Compensation Table” below.
(2)
Dr. Prasad joined the Company as Chief Financial Officer on March 14, 2023, and his base salary was approved by the Board of Directors at that time.
(3)
Dr. Morrow resigned as our Chief Medical Officer effective as of January 26, 2024.
(4)
Mr. Smith resigned as our Chief Financial Officer effective as of March 13, 2023.

Annual Cash Bonuses

We provide short-term incentive compensation opportunities to our executive officers, including our NEOs, in the form of annual cash bonuses to drive our short-term success under our senior executive cash incentive bonus plan. The annual cash bonus review provides that:

•
the Compensation Committee will establish the annual corporate performance goals and weighting;
•
the Compensation Committee will establish a target bonus opportunity for each executive;
•
annual cash bonuses may not be paid unless and until the Compensation Committee makes a determination with respect to achievement of the annual corporate performance goals; and
•
the Compensation Committee may adjust annual cash bonuses based on individual performance, and based on such other terms and conditions as it may in its discretion determine.

The Compensation Committee may also make certain immaterial rounding adjustments to the annual cash bonuses.

Corporate Performance Goals

At the end of each year, the Compensation Committee, after reviewing management’s proposal, establishes the annual corporate performance goals that it believes will be the most significant drivers of our short-term and long-term success. The corporate performance goals include target achievement dates based on calendar quarters. The Compensation Committee then recommends to the Board of Directors that it approve of the proposed corporate performance goals. Each corporate performance goal has a percentage weighting, and may include an additional percentage weighting for overachievement, based on the Compensation Committee’s assessment of the goal’s relative significance. Each executive officer, including each NEO, is eligible to receive an annual performance-based cash bonus based primarily on achievement of corporate performance goals as assessed by our Compensation Committee and Board of Directors with adjustment for individual performance based on input on individual performance achievement from our CEO. Each executive officer, including each NEO, has a target annual bonus award amount, expressed as a percentage of each NEO’s base salary then in effect. After the fiscal year is completed, the Compensation Committee reviews actual corporate and individual performance against the stated goals (as discussed in more detail below) and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for our NEOs.

As a general matter, at the end of the year for which the corporate performance goals have been established, the Compensation Committee, after reviewing management’s self-assessment, evaluates our achievement of the prior year’s corporate performance goals, and our overall success for the year, and determines the total percentage achievement level for the Company. The Compensation Committee then recommends to the Board of Directors that it approve of such percentage achievement level for the Company.

In addition, our CEO evaluates the other executive officers’ individual performance, including the other NEOs’ individual performance, and makes recommendations for total percentage achievement level for such executive officer. Such evaluation is made, in part, by considering the performance relative to the executive officer’s functional attainments and impact on corporate goals, as well as other factors related to conformance with the Company’s core values and policies and the expected competencies and skills for the executive officer’s role. The Compensation Committee considers our CEO’s recommendations, and discusses, reviews and recommends the total percentage achievement level for each of the executive officers. The Compensation Committee then independently evaluates our CEO’s performance using similar criteria used in our CEO’s evaluation of the other executive officers. Since an executive officer’s total percentage achievement level is determined by taking the Company’s percentage achievement level for the most recently completed fiscal year together with the individual executive officer’s percentage achievement level awarded in connection with the annual performance review cycle, the total percentage achievement level for such executive officer could exceed the stated percentage achievement level for the Company. The Compensation Committee then recommends to the Board of Directors that it approve the total percentage achievement level for each executive officer, including our NEOs.

For 2023, the actual bonus amounts for our NEOs were reviewed and approved by our Compensation Committee and the Board of Directors.

Target Annual Bonuses

At the beginning of each year, the Compensation Committee reviews the annual target bonuses for our executive officers, including our NEOs and, if appropriate, makes a recommendation to the Board of Directors to adjust the annual target bonus for our NEOs. The Compensation Committee considers the factors described above and benchmarking analyses prepared by the Compensation Committee's third-party compensation consultant, with an emphasis on market data from our compensation peer group for comparable positions. Target annual bonuses represent a specific percentage of annual base salary.

2023 Target Annual Bonus

In February 2023, the Compensation Committee reviewed the target annual bonuses of our executive officers, including our NEOs. The Compensation Committee considered the factors described under “Executive Compensation—Compensation Discussion and Analysis—Primary Elements of Executive Compensation Program—Annual Cash Bonuses” above, as well as the benchmarking analyses prepared by Aon, particularly the market data from the companies in the compensation peer group. The Compensation Committee recommendation aspires to generally align the target annual bonuses of our executive officers, including our NEOs, to the sixtieth percentile of our peer group. As a result, the target annual bonus for each of our NEOs did not change in 2023 as compared to 2022. Thereafter, the Compensation Committee recommended to the Board of Directors to approve of the 2023 target annual bonuses of our NEOs below, and the Board of Directors accepted that recommendation and approved the same.

	2022 Target Annual Bonus	2023 Target Annual Bonus
Samarth Kulkarni, Ph.D.	70%	70%
Raju Prasad, Ph.D. (1)	—	45%
James R. Kasinger	45%	45%
Phuong Khanh Morrow, M.D. FACP (2)	45%	45%
Brendan Smith (3)	45%	45%
(1)
Dr. Prasad joined the Company as Chief Financial Officer on March 14, 2023, and his target annual bonus was approved by the Board of Directors at that time.
(2)
Dr. Morrow resigned as our Chief Medical Officer effective as of January 26, 2024.
(3)
Mr. Smith resigned as our Chief Financial Officer effective as of March 13, 2023.

2023 Corporate Performance Goals

In the fourth quarter of 2022, the Compensation Committee and the Board of Directors approved our 2023 annual corporate performance goals and weightings, as summarized below.

Category	Corporate Goals	Weighting
Program Goals	● Advance and support certain regulatory activities related to beta- thalassemia & sickle cell disease ● Advance clinical and regulatory activities related to our immuno- oncology programs, including certain internal manufacturing readiness activities ● Advance clinical and manufacturing activities related to our regenerative medicine programs ● Advance pre-clinical and clinical activities related to our in vivo programs	65%
Platform and Capabilities	● Continue to advance platform activities, including enhancing scientific and manufacturing capabilities	20%
G&A Goals	● Manage operations in a fiscally-responsible manner and raise additional capital, including advancing strategic partnerships and alliances	15%

Our executive compensation program seeks to incentivize and reward strong corporate performance. In the fourth quarter of 2023, the Compensation Committee evaluated our achievement of the 2023 corporate performance goals, considering the extent to which we had achieved each goal, the weighting established for each goal, management’s self-assessment, and our overall corporate performance in 2023. The Compensation Committee determined that we successfully exceeded the 2023 corporate performance goals, matching the 120% achievement level. Thereafter, the Compensation Committee recommended to the Board of Directors the foregoing, and the Board of Directors accepted that recommendation and approved the same.

Highlights of our 2023 corporate performance include:

Program Goals:

Hemoglobinopathies:

•
In the fourth quarter of 2023:
o
We and our partner Vertex Pharmaceuticals Incorporated, or Vertex, received first-ever approval of a CRISPR-based gene-editing therapy in the United States when the U.S. Food and Drug Administration, or FDA, approved CASGEVY™ (exagamglogene autotemcel), an autologous genome edited hematopoietic stem cell-based gene therapy indicated for the treatment of sickle cell disease in patients 12 years and older with recurrent vaso-occlusive crises.
o
CASGEVY was granted a conditional marketing authorization in Great Britain by the U.K. Medicines and Healthcare products Regulatory Agency and by the National Health Regulatory Authority in Bahrain for patients 12 years of age and older with sickle cell disease characterized by recurrent vaso-occlusive crises or TDT, for whom hematopoietic stem cell transplantation is appropriate and a human leukocyte antigen matched related hematopoietic stem cell donor is not available.
•
In the first quarter of 2024:
o
The Saudi Food and Drug Authority granted Marketing Authorization for CASGEVY for the treatment of people 12 years of age and older with SCD or TDT.
o
The FDA approved CASGEVY for the treatment of TDT in patients 12 years and older.
o
The European Commission granted conditional marketing authorization to CASGEVY for the treatment of patients who are 12 years of age and older with SCD characterized by recurrent vaso-occlusive crises or TDT, for whom hematopoietic stem cell, or HSC, transplantation is appropriate and a human leukocyte antigen matched related HSC donor is not available.

Immuno-oncology:

•
Continued to advance multiple clinical development programs within our wholly-owned allogenic CRISPR/Cas9 gene-edited immuno-oncology portfolio:
o
Focusing on the development of next-generation investigational, allogeneic CAR T product candidates, CTX112 and CTX131, targeting CD19 and CD70, respectively, which incorporate two novel gene edits—knock-out of Regnase-1 and transforming growth factor-beta receptor type 2 —that have the potential to enhance CAR T potency and reduce CAR T exhaustion.

Regenerative Medicine:

•
In March 2023, we and Vertex entered into a non-exclusive license agreement pursuant to which we agreed to license to Vertex, on a non-exclusive basis, certain of our gene editing intellectual property to exploit certain products for the diagnosis, treatment or prevention of diabetes type 1, diabetes type 2 or insulin dependent / requiring diabetes throughout the world. We received a $100.0 million upfront payment from Vertex in connection with entering the agreement and are eligible to receive milestone payments from Vertex of up to $230.0 million, in the aggregate and inclusive of a $70.0 million research milestone achieved in the second quarter of 2023.

In vivo:

•
Advancing wholly-owned and partnered programs, including in vivo gene editing programs for both rare and common diseases.
o
Cardiovascular disease
▪
Initiated a Phase 1 clinical trial of CTX310 targeting angiopoietin-related protein 3 (ANGPTL3).
▪
Initiated a Phase 1 clinical trial of CTX320 targeting lipoprotein(a) (Lp(a)).
o
Pursuing additional delivery technologies, including adeno-associated virus vectors, or AAV, and further advancements to nanoparticle technology, for delivery to hematopoietic stem cells, the central nervous system, and other extrahepatic tissues.

Platform & Capabilities:

•
We continued to build and enhance our scientific and manufacturing capabilities, including continued focus on CRISPR-X's innovative research to develop next-generation editing modalities, such as technologies to enable whole gene correction and insertion without requiring homology-directed repair or viral delivery of DNA (for example, all-RNA gene correction, non-viral delivery of DNA and novel gene insertion techniques).

G&A Goals:

•
We continued to build and advance certain strategic partnerships and alliances and manage our operations in a fiscally-responsible manner.

2023 Annual Cash Bonuses

In the first quarter of 2024, the Compensation Committee considered our CEO’s recommendations with respect to our executive officers, including our other NEOs, individual performance for 2023 and independently evaluated the same for each executive officer, including our CEO using similar criteria used in our CEO’s evaluation of the other executive officers. Thereafter, the Compensation Committee recommended to the Board of Directors the total percentage achievement level based on corporate performance goals and individual performance for each of our executive officers, including our other NEOs, and the Board of Directors accepted that recommendation and approved the same. For fiscal year 2023, our Board of Directors determined that the individual performance of each of Dr. Kulkarni, Dr. Prasad and Mr. Kasinger for 2023 merited a total percentage achievement level that equaled 120% the stated percentage achievement level of the Company, based on individual impact on corporate goals, individual competencies and skills, demonstrated leadership and embodiment of our core way of working: collaborative, undaunted, entrepreneurial, and results-oriented. Mr. Smith departed the Company in March 2023 and Dr. Morrow departed the Company in January 2024, accordingly, they were not eligible to receive a bonus for 2023.

The table below sets forth the target annual cash bonus for each NEO who was eligible to earn a bonus, and the actual bonus amount earned by such NEO, for 2023.

	Target Annual Cash Bonus ($)	Annual Cash Bonus ($)
Samarth Kulkarni, Ph.D.	507,150	618,723
Raju Prasad, Ph.D. (1)	167,241	204,228
James R. Kasinger	209,610	255,724
Phuong Khanh Morrow, M.D. FACP (2)	237,555	—
Brendan Smith (3)	202,500	—
(1)
Dr. Prasad joined the Company as Chief Financial Officer on March 14, 2023. As a result, his target annual and annual cash bonuses were prorated for the year.
(2)
Dr. Morrow resigned as our Chief Medical Officer effective as of January 26, 2024. As a result, she was not eligible to receive a bonus for 2023.
(3)
Mr. Smith resigned as our Chief Financial Officer effective as of March 13, 2023. As a result, he was not eligible to receive a bonus for 2023.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as an important element of our executive compensation program. The value of equity awards is directly related to share price appreciation over time, which incentivizes our executive officers to achieve long-term corporate goals and create long-term value for our shareholders. Equity awards also help us attract and retain top-performing executive officers in a competitive market.

Consistent with the practice of our peer group companies, we grant our employees, including our NEOs, a mix of stock options and RSUs. At the time of hire, equity awards are granted to our executive officers, including our NEOs. In addition, during our annual employee performance cycle, as a general practice, we grant a mix of equity awards to employees, including our NEOs, twice yearly with the initial award made during the third or fourth quarter of the year for which the equity grant is awarded and the remainder of the annual equity grant is awarded during the first quarter of the following year. We believe granting equity awards bi-annually will better deliver a more consistent equity value to our employees. As a general practice, the first tranche of awards are comprised of 100% stock options and equate roughly to one-third of a typical annual option grant and the second tranche of awards are comprised of a mix of equity awards roughly equating to two-thirds of a typical annual option grant, as well as restricted stock units adjusted for performance. For more information on our equity award grant policy, see “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Practices—Equity Award Grant Policy” below.

At the beginning of each year, the Compensation Committee typically reviews the equity awards for our executive officers, including our NEOs, and determines, based upon performance in the prior year, the amounts of the second tranche of annual equity awards it deems reasonable and appropriate based on the factors described above under “Executive Compensation—Compensation Discussion and Analysis—Governance of Executive Compensation Program—Compensation-Setting Factors”, as well as the benchmarking analyses prepared by the Compensation Committee's third-party compensation consultant. In addition, the Compensation Committee may deem it advisable to grant subsequent equity awards to our executive officers (including our NEOs), in the event of a promotion, significant change in responsibilities, recognition for achievement of other performance milestones, recognition of other contributions to the Company, or for purposes of retention. See, for example, the complete list of equity awards granted to our NEOs in 2023 described below in the “Grants of Plan-Based Awards for Fiscal Year 2023” table, as well as additional information contained below under “Executive Compensation—Compensation Discussion and Analysis—Primary Elements of Executive Compensation Program—Retention-focused RSUs.”

2023-2024 Annual Equity Awards Based on 2023 Performance

	Stock Options (Number of Shares)(1)(2)	Restricted Stock Units (Number of Shares)(2)(3)
Samarth Kulkarni, Ph.D. (4)	157,500	78,750
Raju Prasad, Ph.D. (5)	50,000	25,000
James R. Kasinger (6)	50,000	25,000
Phuong Khanh Morrow, M.D. FACP (7)	16,667	—
Brendan Smith (8)	—	—
(1)
The stock options vest, and become exercisable, over a four-year period, with 1/48th of the underlying shares vesting on a monthly basis after the vesting commencement date, so that all of the underlying shares will be vested on the date four years after the vesting commencement date, subject to continuous service to us or any of our subsidiaries.
(2)
Under applicable SEC reporting rules, all awards granted in March 2024 will not be reported in the compensation tables below, but rather will be reported in the compensation tables in the Company’s proxy statement in 2025 with respect to 2024 compensation.
(3)
Restricted stock units are subject to time-based vesting criteria established by the Compensation Committee. Vesting terms for restricted stock units granted in 2023 are described in the footnotes to the “Outstanding Equity Awards at December 31, 2023” table below. Restricted stock units granted in March 2024 will vest annually over four years. In addition, information regarding certain retention-focused awards granted in 2023 are not included in this table, but are described under “Executive Compensation—Compensation Discussion and Analysis—Primary Elements of Executive Compensation Program—Retention-focused RSUs” below.
(4)
The equity incentive awards summarized above for Dr. Kulkarni reflect an award of 52,500 stock options granted in October 2023, 105,000 stock options granted in March 2024 and 78,500 restricted stock units granted in March 2024.
(5)
The equity incentive awards summarized above for Dr. Prasad reflect an award of 13,832 stock options granted in October 2023, as well as an award of 36,168 stock options and 25,000 restricted stock units granted in March 2024. In addition, Dr. Prasad received an award of 40,000 restricted stock units and 100,000 stock options in connection with the commencement of his employment in March 2023. See the "Grants of Plan-Based Awards for Fiscal Year 2023" table below for more information.
(6)
The equity incentive awards summarized for Mr. Kasinger reflect an award of 16,667 stock options granted in October 2023, as well as an award of 33,333 stock options and 25,000 restricted stock units granted in March 2024.
(7)
The equity incentive awards summarized above for Dr. Morrow reflect an award of 16,667 stock options granted in October 2023. Dr. Morrow resigned as our Chief Medical Officer effective as of January 26, 2024, and accordingly was not eligible to receive a second tranche of equity awards in March 2024 based on her 2023 performance. See the “Summary Compensation Table” below for more information.
(8)
Mr. Smith resigned as our Chief Financial Officer effective as of March 13, 2023 and, accordingly, was not eligible to receive equity awards based on 2023 performance. See the “Summary Compensation Table” below for more information.

Retention-focused RSUs

A primary goal of our executive compensation program is to attract, motivate and retain our senior executives. The Compensation Committee believes that it is in the best interests of our shareholders to maintain a disciplined, yet flexible executive compensation program that is capable of reinforcing and periodically encouraging retention and focus on shareholder value creation without distraction. Moreover, continuity amongst key executive officers is critical to the operation of our business and our ability to consistently deliver key milestones for our programs. We believe that equity grants with time-based vesting features promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.

In October 2023, the Compensation Committee, in consultation with Alpine, recommended to the Board of Directors, and the Board of Directors approved, the grant of retention equity awards to certain executive officers in the form of time-based restricted stock units. Dr. Kulkarni was granted 25,000 restricted stock units and Mr. Kasinger was granted 6,340 restricted stock units. Each such award vests in three equal annual installments on the anniversary of the grant date, subject to continued service to us or any of our subsidiaries. Since Drs. Prasad and Morrow recently joined our company, in March 2023 and May 2022, respectively, and each received a new hire award at such time, the Compensation Committee determined a retention equity award was not required.

Additionally, we believe that equity grants with performance-based vesting features serve as an appropriate motivational and retention vehicle for our CEO. Accordingly, to drive continued accountability during this critical phase for our company and deliver shareholder return, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, the grant of 150,000 performance stock units with service- and market-based vesting conditions to Dr. Kulkarni. Dr. Kulkarni is eligible to receive between zero and 150,000 common shares at the end of a three-year service period based upon achieving a specified average stock price for a defined period of time and his continued service to us or any of our subsidiaries. Specifically, performance-based restricted stock units (the “PSUs”) are eligible to be earned (the “Earned PSUs”) based upon the percentage increase in our stock price (based upon the average closing share price on the Nasdaq Global Market over a thirty trading day period over the grant date price of $75.85), with four escalating percentage increase targets (10%, 15%, 25% and 35%). An equal amount of shares are allotted to each of the four tranches. One hundred percent of the Earned PSUs will vest on the first trading day on or following the third anniversary of the grant date, subject to Dr. Kulkarni’s continued service to us or any of our subsidiaries through such vesting date. The Compensation Committee included such delayed vesting to further foster retention and alignment with shareholder interest. Under the terms of the award, any PSUs that are not earned on or before August 16, 2025 shall be forfeited and be null and void as of such date. In the event of a sale event (as such term is defined in the applicable award agreement), (i) if the sale event occurs prior to the third anniversary of the grant date, the number of PSUs earned that have not become Earned PSUs prior to the date of the sale event shall be the greater of (x) the number of PSUs earned based upon the achievement of the applicable percentage increase over the grant day price as of the consummation of such sale event, and (y) 75,000 shares and (ii) any unvested Earned PSUs (including any PSUs earned upon consummation of the sale event) will vest and become nonforfeitable upon the date of such sale event.

Other Employee Benefits

Health and Welfare Benefits

Our executive officers, including our NEOs, are eligible to participate in the same employee benefit plans that are generally available to all of our employees, subject to the satisfaction of certain eligibility requirements, such as medical, dental, and life and disability insurance plans. We pay, on behalf of our employees, a percentage of the premiums for health, life and disability insurance.

401(k) Savings Plan

Our U.S. executive officers, including our NEOs, are eligible to participate in a tax-qualified retirement plan, or the 401(k) Plan, on the same basis as our other employees. The 401(k) Plan provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Employees are fully vested in their contributions. The 401(k) Plan also permits us to make discretionary employer contributions. In 2023, we made matching contributions under the 401(k) Plan equal to 100% of employee deferral contributions up to a deferral rate of 2% of eligible compensation and 50% of employee deferral contributions from 2% to 6% of eligible compensation up to a maximum deferral rate of 4% of eligible compensation. Matching contributions vest after two years. Matching contributions made to each of our NEOs are included in the “Summary Compensation Table” below.

Employee Stock Purchase Plan

Pursuant to our employee stock purchase plan, employees, including our NEOs, have an opportunity to purchase our common shares at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our NEOs, to become our shareholders and better align their interests with those of our other shareholders.

Special Perquisites

We do not provide special perquisites to our executive officers, including our NEOs.

Employment and Other Arrangements with our NEOs

We have entered into employment agreements with each of our NEOs (other than Dr. Novak) in connection with his or her employment with us. These employment agreements provide for certain notice periods and severance benefits, as described under “Executive Compensation—NEO Compensation Tables—Employment and Other Arrangements with our NEOs—NEO Employment Agreements” below. The Compensation Committee believes that it is in the best interests of our shareholders to extend these benefits to our executives to reinforce and encourage retention and focus of shareholder value creation without distraction. For more information on our relationship with Dr. Novak, please see “Executive Compensation—NEO Compensation Tables—Employment and Other Arrangements with our NEOs—Service Agreements with Dr. Novak” below.

Other Compensation Policies and Practices

Equity Award Grant Policy

We have adopted an equity award grant policy that sets forth the process and timing for us to follow when we grant equity awards to our employees, including our executive officers, or advisors or consultants to us pursuant to any of our equity compensation plans. Pursuant to the policy, all grants of equity awards must be approved in advance by, as applicable, our Board of Directors, the Compensation Committee or, subject to the delegation requirements in the policy, our CEO.

•
Each year the Compensation Committee recommends to the Board of Directors, and the Board of Directors approves, an annual budget for all equity awards to be made during that year.
•
Annual equity awards to employees, including our NEOs, are granted twice yearly, with the initial award made during the third or fourth quarter of the year for which the equity grant is awarded and the remainder of the annual equity grant is awarded during the first quarter of the following year.
•
The Board of Directors has delegated to our CEO the ability to grant equity awards to existing and new employees (senior vice president and below), consultants and other qualified individuals provided that such grants are consistent with the equity award grant policy and related guidelines that are reviewed and approved annually by the Compensation Committee.
•
Equity awards to our NEOs and members of the Board of Director are effective on the date of approval by our Board of Directors, or such later date as specified in such approval. Our Board of Directors retains the discretion to grant equity awards at other times to the extent appropriate for such awards.

In addition, our equity award grant policy sets forth the manner in which our equity awards will be priced. The dollar value of restricted stock and restricted stock units will be determined by multiplying the number of shares of our common stock underlying the award by the closing market price on the Nasdaq Global Market of a share of our common stock on the effective date of grant. The exercise price of all stock options will be at least equal to the closing market price on the Nasdaq Global Market of our common shares on the effective date of grant.

Policy Prohibiting Hedging and Pledging

Our Insider Trading Policy prohibits our executive officers, the non-employee members of our Board of Directors and certain designated employees who in the course of the performance of their duties have access to material, nonpublic information regarding our company from engaging in the following transactions:

•
selling any of our securities that they do not own at the time of the sale (a “short sale”);
•
buying or selling puts, calls, other derivative securities of our company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities at any time;
•
using our securities as collateral in a margin account; and
•
pledging our securities as collateral for a loan (or modifying an existing pledge).

In the fourth quarter 2023 we updated our Insider Trading Policy to prohibit hedging and pledging of our securities by our executive officers, the non-employee members of our Board of Directors and certain designated employees who in the course of the performance of their duties have access to material, nonpublic information regarding our company. Prior to amending our Insider Trading Policy, none of our NEOs had previously sought or obtained approval from the Audit Committee to engage in any hedging or pledging transaction involving our securities.

Clawback Policy

In the fourth quarter 2023, our Board of Directors, at the recommendation of our Compensation Committee, adopted a compensation recovery policy. Our policy sets forth the circumstances and procedures under which we or any of our subsidiaries must recover certain erroneously awarded compensation paid to our executive officers and any other person designated by our Board of Directors or the Compensation Committee as being subject to our policy, or covered executives. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the securities laws, the covered executive must repay to us any qualifying erroneously awarded compensation received by the covered executive during the three completed fiscal years immediately preceding the date it is determined a restatement is required to be prepared. For purposes of this policy, excess incentive compensation means any compensation provided, directly or indirectly, by us or any of our subsidiaries that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure that is in excess of the amount such covered executive would have received if such compensation had been determined wholly or in part based on the restated financial reporting measures.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code, or Section 162(m), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers.

In designing our executive compensation program and determining the compensation of our executive officers, including our NEOs, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our shareholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted in order to allow such compensation to be consistent with the goals of our executive compensation program, even though some compensation awards may result in non-deductible compensation expense.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or ASC 718, for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional U.S. taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

NEO Compensation Tables

Summary Compensation Table

The following table sets forth information regarding total compensation awarded to, earned by and paid to each of our NEOs during the fiscal years ended December 31, 2023, 2022 and 2021, to the extent he or she was a NEO in such year.

Name	Year	Salary ($)		Bonus ($)		Share Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Compensation ($)(2)	All Other Compensation ($)		Total ($)
Samarth Kulkarni, Ph.D.	2023	724,500		—		4,435,690	6,531,705		618,723	11,578	(3)	12,322,196
Chairman and Chief Executive Officer	2022	700,000		—		15,211,120	4,213,239		597,800	12,200		20,734,359
	2021	670,000		—		4,819,680	10,954,947		587,925	4,463		17,037,015

Raju Prasad, Ph.D.	2023	371,648	(4)	100,000	(5)	1,806,000	3,224,406		204,228	12,284	(3)	5,718,566
Chief Financial Officer

James R. Kasinger	2023	465,800		—		1,231,765	1,543,909		255,724	13,200	(3)	3,510,398
General Counsel	2022	450,000		—		2,408,837	1,825,961		247,050	12,200		4,944,048
	2021	425,000		—		1,204,920	2,771,741		229,500	11,600		4,642,761

Phuong Khanh Morrow, M.D. FACP	2023	527,900	(6)	—		950,840	1,668,234		—	13,200	(3)	3,160,174
Former Chief Medical Officer	2022	309,896		200,000		1,518,203	3,568,910		170,295	8,067		5,775,371

Brendan Smith	2023	112,500	(7)	—		—	—		—	2,250	(3)	114,750
Former Chief Financial Officer	2022	450,000		—		1,650,337	1,672,086		275,000	7,738		4,055,161
	2021	93,921		75,000		1,480,500	5,641,931		50,000	3,688		7,345,040

Rodger, Novak, M.D.	2023	135,192	(8)	—		—	419,873	(9)	—	—		555,065
Former President and Chairman	2022	190,000		—		—	—		—	—		190,000

(1)
The amounts reported in the “Share Awards” and “Option Awards” columns above represent the aggregate grant date fair value of the stock options and restricted stock units granted to such NEO during 2021, 2022 and 2023 as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 11 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the SEC on February 21, 2024 for a discussion of assumptions made in determining the aggregate grant date fair value of our stock option and restricted stock unit awards. Note that the amounts reported in these columns reflect the accounting cost for these stock options and restricted stock units and do not correspond to the actual economic value that may be received by a NEO from the stock options and restricted stock units. The amount reported in the "Share Awards" column for 2022 for Dr. Kulkarni includes the grant date fair value of performance-based RSUs assuming probable achievement, which was maximum achievement.
(2)
Amounts reported in this column represent cash incentive payments under our annual cash incentive program earned based on achievement of company goals and/or individual performance during the applicable year and paid in the first quarter of the following year.
(3)
Amount represents the employer matching contribution to the executive’s 401(k) plan contributions during 2023. In addition, the amount reported for Dr. Prasad includes a reimbursement of $5,000 for reasonable and documented legal fees incurred in connection with the negotiation of his employment agreement.
(4)
Dr. Prasad joined the Company as Chief Financial Officer on March 14, 2023. Dr. Prasad's base salary for 2023 reflects the actual amount earned from March 14, 2023 to December 31, 2023 and does not represent Dr. Prasad's annualized base salary. His annualized base salary was $465,000 for 2023.
(5)
Under our employment agreement with Dr. Prasad, we agreed to provide a one-time payment to offset losses Dr. Prasad incurred in connection with the transitioning of his employment to the Company of $100,000.
(6)
Dr. Morrow resigned as our Chief Medical Officer effective as of January 26, 2024. Dr. Morrow was not entitled to receive any termination benefits from us and was not eligible to receive an annual cash bonus based on her 2023 performance.

(7)
Mr. Smith resigned as our Chief Financial Officer effective as of March 13, 2023. Mr. Smith was not entitled to receive any termination benefits from us and was not eligible to receive an annual cash bonus based on his 2023 performance. Mr. Smith's base salary reflects amounts earned in 2023.
(8)
Dr. Novak resigned as our President and as a member and Chairman of our Board of Directors effective as of September 15, 2023. From January 2020 through September 15, 2023, under the Mandate Agreement, Dr. Novak continued to provide services, on a part-time basis, as our President and Chairman of the Board of Directors. Pursuant to the terms of the Mandate Agreement, Dr. Novak was entitled to receive annual compensation in an amount equivalent to $190,000, payable in Swiss francs. Dr. Novak was not eligible to receive compensation pursuant to our executive compensation program or under our non-employee director compensation policy.
(9)
Amounts computed in accordance with ASC 718, for the acceleration of equity awards upon termination on September 15, 2023.

Grants of Plan-Based Awards for Fiscal Year 2023

The following table sets forth the individual awards made to each of our NEOs during 2023, other than Dr. Novak and Mr. Smith. Dr. Novak and Mr. Smith were not eligible to receive any non-equity or equity plan-based awards in 2023. See Notes 7 and 8 to the “Summary Compensation Table” above for more information. For a description of the types of awards indicated below, please see “Executive Compensation—Compensation Discussion and Analysis” above:

Name	Grant Date (1)		Approval Date	Estimated future payouts under non-equity incentive plan awards: Target ($)(2)	Estimated future payouts under equity incentive plan awards: Target (#)	All other stock awards: Number of shares of stock or units (#) (3)		All other option awards: Number of securities underlying options (#)(4)	Exercise or base price of stock and option awards ($/Share)(5)	Grant date fair value of stock and option awards ($)(6)
Samarth Kulkarni, Ph.D.				507,150	—	—		—	—	—
	3/10/2023		3/9/2023	—	—	77,000		—	—	3,327,940
	3/10/2023		3/9/2023	—	—	—		188,000	43.22	5,059,080
	10/13/2023		10/12/2023	—	—	—		52,500	44.31	1,472,625
	10/13/2023		10/12/2023	—	—	25,000	(8)	—	—	1,107,750
Raju Prasad, Ph.D.				167,241	—	—		—	—	—
	3/14/2023	(7)	3/9/2023	—	—	40,000		—	—	1,806,000
	3/14/2023	(7)	3/9/2023	—	—	—		100,000	45.15	2,836,000
	10/13/2023		10/12/2023	—	—	—		13,832	44.31	387,988
James R. Kasinger				209,610	—	—		—	—	—
	3/10/2023		3/9/2023	—	—	22,000		—	—	950,840
	3/10/2023		3/9/2023	—	—	—		40,000	43.22	1,076,400
	10/13/2023		10/12/2023	—	—	—		16,667	44.31	467,509
	10/13/2023		10/12/2023	—	—	6,340	(8)	—	—	280,925
Phuong Khanh Morrow, M.D. FACP				237,555	—	—		—	—	—
	3/10/2023		3/9/2023	—	—	22,000		—	—	950,840
	3/10/2023		3/9/2023	—	—	—		44,620	43.22	1,200,724
	10/13/2023		10/12/2023	—	—	—		16,667	44.31	467,509
(1)
Awards of stock options and restricted stock units granted in March 2023 are reflective of, and were awarded based upon, the Company’s performance in 2022. Awards of stock options granted in October 2023 are reflective of, and were awarded based upon, the Company’s performance in 2023. Awards of stock options and restricted stock units granted in March 2024 are reflective of 2023 performance and will be reported in next year’s proxy statement in accordance with applicable SEC rules.
(2)
Represents the target amount of each NEO's cash incentive payments under our 2023 annual cash incentive program as established by the Compensation Committee and described in “Executive Compensation—Compensation Discussion and Analysis” above. Actual payments made for 2023 are provided in the “Summary Compensation Table.” Cash incentive payments are not subject to threshold or maximum payout levels and, accordingly, those columns have been omitted.
(3)
Restricted stock units are subject to time-based vesting criteria established by the Compensation Committee and described in the footnotes to the “Outstanding Equity Awards at December 31, 2023” table below.
(4)
Options are subject to time-based vesting criteria established by the Compensation Committee and described in the footnotes to the “Outstanding Equity Awards at December 31, 2023” table below.
(5)
The exercise price of these stock options is equal to the closing price of our common shares on the Nasdaq Global Market on the grant date.

(6)
Amounts represent the grant date fair value of the NEO’s stock options and restricted stock units, calculated in accordance with ASC 718. The grant date fair value of our stock options is calculated using a Black-Scholes valuation model. For purposes of these calculations, we have disregarded the estimate of forfeitures related to service-based vesting conditions.
(7)
Awards of stock options and restricted stock units granted to Dr. Prasad in March 2023 were awarded in connection with Dr. Prasad's employment pursuant to his employment agreement. Dr. Prasad joined the Company as Chief Financial Officer on March 14, 2023.
(8)
This award of restricted stock units was granted for retention purposes. For additional information, see “Executive Compensation—Compensation Discussion and Analysis—Primary Elements of Executive Compensation Program—Retention-focused RSUs” above.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards held by each of our NEOs, other than Mr. Smith, as of December 31, 2023. Mr. Smith resigned as our Chief Financial Officer effective as of March 13, 2023. and had no outstanding equity awards as of December 31, 2023.

		Option Awards (1)						Stock Awards (2)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Samarth Kulkarni, Ph.D.	5/3/2017	13,751		—		16.21	5/3/2027	—		—	—		—
	12/1/2017	79,582		—		19.12	12/1/2027	—		—	—		—
	12/1/2017	150,000		—		19.12	12/1/2027	—		—	—		—
	3/7/2018	136,000		—		51.49	3/7/2028	—		—	—		—
	6/15/2018	109,000		—		59.31	6/15/2028	—		—	—		—
	3/5/2019	250,000		—		40.87	3/5/2029	—		—	—		—
	3/10/2020	133,125		8,875		44.67	3/10/2030	—		—	—		—
	10/5/2020	37,471		9,862		86.75	10/5/2030	—		—	—		—
	3/11/2021	68,750		31,250		133.88	3/11/2031	—		—	—		—
	3/11/2021	—		—		—	—	18,000		1,126,800	—		—
	10/15/2021	23,291		19,709		97.00	10/15/2031	—		—	—		—
	2/18/2022	52,708		62,292		58.29	2/18/2032	—		—	—		—
	2/18/2022	—		—		—	—	39,750		2,488,350	—		—
	8/16/2022	—		—		—	—	—		—	150,000	(3)	9,390,000
	8/16/2022	—		—		—	—	25,000	(4)	1,565,000	—		—
	3/10/2023	35,250		152,750		43.22	3/10/2033	—		—	—		—
	3/10/2023	—		—		—	—	77,000		4,820,200	—		—
	10/13/2023	2,187		50,313		44.31	10/13/2033	—		—	—		—
	10/13/2023	—		—		—	—	25,000	(5)	1,565,000	—		—
Raju Prasad, Ph.D.	3/14/2023	—		100,000	(6)	45.15	3/14/2033	—		—	—		—
	3/14/2023	—		—		—	—	40,000		2,504,000	—		—
	10/13/2023	576		13,256		44.31	10/13/2033	—		—	—		—

James R. Kasinger	5/31/2017	93,632	(6)	—		13.62	5/31/2027	—		—	—		—
	3/7/2018	12,500		—		51.49	3/7/2028	—		—	—		—
	6/15/2018	32,000		—		59.31	6/15/2028	—		—	—		—
	3/5/2019	65,000		—		40.87	3/5/2029	—		—	—		—
	3/10/2020	32,812		2,188		44.67	3/10/2030	—		—	—		—
	10/5/2020	9,235		2,431		86.75	10/5/2030	—		—	—		—
	3/11/2021	17,435		7,925		133.88	3/11/2031	—		—	—		—
	3/11/2021	—		—		—	—	4,500		281,700	—		—
	10/15/2021	5,850		4,950		97.00	10/15/2031	—		—	—		—
	2/18/2022	15,675		18,525		58.29	2/18/2032	—		—	—		—
	2/18/2022	—		—		—	—	11,475		718,335	—		—
	8/16/2022	—		—		—	—	20,000	(7)	1,252,000	—		—
	10/7/2022	4,083		9,917		61.65	10/7/2032	—		—	—		—
	3/10/2023	7,500		32,500		43.22	3/10/2033	—		—	—		—
	3/10/2023	—		—		—	—	22,000		1,377,200	—		—
	10/13/2023	695		15,972		44.31	10/13/2033	—		—	—		—
	10/13/2023	—		—		—	—	6,340	(5)	396,884	—		—
Phuong Khanh Morrow, M.D. FACP	5/23/2022	35,625	(6)	54,375	(6)	54.71	5/23/2032	—		—	—		—
	5/23/2022	—		—		—	—	20,812		1,302,831	—		—
	10/7/2022	2,735		6,645		61.65	10/7/2032	—		—	—		—
	3/10/2023	8,366		36,254		43.22	3/10/2033	—		—	—		—
	3/10/2023	—		—		—	—	22,000		1,377,200	—		—
	10/13/2023	694		15,973		44.31	10/13/2033	—		—	—		—
Rodger Novak, M.D.	9/30/2016	61,893	(8)	—		14.00	10/18/2026	—		—	—		—
	6/15/2017	140,315	(8)	—		14.43	6/15/2027	—		—	—		—

(1)
Unless otherwise specified below, each award vests in equal monthly installments commencing upon the vesting commencement date, subject to continuous service through each such date. Awards granted prior to October 18, 2016 were made pursuant to our 2015 Stock Option and Grant Plan, awards granted on or after October 18, 2016 and prior to June 15, 2018 were made pursuant to our Amended and Restated 2016 Stock Option and Incentive Plan. Awards granted on or after June 15, 2018 were made under our 2018 Plan.
(2)
Unless otherwise specified below, each award vests in four equal annual installments commencing upon the vesting commencement date, subject to continuous service through each such date. The market value is calculated by multiplying the number of unvested shares by $62.60, which was the fair market value of our common shares as of December 29, 2023, the last trading day of our common shares in 2023.
(3)
This performance stock unit award is subject to both time- and market-based vesting. The market-based vesting is subject to achievement of certain share price targets prior to the end of a three-year service period. See “Executive Compensation— Compensation Discussion and Analysis—Primary Elements of Executive Compensation Program—Retention-focused RSUs” for additional details regarding this award.
(4)
This award of restricted stock units vests in one installment on August 16, 2025.
(5)
This award of restricted stock units vests in three installments on October 13, 2024 (one-third), October 13, 2025 (one-third), and October 13, 2026 (one-third).
(6)
This option vests with respect to 25% of the shares on the first anniversary of the vesting commencement date and the remaining 75% vests in equal monthly installments over the next three years thereafter, subject to continuous service through each such date.
(7)
This award of restricted stock units vests in one installment on February 16, 2025.
(8)
Until December 1, 2018, this option vested in 48 equal monthly installments commencing upon the vesting commencement date. From and after December 1, 2018, subject to Dr. Novak’s continued service with the Company and consistent with the terms of that certain Employment Agreement, dated December 1, 2017, by and between Dr. Novak and the Company, such award was amended and continues to vest on the original vesting schedule but at the rate of 50% of the number of shares originally scheduled to vest on any vesting date, and the original vesting schedule was extended to reflect the amended schedule. In December 2019, we and Dr. Novak terminated his employment relationship and we entered into a Mandate Agreement with Oriolus Consulting LLC, an affiliate of, and on behalf of, Dr. Novak. Dr. Novak’s outstanding unvested equity awards granted by us to, and held by, Dr. Novak as of January 1, 2020, continued to vest in accordance with Dr. Novak’s terminated Employment Agreement and the Termination Agreement through September 15, 2023, at which time all unvested equity awards vested in full.

Option Exercises and Stock Vested in Fiscal Year 2023

The following table sets forth the number of shares acquired and the value realized upon exercises of stock options and vesting of restricted stock units, or RSUs, during the fiscal year ended December 31, 2023 by each of our NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Samarth Kulkarni, Ph.D.	125,000	4,062,000	34,083	1,574,695
Raju Prasad, Ph.D.	—	—	—	—
James R. Kasinger	—	—	8,908	414,342
Phuong Khanh Morrow, M.D. FACP	—	—	6,938	466,234
Rodger Novak, M.D.	—	—	—	—
Brendan Smith	9,583	44,262	3,825	194,654

(1)
The value realized upon the exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise but is determined by multiplying the number of shares acquired upon exercise by the difference between the per share exercise price of the option and the closing price of a common share on the Nasdaq Global Market at each time of exercise.
(2)
The value realized upon vesting of restricted stock and RSUs is calculated by multiplying the number of shares of restricted stock and RSUs vested by the market price on the vest date.

Potential Payments on Termination or Change in Control

Our wholly-owned subsidiary, CRISPR Therapeutics, Inc., has entered into employment agreements with each of our NEOs, other than Dr. Novak, in connection with their employment with us (together, the “NEO Employment Agreements”). The NEO Employment Agreements provide for “at will” employment. The material terms of the NEO

Employment Agreements are summarized below in the section “Executive Compensation—NEO Compensation Tables—Employment and Other Arrangements with our NEOs.” Additionally, prior to his resignation, we had entered into Service Agreements (as such term is defined below under “Employment and Other Arrangements with our NEOs – Service Agreements with Dr. Novak”) with Dr. Novak.

Under the terms of the NEO Employment Agreements, each NEO (other than Dr. Novak) is entitled to receive certain change-in-control payments and benefits if such NEO is terminated by us or our acquirer or successor without cause or resigns for good reason (as such terms are defined in the employment agreements), in either case, within stipulated periods after the consummation of a sale event, subject to such NEO’s compliance with the terms of such NEO’s employment agreement, including an execution and non-revocation of a general release of claims.

The following table quantifies the potential payments that would have become due to our NEOs (other than Dr. Novak and Mr. Smith) assuming that one of the triggering events described under such NEO’s respective employment agreement occurred as of December 31, 2023.

Name (1)(2)	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)
Samarth Kulkarni, Ph.D.
Cash Severance Payment	724,500	(3)	724,500	(3)
Cash Incentive Bonus Payment	507,150	(4)	507,150	(4)
Continued Equity Vesting - (Time-Based)	4,553,503	(5)	—
Accelerated Equity Vesting—(Time-Based)	—		20,568,477	(6)
Raju Prasad, Ph.D.
Cash Severance Payment	232,500	(7)	465,000	(3)
Cash Incentive Bonus Payment	83,621	(8)	167,241	(4)
Continued Equity Vesting - (Time-Based)	1,202,936	(9)	—
Accelerated Equity Vesting—(Time-Based)	—		4,491,452	(6)
James R. Kasinger
Cash Severance Payment	232,900	(7)	465,800	(3)
Cash Incentive Bonus Payment	104,805	(8)	209,610	(4)
Continued Equity Vesting - (Time-Based)	918,912	(9)	—
Accelerated Equity Vesting—(Time-Based)	—		5,076,610	(6)
Phuong Khanh Morrow, M.D. FACP (10)
Cash Severance Payment	263,950	(7)	527,900	(3)
Cash Incentive Bonus Payment	118,778	(8)	237,555	(4)
Continued Equity Vesting - (Time-Based)	1,014,613	(9)	—
Accelerated Equity Vesting—(Time-Based)	—		4,110,111	(6)

(1)
Mr. Smith resigned as our Chief Financial Officer effective as of March 13, 2023 and did not receive any termination payments or benefits. See Note 7 to the “Summary Compensation Table” above for more information regarding Mr. Smith's resignation.
(2)
Dr. Novak resigned as our President and as a member and Chairman of our Board of Directors effective as of September 15, 2023. See Note 8 to the “Summary Compensation Table” above for more information regarding Dr. Novak's resignation.
(3)
Represents twelve months of the NEO’s base salary.
(4)
Represents one times (1x) the NEO’s target annual bonus opportunity.
(5)
Represents twelve months of vesting for unvested awards as of December 31, 2023 based on the market price of our common shares on December 29, 2023 of $62.60.
(6)
Represents full vesting of time-based equity awards based on the market price of our common stock on December 29, 2023 of $62.60 and 75,000 shares of time-based and performance-based equity awards based on the market price of our common stock on December 29, 2023 of $62.60. See “Executive Compensation—Compensation Discussion and Analysis—Primary Elements of Executive Compensation Program—Retention-focused RSUs” for additional details regarding this award.
(7)
Represents six months of the NEO’s base salary.
(8)
Represents 0.5x the NEO’s target annual bonus opportunity.
(9)
Represents six months of vesting for unvested awards as of December 31, 2023 based on the market price of our common shares on December 29, 2023 of $62.60.

(10)
Dr. Morrow resigned as our Chief Medical Officer as of January 26, 2024, and did not receive any termination payments or benefits in connection with her resignation.

Employment and Other Arrangements with our NEOs

NEO Employment Agreements

Our wholly-owned subsidiary, CRISPR Therapeutics, Inc., has entered into employment agreements with each of our NEOs, other than Dr. Novak, in connection with their employment with us. These employment agreements provide for “at will” employment. The material terms of the employment agreements with Dr. Kulkarni, Dr. Prasad, Mr. Kasinger, Dr. Morrow and Mr. Smith are summarized below.

Samarth Kulkarni, Ph.D. In October 2017, CRISPR Therapeutics, Inc. entered into a second amended and restated employment agreement with Dr. Kulkarni. As of January 1, 2024, Dr. Kulkarni receives an annual base salary in an amount equal to $746,325, and Dr. Kulkarni’s annual target bonus is currently set at not less than 70% of his salary. Dr. Kulkarni is also eligible to participate in our employee benefit plans on the same terms as other executives.

Raju Prasad, Ph.D. In March 2023, CRISPR Therapeutics, Inc. entered into an employment agreement with Dr. Prasad. As of January 1, 2024, Dr. Prasad receives an annual base salary in an amount equal to $479,136, and Dr. Prasad’s annual target bonus is currently set at 45% of his annual base salary. Dr. Prasad is also eligible to participate in our employee benefit plans on the same terms as other executives.

James R. Kasinger. In May 2017, CRISPR Therapeutics, Inc. entered into an employment agreement with Mr. Kasinger. As of January 1, 2024, Mr. Kasinger receives an annual base salary in an amount equal to $479,774, and Mr. Kasinger’s annual target bonus is currently set at 45% of his annual base salary. Mr. Kasinger is also eligible to participate in our employee benefit plans on the same terms as other executives.

Pursuant to each such employment agreement, if a NEO’s employment is terminated by CRISPR Therapeutics, Inc. without cause or by a named executive officer for good reason (in each case, as defined under such NEO’s respective employment agreement), such NEO, other than Dr. Kulkarni, is entitled to six months’ notice, or the notice period. In the case of Dr. Kulkarni, Dr. Kulkarni is entitled to twelve months’ notice. During any such notice period, and subject to a NEO’s execution of a release of claims in favor of CRISPR Therapeutics, Inc., such NEO would continue to receive base salary, benefits and, except to the extent the applicable equity award agreements provided otherwise, continued vesting during such period and would be entitled to receive an amount equal to his or her target bonus for the year in which the termination occurs, prorated based upon the number of days in the notice period.

During the notice period, the respective NEO will be placed on garden leave on the 15th day following receipt of the notice (or such earlier date as CRISPR Therapeutics, Inc. may determine in its sole discretion), and CRISPR Therapeutics, Inc. will be required to release such NEO from his or her working obligations for the remainder of the notice period. During this period of garden leave, such NEO may enter into other employment or consulting arrangements and accept board positions with other companies (subject to certain non-compete obligations). However, such NEO will continue to be entitled to all compensation under his or her employment agreement through the garden leave period.

In the case of a notice of termination by CRISPR Therapeutics, Inc. without cause or by a NEO for good reason, in each case, that occurs on or within 12 months following a change in control, all vesting or similar restrictions on any equity awards held by such NEO will vest and become exercisable or nonforfeitable upon the date of such termination, subject to his or her execution of a release. However, in the event CRISPR Therapeutics, Inc. determines at the time of the change in control, in its sole discretion and in reliance on opinion of counsel, that the acceleration described in the preceding sentence is not permissible under applicable law, all equity-based awards held by such NEO as of the date of the change in control, would vest and become exercisable or nonforfeitable as of the date of the change in control.

Prior to their resignations, we had similar arrangements with Mr. Smith and Dr. Morrow.

Brendan Smith. In October 2021, CRISPR Therapeutics, Inc. entered into an employment agreement with Mr. Smith. As of his termination date on March 31, 2023, Mr. Smith received an annual base salary in an amount equal to $450,000, and Mr. Smith’s annual target bonus was set at 45% of his annual base salary. Mr. Smith was also eligible to participate in our employee benefit plans on the same terms as other executives. Mr. Smith was not eligible for any additional compensation following his resignation and upon his departure.

Phuong Khanh Morrow, M.D. FACP. In May 2022, CRISPR Therapeutics, Inc. entered into an employment agreement with Dr. Morrow. As of her termination date on January 26, 2024, Dr. Morrow received an annual base salary in an amount equal to $527,900, and Dr. Morrow’s annual target bonus was set at 45% of her annual base salary. Dr. Morrow was also eligible to participate in our employee benefit plans on the same terms as other executives. Dr. Morrow was not eligible for any additional compensation following her resignation.

Service Agreements with Dr. Novak

Dr. Novak served as our President and Chairman of our Board of Directors from 2017 through September 15, 2023. Effective as of September 15, 2023, Dr. Novak resigned as our President and Chairman of our Board of Directors.

Prior to Dr. Novak's resignation, on December 27, 2019, we and Dr. Novak terminated his employment relationship with us and entered into a Termination Agreement, effective as of January 1, 2020 (such date, the “Transition Date”, and such agreement, the “Termination Agreement”), terminating that certain Employment Agreement, dated December 1, 2017, by and between Dr. Novak and us (the “Novak Employment Agreement”). In connection therewith, we entered into a Mandate Agreement with Oriolus Consulting LLC, an affiliate of, and on behalf of, Dr. Novak, effective as of the Transition Date (such agreement, the “Mandate Agreement”, and together with the Termination Agreement, the “Service Agreements”).

From January 1, 2020 through September 15, 2023, pursuant to the Mandate Agreement, Dr. Novak provided services as our part-time President and Chairman of our Board of Directors. Under the Mandate Agreement, Dr. Novak was entitled to receive annual compensation in an amount equivalent to $190,000, payable in Swiss francs, plus an additional amount for the related value-added-tax. Dr. Novak was not eligible to receive compensation pursuant to our executive compensation program, including but not limited to, an annual cash bonus, annual equity awards, or other employee benefits described below, or pursuant to our non-employee director compensation policy. The Mandate Agreement terminated by its terms with respect to both the President and Chairman function on September 15, 2023 upon Dr. Novak's resignation.

The outstanding unvested equity awards granted by us to, and held by, Dr. Novak as of January 1, 2020, continued to vest in accordance with the Novak Employment Agreement and pursuant to the terms of the Service Agreements through September 15, 2023, at which time all unvested equity awards vested in full. For fiscal year 2023, Dr. Novak did not receive any compensation from us other than the annual compensation payable pursuant to his Mandate Agreement through September 15, 2023, and continued vesting and acceleration of his unvested equity awards as described above. The incremental fair value of the acceleration of equity awards upon termination on September 15, 2023 computed in accordance with ASC718 was $419,873.

Other Agreements

Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreements

Each of our NEOs has entered into an agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each NEO to refrain from disclosing any of our proprietary information received during the course of employment or other service and to assign to us any inventions conceived or developed during the course of employment or other service. In addition, our NEOs are also subject to certain non-competition and/or non-solicitation obligations as set forth in their respective employment or other agreements with us.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. In addition, subject to Swiss law, Article 29 of the Articles of Association provides for indemnification of the existing and former members of the Board of Directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.

Furthermore, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer. In addition, as is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 7 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors and the Executive Committee from liability for the past business year. Discharge pursuant to the proposed resolution is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that the shareholders have approved this proposal.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933 or the Exchange Act that might incorporate our filings under those statutes, the Compensation Committee Report shall not be incorporated by reference into any of our prior filings or into any of our future filings under those statutes.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual General Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

By the Compensation Committee of the Board of Directors of CRISPR Therapeutics AG.

Simeon George, M.D., Chairman
Ali Behbahani, M.D.
H. Edward Fleming, Jr., M.D.
John T. Greene

CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our employees and the total annual compensation of Samarth Kulkarni, Ph.D., our CEO and Chairman. This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described below. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Pay Ratio Disclosure

For 2023, our last completed fiscal year:

•
the total annual compensation of our median employee was $219,197 as determined in accordance with Item 402 of Regulation S-K; and
•
the total annual compensation of our CEO, as determined in accordance with Item 402 of Regulation S-K and reported in the “Summary Compensation Table” included elsewhere in this proxy statement, was $12,322,196.

Based on this information, for 2023, the ratio of the total annual compensation of Dr. Kulkarni, our CEO and Chairman, to the total annual compensation of our median employee was approximately 56 to 1.

Methodology

We selected December 31, 2023, which is within the last three months of our fiscal year, as the date upon which we would identify the median employee. As of December 31, 2023, we had 407 employees globally. In determining the identity of our median employee, we evaluated our global workforce and jurisdictions where those employees were located and made certain adjustments (i.e., we excluded one (1) employee from Switzerland) which in aggregate represents less than 5% of our workforce. After making those adjustments, we determined the identity of our median employee from a population of 406 U.S. employees.

Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. We identified the “median employee” by looking at annual base pay and the annual target cash incentive opportunity for all active U.S. employees as of that date. We did not make any cost-of-living adjustments and did not annualize compensation.

After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the “Summary Compensation Table.”

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid and certain financial performance metrics for our company.

This information was not referenced or used by management or the Compensation Committee in any way when making compensation decisions and is being provided solely for compliance purposes. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Equity values presented below are calculated in accordance with FASB ASC Topic 718. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ significantly from the compensation actually earned, realized or received by the individuals and the compensation decisions described in the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

As described in more detail above in the section entitled “Executive Compensation—Compensation Discussion and Analysis— Primary Elements of Executive Compensation Program,” while we utilize several performance measures to align executive compensation with our performance, as a general matter, we do not use financial performance measures when setting compensation goals and making compensation decisions for our executive officers, except for certain performance-based equity awards with both market and service conditions granted to our Chief Executive Officer in August 2022. Our annual performance-based cash incentive program is designed to align, motivate and reward our executives for short-term achievement based on defined annual corporate goals and to reward our executives for individual achievement towards these goals. Moreover, our long-term equity incentive award program, which is an integral part of our executive compensation program, is designed to align our executive officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our executive officers to continue in our service for the long-term. Such equity-incentive awards, including stock options, provide value only if the executive officer continues in our service over the vesting period and, in the case of stock options, only if the market price of our common shares increases.

The peer group total stockholder return, or TSR, set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report. The TSR measurement period is the period beginning at market close on the last trading day before the earliest fiscal year in the table below, through and including the end of the fiscal year for which cumulative total shareholder return is being calculated. The closing price has been converted into a fixed investment of $100, and the amounts included in the table above represent the value of such fixed investment based on the cumulative shareholder returns as of the end of that year. Historical stock performance is not necessarily indicative of future stock performance.

Due to our status as a clinical-stage biopharmaceutical company whose primary focus is research and development of our product candidates and because we are not yet a commercial-stage company, we did not have any revenue during the periods presented, other than (a) non-recurring revenue in 2021 associated with our collaboration agreements with Vertex and an upfront payment we received in connection with the amendment and restatement of our joint development and commercialization agreement with Vertex and (b) non-recurring revenue in 2023 associated with the achievement of certain milestones under our amended and restated joint development and commercialization agreement with Vertex and our non-exclusive license agreement with Vertex. Consequently, we have not historically utilized net (loss) income as a performance measure for our executive compensation program. As a result, we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented. For additional information about how we align executive compensation with company performance, please see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

Last, as stated above, we do not generally use financial performance measures when setting compensation goals and making compensation decisions for our executive officers, except for certain performance-based equity awards with both market and service conditions granted to our Chief Executive Officer in August 2022. Accordingly, although we did not use any financial performance measures to link executive compensation to our financial performance in 2020, 2021, and 2023, we have included “stock price” as our “company selected measure” in the below table which reflects the average price of our common stock for the thirty-day period ending December 31, 2023, 2022, 2021 and 2020.

					Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Shareholder Return ($)	Net (Loss) Income ($ in thousands)	Company Stock Price ($
2023	12,322,196	24,808,888	2,611,791	4,800,818	102.78	115.42	(153,610)	65.91
2022	20,734,359	1,727,717	3,860,812	2,095,985	66.74	111.27	(650,175)	49.67
2021	17,037,015	(27,368,684)	5,646,542	(2,811,574)	124.42	124.89	377,661	77.98
2020	9,105,256	76,943,907	3,190,258	22,262,442	251.39	125.69	(348,865)	140.34

(1)
The PEO and Non-PEO NEOs included in the above compensation columns reflect the following:

Year	CEO/PEO	Non-PEO NEOs
2023	Samarth Kulkarni, Ph.D.	James R. Kasinger, Phuong Khanh Morrow, M.D. FACP, Rodger Novak, M.D., Raju Prasad, Ph.D., Brendan Smith
2022	Samarth Kulkarni, Ph.D.	James R. Kasinger, Lawrence O. Klein, Ph.D., Phuong Khanh Morrow, M.D. FACP, Rodger Novak, M.D., Brendan Smith
2021	Samarth Kulkarni, Ph.D.	James R. Kasinger, Lawrence O. Klein, Ph.D., Tony W. Ho, M.D., Michael J. Tomsicek, Brendan Smith
2020	Samarth Kulkarni, Ph.D.	James R. Kasinger, Lawrence O. Klein, Ph.D., Tony W. Ho, M.D., Michael J. Tomsicek

(2)
"Compensation Actually Paid" to the PEO reflects the following adjustments from total compensation reported in the "Summary Compensation Table":

	PEO
Adjustments to Determine Compensation "Actually Paid" for PEO ($)	2023	2022	2021	2020
Total Compensation per Summary Compensation Table	12,322,196	20,734,359	17,037,015	9,105,256
Less: Stock and option award amounts per Summary Compensation Table	(10,967,395)	(19,424,359)	(15,774,627)	(7,929,381)
Plus: The year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	15,014,722	8,521,013	7,425,803	24,580,689
The amount of change as of the end of the covered fiscal year in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year from the end of the prior fiscal year	6,163,189	(6,017,784)	(20,341,274)	39,211,747
For awards granted in the covered fiscal year that vest in the covered fiscal year, the amount equal to the change as of the vesting date in fair value from the grant date	1,287,727	918,718	1,198,494	1,772,191
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the change as of the vesting date in fair value from the end of the prior fiscal year	988,449	(3,004,230)	(16,914,095)	10,203,405
Less: For awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year	—	—	—	—
Plus: Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	—	—	—	—
Total Adjustments	12,486,692	(19,006,642)	(44,405,699)	67,838,651
Compensation Actually Paid	24,808,888	1,727,717	(27,368,684)	76,943,907

(3) The average "Compensation Actually Paid" to the Non-PEO NEOs reflects the following adjustments from total compensation reported in the "Summary Compensation Table":

	Non-PEO NEOs
Adjustments to Determine Compensation "Actually Paid" for Non-PEO NEOs ($)	2023 Average	2022 Average	2021 Average	2020 Average
Total Compensation per Summary Compensation Table	2,611,791	3,860,812	5,646,542	3,190,258
Less: Stock and option award amounts per Summary Compensation Table	(1,084,503)	(1,647,420)	(2,363,065)	(1,231,368)
Plus: The year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	2,931,678	1,509,363	2,246,917	7,683,756
The amount of change as of the end of the covered fiscal year in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year from the end of the prior fiscal year	534,860	(1,256,206)	(5,483,881)	11,104,395
For awards granted in the covered fiscal year that vest in the covered fiscal year, the amount equal to the change as of the vesting date in fair value from the grant date	122,958	184,940	254,538	558,750
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the change as of the vesting date in fair value from the end of the prior fiscal year	296,209	(555,504)	(3,112,625)	956,651
Less: For awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year	(612,175)	—	—	—
Plus: Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	—	—	—	—
Total Adjustments	2,189,027	(1,764,827)	(8,458,116)	19,072,184
Compensation Actually Paid	4,800,818	2,095,985	(2,811,574)	22,262,442

Tabular List

Item 402(v) of Regulation S-K requires us to identify the most important financial measure that we used to link compensation actually paid to our named executive officers to company performance for the most recently completed fiscal year (the “Company-Selected Measure”). As discussed above, in 2022, we granted performance-based equity awards to our Chief Executive Officer that contain both market-based and service-based vesting conditions. As a result, stock price is our Company-Selected Measure solely by virtue of being our only financial measure and was one of many factors considered in determining the compensation paid to our NEOs in 2022. Further, this financial performance measure applies solely to an award made to our Chief Executive Officer in 2022. No financial performance measures are used to link pay to performance for our non-PEO NEOs. Further, we did not use any financial performance measures to link executive compensation to our financial performance in 2020, 2021 and 2023.

Analysis of the Information Presented in the Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are also providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable year.

The first graph compares our PEO and average non-PEO NEO compensation actually paid versus our TSR and our peer group TSR, and also compares our TSR versus our peer group TSR:

The second graph compares our PEO and average non-PEO NEO compensation actually paid versus our net (loss) income:

The third graph compares the compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs during the periods presented and sets forth the relationship between compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs during the periods presented and the Company’s average stock price for the thirty-day period ending December 31, 2020, 2021, 2022 and 2023:

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION

We have adopted a non-employee director compensation policy, which is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the non-employee director compensation policy, our non-employee directors are compensated as follows:

•
each non-employee director will receive an annual cash fee of $45,000 ($65,000 for the chairman of the Board of Directors);
•
each non-employee director who is a member of the Audit Committee will receive an additional annual cash fee of $10,000 ($20,000 for the Audit Committee chairman);
•
each non-employee director who is a member of the Compensation Committee will receive an additional annual cash fee of $7,500 ($15,000 for the Compensation Committee chairman);
•
each non-employee director who is a member of the Nominating Committee will receive an additional annual cash fee of $5,000 ($10,000 for the Nominating Committee chairman);
•
the lead independent director will receive an additional annual cash fee of $10,000;
•
each new non-employee director will receive an initial grant of an option to purchase 26,000 common shares upon his or her initial election to our Board of Directors; and
•
each returning non-employee director will receive an annual grant of an option to purchase 13,000 common shares upon the date of the annual general meeting of shareholders.

In addition, upon the recommendation of the Compensation Committee, the Board of Directors approved and adopted a revised non-employee director compensation policy in March 2024, with the below changes to be effective following the 2024 Annual General Meeting:

•
the annual cash fee payable to each non-employee director will be increased by $5,000 (for a total annual cash fee of $50,000); and
•
the additional annual cash fee payable to the lead independent director will be increased by $5,000 (for a total annual cash fee of $15,000).

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common shares on the date of grant and will expire ten years after the date of grant. The initial stock options granted to new non-employee directors will vest in equal monthly installments over a three-year period following the grant date, subject to such director’s continued service on the Board of Directors. The annual stock options granted to our non-employee directors will vest in twelve equal monthly installments and will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual general meeting of shareholders, subject to such director’s continued service on the Board of Directors. Any initial stock options and annual stock options granted to each of our non-employee directors will automatically accelerate and become fully vested and exercisable upon the non-employee director’s death or disability or upon a sale event (as defined in the equity plan).

All cash fees will be paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment will be prorated for any portion of a quarter that a non-employee director is not serving on our Board of Directors, based on the number of calendar days served by such non-employee director.

Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committee on which he or she serves.

In addition, pursuant to Swiss law and Article 18 of the Articles of Association of the Company, our shareholders must annually approve (i) the non-performance-related compensation of our Board of Directors for the next term of office and (ii) any additional compensation of the Board of Directors for the preceding business year. At our 2023 annual general meeting, shareholders approved the proposed compensation for the Board of Directors. For more information regarding the binding votes on aggregate compensation for our Board of Directors, see “Matters to be Voted On—Proposals 6.a-6.e: Approval of Compensation for the Board of Directors and the Executive Committee—.”

Director Compensation Table

The following table sets forth a summary of the compensation for our non-employee directors during 2023.

Board Member (1)(2)	Fees Earned or Paid in Cash ($)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)	Total
Ali Behbahani, M.D.	62,500	482,560	—	545,060
Bradley Bolzon, Ph.D. (6)	12,083	—	—	12,083
Maria Fardis, Ph.D.	50,278	482,560	—	532,838
H. Edward Fleming, Jr., M.D.	53,681	482,560	—	536,241
Simeon J. George, M.D.	60,000	482,560	—	542,560
John T. Greene	72,500	482,560	—	555,060
Katherine A. High, M.D.	50,000	482,560	—	532,560
Douglas A. Treco, Ph.D.	70,000	482,560	—	552,560
(1)
Dr. Kulkarni, our Chief Executive Officer, does not receive any compensation for his service as a member of our Board of Directors. Beginning September 15, 2023, Dr. Kulkarni was appointed Chairman of our Board of Directors. The compensation received by Dr. Kulkarni, as a named executive officer of our company, is presented in “Executive Compensation—NEO Compensation Tables—Summary Compensation Table—2023.”
(2)
Dr. Novak, our former President and member of and Chairman of our Board of Directors, did not receive any compensation for his service as a member of our Board of Directors. The compensation received by Dr. Novak, as a named executive officer of our company, is presented in “Executive Compensation—NEO Compensation Tables—Summary Compensation Table—2023.” As disclosed on a Current Report on Form 8-K filed with the SEC on September 7, 2023, Dr. Novak resigned as our President, as well as a director and Chairman of our Board of Directors, effective as of September 15, 2023.
(3)
Amounts reported represent fees earned by each director for their service on the Board of Directors and any committee or committees thereof for the year ending December 31, 2023. Each director was eligible to receive compensation in accordance with the policy described above during the year 2023.
(4)
These amounts represent the aggregate grant date fair value of awards granted to our directors in 2023, computed in accordance with ASC 718. See Note 11 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 regarding assumptions underlying the valuation of equity awards.
(5)
The aggregate amount of stock option awards outstanding as of December 31, 2023 for the non-employee directors of our Board of Directors was: Dr. Behbahani: 119,583; Dr. Bolzon: 109,000; Dr. Fardis: 19,583; Dr. Fleming: 40,416; Dr. George: 119,583; Mr. Greene: 84,583; Dr. High: 74,583; and Dr. Treco: 59,583.
(6)
As disclosed on a Current Report on Form 8-K filed with the SEC on March 29, 2023, Dr. Bolzon resigned from our Board of Directors effective as of the close of business on March 28, 2023.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2023. As of December 31, 2023, we had four equity compensation plans, each of which was approved by our shareholders: the 2015 Stock Option and Grant Plan, or 2015 Plan, the Amended and Restated 2016 Stock Option and Incentive Plan, or 2016 Plan, the 2016 Employee Stock Purchase Plan, or 2016 ESPP, and the 2018 Stock Option and Incentive Plan, as amended, or 2018 Plan.

Equity Compensation Plan Information

Name	Number of securities to be issued upon exercise of outstanding options, RSU’s, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,880,787	60.92	10,585,066	(2)
Equity compensation plans not approved by security holders (3)	105,000	12.57	3,183
Total	8,985,787		10,588,249
(1)
The weighted average exercise price is calculated based solely on outstanding stock options.
(2)
As of December 31, 2023, (i) 10,588,249 shares remained available for future issuance under the 2018 Plan and (ii) 288,385 shares remained available for future issuance under the 2016 ESPP.
(3)
In 2016, prior to our initial public offering, we granted stock options to certain then-employees and nonemployee advisors outside of our shareholder-approved plans. These options generally have terms and conditions consistent with our 2015 Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee has reviewed our audited consolidated financial statements and the statutory financial statements for the year ended December 31, 2023 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP and our statutory auditor, Ernst & Young AG.

Our Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our Audit Committee, including the matters required to be discussed by the statement on Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, Ernst & Young LLP provided our Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

By the Audit Committee of the Board of Directors of CRISPR Therapeutics AG.

John T. Greene, Chair
Maria Fardis, Ph.D.
Douglas A. Treco, Ph.D.

MATTERS TO BE VOTED ON

Proposal 1: Approval of the Swiss Management Report, the Consolidated Financial Statements and the Statutory Financial Statements of the Company for the year ended December 31, 2023

Explanation

Under Swiss law, a company must submit a management report, its consolidated financial statements and its statutory financial statements to shareholders for approval or disapproval at each annual general meeting. In the event of a negative vote on this proposal by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.

The “management report” under Swiss law consists of (i) the Company’s 2023 Annual Report; (ii) the consolidated financial statements of CRISPR Therapeutics AG for the year ended December 31, 2023, including the report thereto of the Company’s statutory auditor; (iii) the statutory financial statements of CRISPR Therapeutics AG, including the report thereto of the Company’s statutory auditor, and (iv) the Company’s 2023 Compensation Report, prepared in compliance with Swiss law, including the report thereto of the Company’s statutory auditor. Copies of these documents are available on the Internet at ir.crisprtx.com/swiss-statutory-financial-statements-and-audit-reports, as well as www.proxydocs.com/CRSP and will also be available for physical inspection at the Company’s registered office at CRISPR Therapeutics AG, Baarerstrasse 14, 6300 Zug, Switzerland. These documents are also available to any shareholder who wishes to receive a paper copy by calling (800) 579-1639, by emailing sendmaterial@ProxyVote.com or by submitting a request over the Internet at www.ProxyVote.com.

Ernst & Young AG, Basel have audited the consolidated financial statements of the Company as the Company’s statutory auditors and have issued an unqualified recommendation to the 2024 Annual General Meeting that the consolidated and statutory financial statements of CRISPR Therapeutics AG for the year ended December 31, 2023 be approved. Ernst & Young AG expressed their opinion that the “consolidated financial statements for the year ended December 31, 2023 present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and comply with Swiss law.”

Further Ernst & Young AG expressed their opinion and confirmed that the consolidated financial statements, the statutory financial statements and the proposed appropriation of financial results comply with Swiss law and the Articles of Association of CRISPR Therapeutics AG. Ernst & Young AG also expressed their opinion that the 2023 Compensation Report complies with applicable Swiss law.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the Swiss management report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2023.

Proposal 2: Approval of the Appropriation of Financial Results

Explanation

Under Swiss law, the appropriation of the financial results as set forth in the Company’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting of shareholders. The Board of Directors proposes to carry forward the net loss resulting from the following appropriation of financial results:

Proposed Appropriation of Net Loss: in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	(937,248,716)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(116,377,435)
Total accumulated net loss:	CHF	(1,053,626,151)
Resolution proposed by the Board of Directors:
- RESOLVED, that the net loss for the period of CHF 116,377,435 shall be carried forward.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the proposed appropriation of retained earnings with respect to the year ended December 31, 2023.

Proposal 3: Discharge of the Members of the Board of Directors and the Executive Committee

Explanation

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 7 of the Swiss Code of Obligations, shareholders are requested to release the members of the Board of Directors and Executive Committee from liability for the business year ended December 31, 2023. Discharge pursuant to the proposed resolution is only effective with respect to facts that have been disclosed to shareholders (including through any publicly available information, whether or not included in our filings with the SEC) and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that the shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against members of the Board of Directors or the Executive Committee with respect to activities during the business year 2023.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions and not counting the votes of any member of the Board of Directors or of any of the members of the Executive Committee.

Recommendation

The Board of Directors recommends a vote “FOR” the proposal to release the members of the Board of Directors and the Executive Committee from liability for activities during the year ended December 31, 2023.

Proposal 4: Election or Re-election of the Members of the Board of Directors and the Chairman

Explanation

Our Board of Directors is presently composed of eight members. Each director, as well as the Chairman of the Board of Directors, must be elected annually and individually for a term extending until completion of the next annual general meeting of shareholders.

At the recommendation of the Nominating Committee, our Board of Directors has nominated the ten individuals below to serve as directors for one-year terms, beginning in each case as of the 2024 Annual General Meeting and ending at the closing of the 2025 annual general meeting of shareholders. Eight of the ten nominees currently serve as members of our Board of Directors. Their current terms expire upon the closing of the 2024 Annual General Meeting.

Under Swiss law, board members may only be elected by shareholders. If the individuals below are re-elected our Board of Directors will be composed of ten members. Our Board of Directors has no reason to believe that any of our nominees will be unwilling or unable to serve if elected as a director. There will be a separate vote on each nominee.

For further information on our Board of Directors, including the current members of the Board of Directors, the committees of the Board of Directors, the means by which the Board of Directors exercises supervision of our executive officers, and other information, please see “Board of Directors and Corporate Governance” starting on page 7.

4.a Re-election of Samarth Kulkarni, Ph.D. as Member and Election as Chairman

Proposal: The Board of Directors proposes that Samarth Kulkarni, Ph.D., be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders and be elected as Chairman of the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Kulkarni, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 7.

4.b Re-election of Ali Behbahani, M.D.

Proposal: The Board of Directors proposes that Ali Behbahani, M.D., be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Behbahani, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 9.

4.c Re-election of Maria Fardis, Ph.D.

Proposal: The Board of Directors proposes that Maria Fardis, Ph.D., be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Fardis, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 9.

4.d Re-election of H. Edward Fleming, Jr., M.D.

Proposal: The Board of Directors proposes that H. Edward Fleming, Jr., M.D., be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Fleming, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 9.

4.e Re-election of Simeon J. George, M.D.

Proposal: The Board of Directors proposes that Simeon J. George, M.D., be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. George, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 9.

4.f Re-election of John T. Greene

Proposal: The Board of Directors proposes that John T. Greene, be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Mr. Greene, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 10.

4.g Re-election of Katherine A. High, M.D.

Proposal: The Board of Directors proposes that Katherine A. High, M.D., be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. High, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 10.

4.h Re-election of Douglas A. Treco, Ph.D.

Proposal: The Board of Directors proposes that Douglas A. Treco, Ph.D., be re-elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Treco, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 10.

4.i Election of Sandesh Mahatme, LL.M.

Proposal: The Board of Directors proposes that Sandesh Mahatme, LL.M., be elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Mr. Mahatme, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 8.

4.j Election of Christian Rommel, Ph.D.

Proposal: The Board of Directors proposes that Christian Rommel, Ph.D., be elected to the Board of Directors for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Rommel, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 8.

Voting Requirement to Approve Proposals

The affirmative “FOR” vote for each nominee of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

The Board of Directors recommends a vote “FOR” the election and re-election of each nominee to the Board of Directors and the Chairman.

Proposal 5: Re-election of the Members of the Compensation Committee

Explanation

Our Compensation Committee is presently composed of four members, of whom all are standing for re-election to the Board of Directors and to the Compensation Committee. In accordance with Swiss law, the members of the Compensation Committee are to be elected annually and individually by the shareholders. Only members of the Board of Directors can be elected as members of the Compensation Committee.

At the recommendation of the Nominating Committee, our Board of Directors has nominated the four individuals below to serve as members of the Compensation Committee for a term of one year. All of the nominees currently serve as members of the Compensation Committee and, as required by our Compensation Committee charter, are independent in accordance with the requirements of the listing standards of the Nasdaq Stock Market, the outside director definition of Section 162(m) of the Code, the definition of a “non-employee director” for purposes of Rule 16b-3 promulgated by the SEC and Rule 10C-1(b)(1) of the Exchange Act.

The term of office for each member of the Compensation Committee ends at the closing of the next annual general meeting. There will be a separate vote on each nominee.

5.a Re-election of Ali Behbahani, M.D.

Proposal: The Board of Directors proposes that Ali Behbahani, M.D., be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Behbahani, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 9.

5.b Re-election of H. Edward Fleming, Jr., M.D.

Proposal: The Board of Directors proposes that H. Edward Fleming, Jr., M.D., be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. Fleming, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 9.

5.c Re-election of Simeon J. George, M.D.

Proposal: The Board of Directors proposes that Simeon J. George, M.D., be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Dr. George, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 9.

5.d Re-election of John T. Greene

Proposal: The Board of Directors proposes that John T. Greene be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

For biographical information and qualifications of Mr. Greene, please refer to “Board of Directors and Corporate Governance—Election of Directors” on page 10.

Voting Requirement to Approve Proposals

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

The Board of Directors recommends a vote “FOR” the re-election of each of the nominees to the Compensation Committee.

Proposal 6: Approval of the Compensation for the Board of Directors and the Executive Committee and Non-Binding Advisory Vote on the 2023 Compensation Report

Explanation

Pursuant to Swiss law and Article 18 of the Articles of Association of the Company, the shareholders must annually approve (i) the maximum non-performance-related compensation of the Board of Directors for the next term of office, (ii) any additional compensation of the Board of Directors for the preceding business year, (iii) the maximum non-performance-related compensation of the Executive Committee for the 12-month period starting on July 1 following the annual general meeting of shareholders, (iv) the maximum variable compensation for the Executive Committee for the current year and (v) the maximum grant of options or shares in the Company to the Board of Directors and the Executive Committee. The compensation amounts below factor in possible annual compensation increases and changes in equity value due to market volatility.

This proposal, as it relates to the compensation of the Board of Directors, is based on the Board of Directors consisting of ten directors, of whom nine are non-employee directors. Only the non-employee directors are included in this proposal. Our Chief Executive Officer, who is also a member of the Board of Directors, does not receive any compensation for his role as a director.

Pursuant to Article 6.1 of the Organizational Rules of the Company, the Executive Committee consists of the chief executive officer, the chief financial officer, the chief legal officer and such other officers expressly designated by the Board of Directors to be members of the Executive Committee. As such, our Executive Committee is comprised of the following persons: Samarth Kulkarni, Ph.D., James R. Kasinger, and Raju Prasad, Ph.D. (as of March 14, 2023). Prior to his or her resignation, each of Brendan Smith, Rodger Novak, M.D., and Phuong Khanh Morrow, M.D. FACP were members of our Executive Committee.

In addition, under Swiss law, we are required to prepare a Swiss statutory compensation report each year that contains specific items in a presentation format determined by Swiss regulations. The 2023 Compensation Report contains the principles governing the compensation paid to the Board of Directors and the Executive Committee and reports on the amounts paid to the members of both bodies for 2023. The 2023 Compensation Report is available on the Internet at ir.crisprtx.com/swiss-statutory-financial-statements-and-audit-reports, as well as www.proxydocs.com/CRSP. Additional information on the proposed compensation related to amounts paid in fiscal year 2023 is provided in the 2023 Compensation Report. Beginning January 1, 2023, the Swiss statutory compensation report must be submitted annually to shareholders for approval or disapproval in a non-binding advisory vote if variable compensation is voted on prospectively.

6.a Binding vote on maximum non-performance-related compensation for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders

The Board of Directors proposes that shareholders approve the maximum amount of non-performance-related compensation for the members of the Board of Directors covering the period from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders, i.e., USD $607,500 (cash based compensation).

6.b Binding vote on maximum equity for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders

The Board of Directors proposes that shareholders approve the maximum grant of equity or equity linked instruments for the members of the Board of Directors covering the period from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders with maximum value of USD $12,389,198 (equity value).

6.c Binding vote on maximum non-performance-related compensation for members of the Executive Committee from July 1, 2024 to June 30, 2025

The Board of Directors proposes that shareholders approve the maximum amount of non-performance-related cash compensation for the members of the Executive Committee covering the period from July 1, 2024 to June 30, 2025, i.e., USD $3,700,579 (cash based compensation plus social security costs).

6.d Binding vote on maximum variable compensation for members of the Executive Committee for the current year ending December 31, 2024

The Board of Directors proposes that shareholders approve the maximum amount of variable compensation for the members of the Executive Committee for the current year ending December 31, 2024, i.e., USD $3,195,625 (cash based compensation plus social security costs).

6.e Binding vote on maximum equity for members of the Executive Committee from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders

The Board of Directors proposes that shareholders approve the maximum of equity or equity linked instruments for the members of the Executive Committee covering the period from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders with maximum value of USD $58,618,973 (equity value).

6.f. Non-binding advisory vote on the 2023 Compensation Report

The Board of Directors proposes to the shareholders the endorsement (non-binding advisory vote) of the 2023 Compensation Report.

Voting Requirement to Approve Proposals

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the limits on compensation for the Board of Directors and the members of the Executive Committee as well as the advisory vote on the 2023 Compensation Report.

Proposal 7: Non-Binding Advisory Vote on the Compensation Paid to the Company’s Named Executive Officers under the U.S. Securities Law Requirements

Explanation

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing the shareholders with an opportunity to provide an advisory vote related to the compensation of our named executive officers, commonly known as the “say-on-pay” proposal. The SEC say-on-pay vote generally covers the calendar year prior to the date of our proxy statement. As a result, our approach to Swiss executive say-on-pay will allow shareholders to vote on executive compensation relating to the next year, while the SEC say-on-pay advisory vote provides for a look-back to the calendar year before the date of the applicable proxy statement.

As described above under “Executive Compensation—Compensation Discussion and Analysis,” we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual General Meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” “Summary Compensation Table” and the other compensation related tables and disclosure.”

As this vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies.

Voting Requirement to Approve Proposals

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the advisory vote on the compensation paid to our named executive officers as set forth above.

Proposal 8: Approval of an Increase of the Conditional Share Capital for Employee Equity Plans

Explanation

As a company organized under Swiss law, the Articles of Association set forth the maximum number of shares (referred to as conditional share capital) authorized by our shareholders for the issuance of common shares in connection with the exercise of subscription or similar rights (whether presently outstanding or to be granted in the future) by employees, consultants and other persons providing services to the Company or any subsidiary and members of our Board of Directors. Under Swiss law, we must have sufficient shares available, either through conditional share capital, treasury shares or a combination thereof, to cover the rights to acquire our common shares under equity incentive awards at the time the equity incentive awards are exercised and shares are issued.

Shareholders are being asked in Proposal 9 to approve an amendment to the Company’s 2018 Stock Option and Incentive Plan, as amended, or the 2018 Plan, which, among other things, increases the number of common shares reserved for issuance under the 2018 Plan by 1,000,000 common shares. This Proposal 8 asks shareholders to approve the proposed corresponding increase of the conditional share capital to cover any future share issuances due to the exercise of equity incentive awards under the Company’s employee equity plans.

Accordingly, in light of the requirements of Swiss law and the business purposes outlined below, the Board of Directors is proposing that shareholders authorize a corresponding increase of the conditional share capital by 1,000,000 common shares to cover any future share issuances due to the exercise of equity incentive awards under the Company’s employee equity plans.

The Board of Directors or any designee thereof will specify the precise conditions for issuing shares due to the exercise of equity incentive awards at the time such equity awards are granted. The conditions determined by the Board of Directors or any designee thereof will include the issue price of the shares. If this proposal is approved, no further authorization from the shareholders will be necessary or solicited prior to issuing shares for options that have been granted and exercised within the limits in this proposal. In accordance with the Articles of Association, shareholders’ advanced subscription rights provided for by Swiss law will be excluded with regard to these shares.

Rationale for Increasing Conditional Share Capital for Employee Equity Plans

Equity incentive awards are an important component of the compensation of our executive and non-executive employees and our non-employee directors. The Board of Directors believes that the Company must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees and non-employee directors necessary for our continued growth and success. In addition, the Board of Directors believes that share-based incentive awards play a critical role in the long-term success of the Company by encouraging and enabling employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our employee compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business. The Board of Directors believes that providing such persons with a direct stake in the Company will assure that the interests of such individuals are closely aligned with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Simply put, having sufficient shares reserved for issuance under the Articles of Association is critical to our ongoing effort to build shareholder value.

The Board of Directors manages the utilization of employee conditional share capital by limiting the number of equity incentive awards granted annually. The Compensation Committee, on behalf of the Board of Directors, carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are reasonably necessary and appropriate to attract, reward and retain our employees, officers and non-employee directors.

Under Swiss law, we must have sufficient shares available to cover the rights to acquire our common shares at the time such rights are exercised. Therefore, it is best practices for the employee conditional share capital amount stipulated in the Articles of Association to be sufficient to cover both (i) the total number of equity incentive awards currently outstanding and (ii) the total number of equity incentive awards that may be issued in the future. If the employee conditional capital amount stipulated in the Articles of Association is not sufficient, we will be limited in our ability to fully utilize our employee equity plans and provide equity incentive awards to our employees that are otherwise permitted. Currently, if Proposal 9 is approved by shareholders and this Proposal 8 is not approved by shareholders, the stated amount of employee conditional share capital in our Articles of Association (e.g. 19,925,932) would be insufficient to cover the aggregate amount of the 8,800,787 outstanding equity incentive awards as of December 31, 2023 and the 11,585,066 common shares reserved for issuance under our employee equity plans (inclusive of the proposed 1.0 million common share increase to the pool.)

As noted above, Swiss law requires that we have sufficient shares available, either through conditional share capital, treasury shares or a combination thereof, to cover the rights to acquire our common shares under equity incentive awards at the time the securities are issued. This proposal addresses the potential shortfall between the employee conditional share capital in our Articles of Association and the number of common shares available for future grants under the 2018 Plan.

If this proposal to increase the conditional share capital for employee equity plans is approved, the current Article 3c para. 1 of the Articles of Association will be amended as follows (changes in bold (new wording) or ~~strikethrough~~ (no longer applicable wording)):

Art. 3c Conditional Share Capital for Employee Benefit Plans	Art. 3c Bedingtes Aktienkapital für Mitarbeiterbeteiligungspläne

The share capital of the Company shall be increased by an amount not exceeding CHF ~~597,777.96~~ 627,777.96 through the issue of a maximum of ~~19,925,932~~ 20,925,932 registered shares, payable in full, each with a nominal value of CHF 0.03, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, members of the Board of Directors, or other person providing services to the Company or a subsidiary.

Das Aktienkapital kann durch die Ausgabe von höchstens ~~19'925'932~~ 20'925'932 voll zu liberierenden Namenaktien im Nennwert von je CHF 0.03 um höchstens CHF ~~597'777.96~~ 627'777.96 durch Ausübung von Optionsrechten erhöht werden, welche Mitarbeitenden der Gesellschaft oder ihrer Tochtergesellschaften, Personen in vergleichbaren Positionen, Beratern, Verwaltungsratsmitgliedern oder anderen Personen, welche Dienstleistungen zu Gunsten der Gesellschaft erbringen, gewährt wurden.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of at least two thirds of the represented share votes and the absolute majority of the par value of the represented shares at the 2024 Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the increase of the conditional share capital for Employee Equity Plans.

Proposal 9: Approval of Amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan

Explanation

The Board of Directors believes that options to purchase common shares and other share-based incentive awards play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 14, 2024, subject to shareholder approval, the Board of Directors approved an amendment to the Company’s 2018 Plan to increase the number of common shares reserved for issuance under the 2018 Plan by 1,000,000 common shares and to increase the number of shares that may be issued in the form of incentive stock options by 1,000,000 common shares. If approved by shareholders, this amendment would increase the total number of common shares issuable under the 2018 Plan to 17,400,000 common shares, plus the number of shares that remained available for issuance under the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan, or the 2016 Plan, as of the original effective date of the 2018 Plan, plus any common shares underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common shares, expired or are otherwise terminated, other than by exercise, under the 2018 Plan, the 2016 Plan and the 2015 Plan. As of March 15, 2024, there were approximately 9,132,894 common shares available for future grants under the 2018 Plan. A copy of the amendment to the 2018 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Rationale for Share Increase

The amendment to the 2018 Plan is critical to our ongoing effort to build shareholder value. As explained in Proposal 8 above, equity incentive awards are an important component of the compensation of our executive and non-executive employees and our non-employee directors. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees and non-employee directors necessary for our continued growth and success. As a company organized under the laws of Switzerland, we are subject to Swiss law. As such, unlike peer companies organized under U.S. law, which permits the use of evergreen equity pools, we must seek shareholder approval regularly to increase the share reserve under our equity plans and cannot avail ourselves of equity plans with evergreen provisions.

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees, officers and non-employee directors. Our employee compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

If our request to increase the share reserve under the 2018 Plan by an additional 1,000,000 common shares is approved by shareholders, we will have approximately 10,832,894 shares available for grant after the 2024 Annual General Meeting, which is based on 9,132,894 shares available for grant under the 2018 Plan as of March 15, 2024 and the 1,000,000 common shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires and projected annual equity awards to existing employees, officers, non-employee directors and other key persons.

Based solely on the closing price of our common shares as reported by Nasdaq on March 15, 2024, the maximum aggregate market value of the 1,000,000 common shares proposed to be added to the 2018 Plan is $76.9 million. The common shares we issue under the 2018 Plan will be authorized but unissued shares as well as shares that we reacquire. The common shares underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common shares, expire or are otherwise terminated, other than by exercise, under the 2018 Plan, as well as the 2015 Plan and the 2016 Plan, will be added back to the common shares available for issuance under the 2018 Plan.

Important Aspects of the 2018 Plan Designed to Protect Shareholder Interests

The 2018 Plan contains certain provisions designed to protect our shareholders’ interests and reflect corporate governance best practices including those set forth below, which are qualified in their entirety by the “Summary of the 2018 Plan” and the full text of the 2018 Plan, filed as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5 to our Registration Statement on Form S-8 filed on August 7, 2023, as amended by the proposed amendment attached hereto as Appendix A.

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Shareholder approval required for additional shares. The 2018 Plan does not contain an annual “evergreen” provision. As such, shareholder approval is required each time we need to increase the common shares reserved for issuance under the 2018 Plan, thereby allowing our shareholders the ability to have a say on our equity compensation programs.
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No repricing of equity awards. Stock options and stock appreciation rights cannot be repriced in any manner without shareholder approval.

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Material amendments require shareholder approval. Any material amendment to the 2018 Plan is subject to approval by our shareholders.
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Flexibility in designing equity compensation scheme. The 2018 Plan allows us to provide a broad array of equity incentives, including traditional option grants, restricted stock awards, restricted stock unit awards and performance-based awards. By providing this flexibility, the Board of Directors can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.
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No right to vote or receive dividends. Until common shares are delivered in accordance with the 2018 Plan in connection with the exercise of outstanding stock options, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares underlying such options.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of at least a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

Our Board of Directors recommends a vote “FOR” the approval of the amendment to the 2018 Plan.

Summary of the 2018 Plan

The following description of certain features of the 2018 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2018 Plan, filed as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5 to our Registration Statement on Form S-8 filed on August 7, 2023, as amended by the proposed amendment attached hereto as Appendix A.

Administration. The 2018 Plan is administered by the Board of Directors. The Board of Directors has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The Board of Directors may delegate to our chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not directors or members of the executive committee, subject to certain limitations and guidelines.

Eligibility. All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants) are eligible to participate in the 2018 Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the 2018 Plan. For example, under the amended 2018 Plan, no more than 29,405,365 shares may be granted in the form of incentive stock options. As of March 15, 2024, approximately 410 individuals were eligible to participate in the 2018 Plan, which includes 388 employees, three named executive officers, seven eligible non-employee directors and twelve consultants.

Stock Options. The 2018 Plan permits the granting of (1) options to purchase common shares intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Board of Directors but may not be less than 100% of the fair market value of the common shares on the date of grant. Fair market value for this purpose will be the last reported sale price of the common shares on Nasdaq on the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Board of Directors and may not exceed ten years from the date of grant. The Board of Directors will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Board of Directors. In general, unless otherwise permitted by the Board of Directors, no option granted under the 2018 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Board of Directors or by delivery (or attestation to the ownership) of common shares that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Board of Directors may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional U.S. federal tax requirements, including a $100,000 limit on the value of common shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Board of Directors may award stock appreciation rights subject to such conditions and restrictions as the Board of Directors may determine. Stock appreciation rights entitle the recipient to common shares equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common shares on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Board of Directors may award common shares to participants subject to such conditions and restrictions as the Board of Directors may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment or service with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Board of Directors may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of common shares and may be subject to such conditions and restrictions as the Board of Directors may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Board of Director’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Board of Directors and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Board of Directors may also grant common shares which are free from any restrictions under the 2018 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Board of Directors may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified common shares. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, common shares or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions. The 2018 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2018 Plan, the parties thereto may cause the assumption or continuation of awards theretofore granted by the successor entity, or the substitution of such awards with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties do not provide for the assumption, continuation or substitution of awards, all options and stock appreciation rights that are not exercisable immediately prior to the effective time of the sale event shall become fully exercisable as of the effective time of the sale event, all other awards with time-based vesting, conditions or restrictions, shall become fully vested and nonforfeitable as of the effective time of the sale event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the discretion of the compensation committee, and the 2018 Plan and all awards granted under the 2018 Plan shall terminate. In addition, in connection with the termination of the 2018 Plan upon a sale event, we may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration payable to shareholders in the sale event and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2018 Plan requires the Board of Directors to make appropriate adjustments to the number of common shares that are subject to 2018 Plan, to certain limits in the 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2018 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Board of Directors, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold common shares to be issued pursuant to the exercise or vesting.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2018 Plan and the Board of Directors may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2018 Plan will be subject to approval by our shareholders.

Effective Date of Plan. Our 2018 Plan was adopted by our Board of Directors on March 7, 2018 and became effective upon approval by our shareholders on May 30, 2018. On March 5, 2019, subject to shareholder approval, the Board of Directors approved an amendment to our 2018 Plan and such amendment became effective upon approval by our shareholders on June 11, 2019. On March 10, 2020, subject to shareholder approval, the Board of Directors approved a second amendment to our 2018 Plan and such amendment became effective upon approval by our shareholders on June 11, 2020. On March 10, 2022, subject to shareholder approval, the Board of Directors approved a third amendment to our 2018 Plan and such amendment became effective upon approval by our shareholders on June 9, 2022. On March 10, 2023, subject to shareholder approval, the Board of Directors approved a fourth amendment to our 2018 Plan and such amendment became effective upon approval by our shareholders on June 8, 2023. Awards of incentive options may be granted under the 2018 Plan until March 7, 2028. Other awards may be granted under the 2018 Plan until the date that is ten years from the date of shareholder approval.

New Plan Benefits

Because the grant of awards under the 2018 Plan is within the discretion of the Board of Directors, the Company cannot determine the dollar value or number of common shares that will in the future be received by or allocated to any participant in the 2018 Plan.

2018 Plan Benefits

The following table sets forth, for each of the individuals and various groups indicated, the total number of common shares subject to outstanding equity awards that have been granted under the 2018 Plan as of March 15, 2024.

	Option Awards		Stock Awards
Name & Position	Number of Awards (#)	Weighted- Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)
Samarth Kulkarni, Ph.D., Chief Executive Officer	1,316,166	54.22	293,250	19,627,060
Raju Prasad, Ph.D., Chief Financial Officer	113,832	45.05	30,000	1,354,500
James R. Kasinger, General Counsel	390,825	48.14	52,740	3,258,204
Phuong Khanh Morrow, MD, FACP, Former Chief Medical Officer	50,767	52.79	—	—
Brendan Smith, Former Chief Financial Officer	—	—	—	—
All current executive officers, as a group	1,820,823	52.34	375,990	24,239,764
All current directors, who are not executive officers, as a group (2)	707,000	57.50	—	—
All current employees, who are not executive officers, as a group (2)	3,836,058	57.68	1,106,991	66,912,841

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with ASC 718. For a discussion of the assumptions used in calculating these values, see Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)
Represents the weighted-average exercise price for the group.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2018 Plan. It describes the consequences based on U.S. federal laws in effect as of the date of mailing of this proxy statement. This summary does not describe all U.S. federal tax consequences under the 2018 Plan, nor does it describe foreign, state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If common shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If common shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the common shares at exercise (or, if less, the amount realized on a sale of such common shares) over the option price thereof. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering common shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the common shares on the date of exercise, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the common shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering common shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, assuming that such section were applicable, the Company’s deduction for certain awards under the 2018 Plan may be limited to the extent that any “covered employee” (within the meaning of Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Proposal 10: Approval of Amendments to the Articles of Association to Facilitate the Use of Equity Compensation and Pension Benefits Programs Consistent with Current Market Practices

Explanation

As a company organized under Swiss law, our Articles of Association are in particular required to include provisions on the general principles relating to compensation and benefits matters involving our Board of Directors, members of the Executive Committee and our employees including provisions relating to equity compensation and pension programs.

The Board of Directors believes that its compensation programs (including equity compensation programs and pension programs) are key elements of attracting, retaining and incentivizing employees, officers, non-employee directors and other key persons of the Company and its subsidiaries. For example, equity incentive compensation (whether in the form of common shares, options to purchase common shares, restricted stock units and other similar instruments) plays an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Articles of Association currently include provisions that might limit the Company from fully realizing the benefits associated with having a robust equity compensation program and are inconsistent with current Swiss customs and practices. In addition, the Company has operations in various jurisdictions, each of which has different requirements regarding pension plans or company-sponsored retirement programs. The Board of Directors proposes to amend the Articles of Association to provide sufficient flexibility in the use of domestic and international pension plans and/or company-sponsored retirement programs generally.

For these reasons, the Board of Directors proposes to amend and restate certain Articles of the Articles of Association to streamline provisions relating to compensation matters involving our Board of Directors, members of the Executive Committee and our employees including provisions relating to equity compensation and pension programs.

If this proposal is approved, the current Articles 18, 32, 33, 40 and 41 of the Articles of Association will be amended and restated as follows (changes in bold (new wording) or ~~strikethrough~~ (no longer applicable wording)):

ARTICLES OF ASSOCIATION	STATUTEN
Art. 18 Votes on Compensation	Art. 18 Abstimmung über Vergütungen

~~Each year, t~~ The General Meeting ~~separately~~ approves annually and separately the total maximum aggregate amounts proposed by the Board of Directors ~~pursuant to Art. 32 and 33 of the Articles of Association~~ for:

Die Generalversammlung genehmigt jährlich separat und auf Antrag des Verwaltungsrats die maximalen ~~Vergütungen~~ Gesamtbeträge ~~gemäss Art. 32 und 33 der Statuten~~betreffend:
a) the non-performance-related compensation of the Board of Directors for the period until the next ~~term of office~~ General Meeting;	a) die nicht-erfolgsabhängige Vergütung des Verwaltungsrates für die Zeitperiode bis zur nächsten Generalversammlung;
~~b) a possible additional compensation of the Board of Directors for the preceding business year~~;	~~b) eine allfällige zusätzliche Vergütung für den Verwaltungsrat für das abgeschlossene Geschäftsjahr;~~
b) the non-performance-related compensation of the Executive Committee for the 12-month period starting on 1 July following the General Meeting;	b) die nicht-erfolgsabhängige Vergütung der Geschäftsleitung für die Zeitperiode von 12 Monaten, welche an dem der Generalversammlung folgenden 1. Juli beginnt;
c) the variable compensation for the Executive Committee for the current business year; and	c) die variable Vergütung der Geschäftsleitung für das laufende Geschäftsjahr; und
d) the grant of shares, options or similar financial instruments and/or units ~~shares~~ in the Company to the Board of Directors and the Executive Committee.	d) die Gewährung von Aktien, Optionen oder ähnlichen Finanzinstrumenten und/oder Anteilen ~~Aktien~~ der Gesellschaft an den Verwaltungsrat oder die Geschäftsleitung.

The Board of Directors may submit to the General Meeting requests for approval with regard to maximum amounts or individual compensation elements for other periods or with regard to additional amounts for special compensation elements as well as additional conditional requests.

Der Verwaltungsrat kann der Generalversammlung Anträge in Bezug auf die maximalen Gesamtbeträge oder einzelne Vergütungselemente für andere Zeitperioden oder in Bezug auf Zusatzbeträge für besondere Vergütungselemente sowie zusätzliche bedingte Anträge zur Genehmigung vorlegen.

The respective total compensation amounts include all social security and occupational pension contributions for the benefit of the members of the Board of Directors, the Executive Committee and the Company. ~~If the variable compensation for the Executive Committee is submitted for approval for the current business year according to subsection d) above, the compensation report for that financial year will be submitted to the General Meeting for advisory vote~~.

Die entsprechenden Gesamtvergütungen umfassen sämtliche Beiträge zugunsten des Verwaltungsrats und der Geschäftsleitung an die Sozialversicherung und die Berufliche Vorsorge. ~~Falls die variable Vergütung der Geschäftsleitung für das laufende Geschäftsjahr gemäss lit. d) hiervor zur Genehmigung vorgelegt, so wird der Vergütungsbericht für dieses Geschäftsjahr der Generalversammlung zur Konsultativabstimmung unterbreitet.~~

If the variable compensation for the Executive Committee is submitted for approval for the current business year, the compensation report for that financial year shall be submitted to the General Meeting for advisory vote.

Wird die variable Vergütung der Geschäftsleitung für das laufende Geschäftsjahr zur Genehmigung vorgelegt, so ist der Vergütungsbericht für dieses Geschäftsjahr der Generalversammlung zur Konsultativabstimmung vorzulegen.

The Company or companies under its control may pay out compensation prior to approval by the General Meeting subject to subsequent approval by the General Meeting.

Die Gesellschaft oder von ihr kontrollierte Gesellschaften können Vergütungen vor Genehmigung durch die Generalversammlung ausrichten, unter dem Vorbehalt der nachträglichen Genehmigung durch die Generalversammlung.

If the General Meeting refuses to approve a respective motion by the Board of Directors, the Board of Directors may either submit a new motion at the same meeting or determine a maximum total compensation or several maximum partial compensation, subject to the relevant principles of the compensation, or submit a new motion to the next General Meeting for approval. ~~The Company may pay compensation within the framework of the maximum total or partial compensation and subject to the approval by the General Meeting.~~

Lehnt die Generalversammlung einen entsprechenden Antrag des Verwaltungsrats ab, kann der Verwaltungsrat entweder an der gleichen Versammlung einen neuen Antrag stellen, eine ausserordentliche Generalversammlung einberufen oder einen maximalen Gesamtbetrag oder mehrere maximale Teilbeträge unter Berücksichtigung der relevanten Grundsätze festsetzen und der nächsten Generalversammlung zur Genehmigung vorlegen. ~~Die Gesellschaft kann im Rahmen des maximalen Gesamt- oder Teilbetrages und unter Vorbehalt der Genehmigung durch die Generalversammlung Vergütungen ausrichten.~~

~~a) the organisation of the accounting, financial control and financial planning systems as required for management of the Company;~~	~~a) Organisation des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung zur Führung der Gesellschaft;~~
 ~~b) the appointment and dismissal of the persons entrusted with the management and representation of the Company and grant of signatures;~~	~~b) Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen und Regelung der Zeichnungsberechtigung;~~

 ~~c) the overall supervision of the persons entrusted with managing the Company, in particular with regard to compliance with the law, the Articles of Association, operational regulations and directives;~~

~~c) Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;~~
~~d) the compilation of the annual report, the compensation report, the report on non-financial matters (if any) and other reports that are subject to mandatory approval by the Board of Directors;~~

~~d) Erstellung des Geschäftsberichtes, des Vergütungsberichts und des Berichts über nichtfinanzielle Belange (sofern vorhanden) sowie andere Berichte, die durch den Verwaltungsrat genehmigt werden müssen;~~

~~e) the preparation of the Shareholders’ Meeting and the implementing of its resolutions;~~	~~e) die Vorbereitung der Generalversammlung und die Ausführung ihrer Beschlüsse;~~

~~f) filing of a motion for debt-restructuring moratorium and the notification of the court in the case of over-indebtedness; and~~	~~f) die Einreichung eines Gesuchs um Nachlassstundung und die Benachrichtigung des Gerichts im Falle der Überschuldung; und~~
~~g) other powers and duties reserved for the Board of Directors by law or the Articles of Association.~~	~~g) sonstige Befugnisse und Aufgaben, die dem Verwaltungsrat durch Gesetz oder Statuten vorbehalten sind.~~

~~The Board of Directors may assign responsibility for preparing and implementing its resolutions or monitoring transactions to committees or individual members. It must ensure appropriate reporting to its members.~~

~~Der Verwaltungsrat kann die Vorbereitung und die Ausführung seiner Beschlüsse oder die Überwachung von Geschäften Ausschüssen oder einzelnen Mitgliedern zuweisen. Er hat für eine angemessene Berichterstattung an seine Mitglieder zu sorgen.~~

Art 32. Principles of the Compensation of the Board of Directors and the Executive Committee	Art. 32 Grundsätze der Vergütung für die Mitglieder des Verwaltungsrats und der Geschäftsleitung

The compensation payable to the members of the Board of Directors may comprise, subject to and within the aggregate ~~bounds of the approval~~ amounts approved by the General Meeting ~~of the total maximum amounts,~~ the following elements:

Die Vergütung für die Mitglieder des Verwaltungsrats kann, unter Vorbehalt der Genehmigung durch die Generalversammlung und im Rahmen der ~~durch diese~~ genehmigten Gesamtvergütung, folgende Elemente umfassen:

a) a fixed base ~~basic~~ compensation;	a) eine fixe ~~s Grundhonora~~ Grundvergütung;
b) a fixed committee fee for work in a committee of the Board of Directors;	b) eine fixe Entschädigung für Tätigkeiten als Mitglied eines Ausschusses des Verwaltungsrats;
c) a lump sum compensation for expenses;	c) eine pauschale Spesenentschädigung;
d) a number of shares, options or ~~shares~~  similar financial instruments and/or units in the Company~~, as further outlined in Art. 41~~.	d) eine Anzahl von Aktien, Optionen oder ~~Aktien~~ ähnlichen Finanzinstrumenten und/oder Anteilen der Gesellschaft, ~~gemäss Art. 41.~~
The compensation payable to the members of the Executive Committee may comprise, subject to and within the aggregate amounts approved by the General Meeting, the following elements:	Die Vergütung für die Mitglieder der Geschäftsleitung kann, unter Vorbehalt der Genehmigung durch die Generalversammlung und im Rahmen der genehmigten Gesamtvergütung, folgende Elemente umfassen:
a) a fixed compensation payable in cash;	a) eine fixe Vergütung in bar;
b) a performance-related compensation payable in cash (variable);	b) eine erfolgsabhängige Vergütung in bar (variabel);
c) a number of shares, options or similar financial instruments and/or units in the Company (variable).	c) eine Anzahl Aktien, Optionen oder ähnlichen Finanzinstrumenten und/oder Anteilen der Gesellschaft (variabel).

The performance-related compensation depends on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account function and level of responsibility. The Board of Directors and/or the Compensation Committee determines the relative weight of the performance criteria and the respective target values.

Die erfolgsabhängige Vergütung richtet sich nach der Erreichung bestimmter Leistungsziele. Die Leistungsziele können persönliche Ziele, Unternehmens- und bereichsspezifische Ziele und im Vergleich zum Markt, anderen Unternehmen oder vergleichbaren Richtgrössen berechnete Ziele umfassen. Der Verwaltungsrat und/oder der Vergütungsausschuss legt die Gewichtung der Leistungsziele und die jeweiligen Zielwerte fest.

The compensation to the members of the Board of Directors and/or the Executive Committee may be paid or granted in cash,~~or~~ in form of ~~in form of~~ shares, options or similar financial instruments and/or units ~~shares~~ in the Company, in kind or in form of other benefits. The Board of Directors or, to

Die Vergütung an die Mitglieder des Verwaltungsrats und/oder der Geschäftsleitung Verwaltungsrat kann in bar oder in Form von Aktien, Optionen ~~und~~ oder ähnlichen Finanzinstrumenten und/oder Anteilen ~~Aktien~~der Gesellschaft, Sachwerten oder anderen Leistungen bezahlt bzw. ausgerichtet werden. Der the extent delegated to it, the Compensation Committee shall determine matters relating to equity awards (such as shares, options or similar financial instruments and/or units) issued or issuable to the Board of Directors and/or the Executive Committee including grant, exercise, vesting and forfeiture conditions. In particular, they may provide for continuation, acceleration or removal of vesting, exercise and forfeiture conditions, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case in the event of pre-determined events such as a change-of-control or termination of an employment or mandate agreement. The Company may procure ~~the~~ any required shares through purchases in the market, from treasury shares or by using contingent capital or the capital band.

Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss entscheiden über Angelegenheiten im Zusammenhang mit der Eigenkapitalbeteiligung (Aktien, Optionen oder ähnlichen Finanzinstrumenten und/oder Anteilen) der Mitglieder des Verwaltungsrats und/oder der Geschäftsleitung, einschliesslich~~legen~~ Zuteilungs-, Ausübungs- und Verfallsbedingungen~~fest.~~ Sie können insbesondere vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse, wie eines Kontrollwechsels oder der Beendigung des Arbeits- oder Mandatsverhältnisses, Vesting-, Ausübungs- und Verfallsbedingungen weitergelten, verkürzt oder aufgehoben werden, Vergütungen unter der Annahme der Erreichung von Zielwerten ausgerichtet werden oder Vergütungen verfallen. Die Gesellschaft kann die allenfalls erforderlichen Aktien auf dem Markt erwerben, aus Beständen eigener Aktien entnehmen oder unter Verwendung von bedingtem Kapital oder des Kapitalbandes bereitstellen.

Subject to the approval by the General Meeting, the members of the Board of Directors may receive compensation in cash at customary conditions for advisory services rendered outside their capacity as a Board member for the benefit of the Company or companies under its control. The General Meeting may approve an additional bonus for the members of the Board of Directors in exceptional cases.

Vorbehältlich der Genehmigung durch die Generalversammlung, kann den Mitgliedern des Verwaltungsrats eine Entschädigung in bar zu marktüblichen Konditionen für Beratungstätigkeiten, welche diese ausserhalb ihrer Funktion als Verwaltungsratsmitglied und zu Gunsten der Gesellschaft oder von ihr kontrollierter Gesellschaften erbringen, ausbezahlt werden. Die Generalversammlung kann in Ausnahmefällen einen zusätzlichen Bonus zu Gunsten der Verwaltungsratsmitglieder genehmigen.

The compensation may also be paid for activities in companies that are directly or indirectly controlled by the Company and may be paid by the Company or by a company controlled by it.

Die Vergütung kann auch ausgerichtet werden für Tätigkeiten in Unternehmen, die durch die Gesellschaft direkt oder indirekt kontrolliert werden und kann durch die Gesellschaft oder durch von ihr kontrollierte Unternehmen ausgerichtet werden.

Art. 33 ~~Principles of the Compensation of the Executive Committee~~	Art. 33 ~~Grundsätze der Vergütung für die Mitglieder der Geschäftsleitung~~

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~~The compensation payable to the members of the Executive Committee is subject to the approval of the total maximum amounts by the General Meeting and may comprise the following elements:~~

~~a) a fixed compensation payable in cash;~~

~~b) a performance-related compensation payable in cash (variable);~~

~~c) a number of options or shares in the Company (variable), as further outlined in Art. 41.~~

[Entfallen]

~~Die Vergütung für die Mitglieder der Geschäftsleitung ist von der Generalversammlung zu genehmigen und kann folgende Elemente umfassen:~~

~~a) eine fixe Vergütung in bar;~~

~~b) eine erfolgsabhängige Vergütung in bar (variabel);~~

~~c) eine Anzahl Optionen oder Aktien der Gesellschaft (variabel), gemäss Art. 41.~~

~~The performance-related compensation depends on the Company's business success and the individual performance of the member of the Executive Committee based on the achievement of pre-determined targets during a business year. The Board of Directors determines annually at the beginning of each relevant business year the decisive targets and their weighting upon proposal by the Compensation Committee. The amount of the performance-related compensation for each member of the Compensation Committee is determined by the Board of Directors and may not exceed 100 percent of the respective individual fixed compensation for the same year.~~

~~For compensation to be paid in cash in form of options or shares in the Company the Board of Directors or, to the extent delegated to it, the Compensation Committee shall determine grant, exercise and forfeiture conditions. In particular, they may provide for (i) continuation, acceleration or removal of vesting, (ii) exercise and forfeiture conditions (iii) payment or grant of compensation based upon assumed target achievement, or (iv) forfeiture, in each case in the event of pre- determined events such as a change-of-control or termination of an employment or mandate agreement. The Company may procure the required shares through purchases in the market, from treasury shares or by using contingent capital or the capital band.~~

~~The compensation may also be paid for activities in companies that are directly or indirectly controlled by the Company and may be paid by the Company or by a company controlled by it.~~

~~Die erfolgsabhängige Vergütung richtet sich nach dem Geschäftserfolg und der individuellen Leistung gemessen nach dem Erreichen bestimmter vordefinierter Ziele über ein Geschäftsjahr. Der Verwaltungsrat definiert jährlich am Anfang jeder Leistungsperiode auf Antrag des Vergütungsausschusses hin die relevanten Ziele und deren Gewichtung. Die Höhe der erfolgsabhängigen Vergütung für das jeweilige Geschäftsleitungsmitglied wird vom Verwaltungsrat festgelegt und darf 100% der im entsprechenden Geschäftsjahr relevanten individuellen, fixen Vergütung nicht überschreiten.~~

~~Bei Vergütungen, die in Form von Optionen oder Aktien der Gesellschaft in bar ausgerichtet werden, legt der Verwaltungsrat oder, sofern an diesen delegiert, der Vergütungungsausschuss die Zuteilungs, Ausübungs- und Verfallsbedingungen fest. Sie können insbesondere vorsehen (i) die Fortführung, Beschleunigung oder Aufhebung des Verfalls,(ii)Ausübungs - und Verfallsbedingungen , (iii) die Zahlung oder Zuteilung von Vergütungen auf der Basis einer angenommenen Zielerreichung oder (iv) den Verfall, jeweils bel Eintritt von vorher festgelegten Ereignissen, wie z.B. einem Kontrollwechsel oder der Beendigung eines Arbeits- oder Mandatsvertrages. Die Gesellschaft kann die erforderlichen Aktien auf dem Markt erwerben, aus Beständen eigener Aktien entnehmen oder unter Verwendung van bedingtem Kapital oder des Kapitalbandes bereitstellen.~~

~~Die Vergütung kann auch ausgerichtet werden für Tätigkeiten in Unternehmen, die durch die Gesellschaft direkt oder indirekt kontrolliert werden und kann durch die Gesellschaft oder durch von ihr kontrollierte Unternehmen ausgerichtet werden.~~

Art. 40 Pension ~~Funds~~ Benefits	Art. 40 ~~Pensionskasse~~ Vorsorge

Pension benefits to members of the Board of Directors and the Executive Committee are granted only in accordance with the domestic and foreign pension funds and comparable pension plans of the Company and its group companies. The benefits to the insured and the employee contributions are specified in the plans or regulations.

Vorsorgeleistungen an Mitglieder des Verwaltungsrats und der Geschäftsleitung werden nur im Rahmen der anwendbaren in- und ausländischen Pensionskassen- oder vergleichbaren Plänen der Gesellschaft bzw. ihrer Gruppengesellschaften ausbezahlt. Die Leistungen an die Versicherten und die Arbeitgeberbeiträge ergeben sich aus den jeweiligen Plänen bzw. Reglementen.

~~The Company shall remunerate members of the Board of Directors only in respect of the employer'’s mandatory contributions to social insurance. Above and beyond this, the Company shall not make any contributions to pension funds or other such pension plans. In exceptional cases, contributions such as these may be made subject to a request by the Compensation Committee and the approval of the General Meeting.~~

~~Die Gesellschaft leistet für die Mitglieder des Verwaltungsrats die gesetzlichen Arbeitgebersozialversicherungsbeiträge. Abgesehen davon richtet die Gesellschaft keine Beiträge an die Pensionskasse oder andere Vorsorgeeinrichtungen für die Mitglieder des Verwaltungsrats aus. Solche Beiträge können ausnahmsweise auf Antrag des Vergütungsausschusses und nach Genehmigung der Generalversammlung ausgerichtet werden.~~

~~Members of the Executive Committee participate in the Company’s pension plans (the Company’s pension fund and the management pension plan). The pension plans conform to the legal requirements (BVG). For members of the Executive Committee, the insured income is defined as the fixed compensation plus 50 percent of the target performance-related compensation, up to the legal maximum. Equity-linked income components are not included.~~

~~Die Mitglieder der Geschäftsleitung partizipieren am Pensionsplan der Gesellschaft (Pensionskasse sowie Management Pensionsplan). Der Pensionsplan hat den gesetzlichen Bestimmungen (BVG) zu entsprechen. Das versicherte Einkommen der Mitglieder der Geschäftsleitung entspricht jeweils dem Betrag der fixen Vergütung zuzüglich 50% der erfolgsabhängigen Vergütung bis zum gesetzlichen Maximum. Aktienbezogene Vergütungen werden nicht berücksichtigt.~~

Within the overall compensation approved by the General Meeting and any additional amount payable to new members ~~in accordance with Article 34~~ , the Company may make additional payments into the Company’s pension funds for the benefit of members of the Executive Committee in order to cover any disadvantage suffered as a result of the change of jobs or to purchase additional pension entitlements. In this context the Company may conclude life insurance policies on behalf of members of the Executive Committee and pay the insurance premiums either fully or in part.

Upon retirement, the Company may also grant members of the Executive Committee a bridging pension to cover the period between early retirement at 62 and the ordinary age of retirement, if such bridging pension does not exceed 100 percent of the total annual compensation of the respective member last paid.

Die Gesellschaft kann zugunsten der Geschäftsleitungsmitglieder und im Rahmen der von der Generalversammlung genehmigten Gesamtvergütungen und einem etwaigen ~~gemäss Artikel 34 geschuldeten~~ Zusatzbetrag zusätzliche Einkäufe in die Pensionskasse tätigen, um Nachteile aufgrund von Stellenwechsel auszugleichen oder zugunsten zusätzlicher Rentenansprüche. In diesem Zusammenhang kann die Gesellschaft Lebensversicherungen zugunsten der Mitglieder der Geschäftsleitung abschliessen und die Versicherungsprämien vollumfänglich oder teilweise zahlen.

Die Gesellschaft kann ihren Geschäfts¬leitungs-mitgliedern eine Überbrückungsrente zusichern, um die Zeitdauer zwischen einer Frühpensionierung ab dem 62. Altersjahr und dem ordentlichen Pensionsalter abzudecken, soweit eine solche Überbrückungsrente 100% der letztmalig an dieses Mitglied bezahlte Jahresvergütung nicht übersteigt.

Art. 41 ~~Option and Share Plans~~Equity Compensation ~~Plans~~ Matters	Art. 41 Vergütung in Form von Eigenkapitalbeteiligung ~~Options- und Aktienpläne~~

~~Under the Company's Option or Share Plan, t~~ The Board of Directors, upon proposal of the Compensation Committee, may allocate the participating members of the Executive Committee and/or the Board of Directors a fixed number of shares, options or ~~shares~~ similar financial instruments and/or units under the Company's equity compensation plans with the a vesting period and other conditions of any such grant to be determined by the Board of Directors.~~(the vesting period). At the end of the vesting period, participants in the Option or Share Plan are entitled to exercise the options granted against payment of the strike price. These options to acquire shares in the Company or allocated shares are subject to the basic principles set out in the following:~~

~~Gemäss dem Options- oder Aktienplan der Gesellschaft,~~ Der  ~~kann der~~ Verwaltungsrat kann auf Antrag des Vergütungsausschusses den Mitgliedern der Geschäftsleitung und des Verwaltungsrats eine bestimmte Anzahl Aktien, Optionen oder ~~Aktien~~ ähnlichen Finanzinstrumenten und/oder Anteilen gemäss einem oder mehreren Beteiligungsplänen der Gesellschaft zuteilen. Der Verwaltungsrat legt die Sperrfrist und die weiteren Bedingungen einer solchen Zuteilung fest ~~die einer vom Verwaltungsrat festzulegenden Sperrfrist unterliegen. Am Options- oder Aktienplan partizipierende Mitglieder sind nach Ablauf der Sperrfrist berechtigt, die gewährten Optionen gegen Bezahlung des Ausübungspreises auszuüben. Die Optionen, welche zum Erwerb von Aktien an der Gesellschaft berechtigen, bzw. zugeteilten Aktien unterliegen den folgenden Grundsätzen:~~

~~a) it is the sole discretion of the Board of Directors to decide whether to allocate options or shares and to whom;~~

 ~~b) each year, the Board of Directors, upon proposal of the Compensation Committee, stipulates the number of options and shares to be allocated, the date of allocation and the strike price;~~

~~c) each option incorporates a non-transferable, contingent subscription right to acquire a certain number of Company's shares;~~

~~d) the individual members of the Executive Committee or the Board of Directors participating in the Option or Share Plan are responsible for paying any taxes or social security contributions and for declaring income correctly to the authorities;~~

~~e) it is at the sole discretion of the Board of Directors to decide whether to supplement the Option or Share Plan within the bounds of the principles set out above or to discontinue it.~~

~~a) Es liegt im freien Ermessen des Verwaltungsrats, ob und wem Optionen oder Aktien zugeteilt werden;~~

~~b) Der Verwaltungsrat bestimmt jährlich auf Antrag des Vergütungsausschusses Anzahl und Datum der Zuteilung sowie Ausübungspreis der Optionen und Aktien;~~

~~c) Jede Option begründet ein unübertragbares, bedingtes Bezugsrecht eine bestimmte Anzahl Aktien der Gesellschaft zu erwerben;~~

 ~~d) Das jeweilige Mitglied der Geschäftsleitung oder des Verwaltungsrats, welches am Options- oder Aktienplan teilnimmt, ist selber dafür verantwortlich, dass jegliche damit zusammenhängenden Steuern oder Sozialabgaben bezahlt und Einkommen der zuständigen Behörden korrekt gemeldet werden;~~

~~e) Der Verwaltungsrat entscheidet nach freiem Ermessen über Ergänzungen des Options- oder Aktienplans im Rahmen der obgenannten Grundsätze oder über dessen Beendigung.~~

The Company may periodically offer shares, options or similar financial instruments and/or units in the Company to employees for a price to be determined by the Board of Directors, the Compensation Committee or any designee of any of the foregoing. Members of the Board of Directors and the Executive Committee may be included in this program. The shares, options or similar financial instruments and/or units acquired thereby may be subject to a vesting period to be determined by the Board of Directors, the Compensation Committee or any designee of any of the foregoing.

Die Gesellschaft kann periodisch Aktien, Optionen oder ähnlichen Finanzinstrumenten und/oder Anteilen der Gesellschaft an Mitarbeiter abgeben zu einem Preis, der vom Verwaltungsrat, dem Vergütungsausschuss oder einer von diesen bezeichneten Stelle festzulegen~~den Preis~~ ist ~~an Mitarbeiter abgeben~~. Die Mitglieder des Verwaltungsrats und der Geschäftsleitung können in dieses Programm eingeschlossen werden. Die so erworbenen Aktien, Optionen oder ähnlichen Finanzinstrumenten und/oder Anteilen können einer ~~vom Verwaltungsrat festzulegenden~~ Sperrfirst unterliegen, die vom Verwaltungsrat, dem Vergütungsausschuss oder einer von diesen bezeichneten Stelle festzulegen ist~~.~~

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of at least a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

Our Board of Directors recommends a vote “FOR” the approval of the proposed changes to the Articles of Association as set forth in this Proposal 10.

Proposal 11: Approval of an Increase and Certain Adjustments to the Company's Capital Band

As a company organized under Swiss law, our Articles of Association include a customary capital band that sets forth (i) the maximum number of authorized share capital that the Company may issue in connection with financing activities, as well as strategic transactions and acquisitions and (ii) the date by which the Company may issue such authorized share capital in connection with those financing activities. Swiss law allows our shareholders to authorize share capital that can be issued by the Board of Directors without additional shareholder approval.

At our annual general meeting of shareholders held in June 2023, the shareholders adopted the current capital band (which is effective through June 8, 2028) which permits using authorized share capital with a capital band range that has lower and upper limits. Specifically, in art. 3a of the Articles of Association, the shareholders approved of a capital band ranging from CHF 2,506,150.41 (lower limit) to CHF 2,920,321.14 (upper limit), corresponding to a maximum of 13,805,691 registered shares with a nominal value of CHF 0.03 each to be fully paid in. The maximum number of registered shares under the capital band (i.e. 13,805,691 registered shares) represented approximately 17.5% of our common shares outstanding as of the record date for our annual general meeting of shareholders held in June 2023.

Since June 2023, Swiss law and practices relating to capital bands have continued to evolve. Moreover, in February 2023, the Company issued shares out of the capital band in connection with a common share financing. Accordingly, the Board of Directors proposes to amend and restate art. 3a para. 1 of the Articles of Association to (i) make certain ministerial changes reflecting current Swiss law and practices and (ii) increase the capital band of the Company to the upper limit of CHF 3,100,452.06 by authorizing the Board of Directors to issue a corresponding number of common shares, which as of March 15, 2024 corresponds to up to 14,830,592 of our common shares and represents approximately 17.5% of our common shares outstanding as of March 15, 2024.

As is the case under the current capital band, the Board of Directors shall have the right to restrict or withdraw shareholders’ subscriptions in the event of an issue of shares within the capital band. The reasons for the restriction or withdrawal of subscription rights remain the same as under the current capital band. The Board of Directors shall be authorized within the capital band to increase the share capital once or several times and in any amounts up to this upper limit until June 8, 2028, or until an earlier expiry of the capital band.

We are incorporated in Switzerland, outside the United States, and listed solely on a U.S. exchange, The Nasdaq Global Market. Our shares trade under the symbol “CRSP.” The registered share capital corresponding to the capital band, if approved by our shareholders, would be limited to approximately 17.5% of our common shares outstanding as of March 15, 2024. Importantly and as noted above, in June 2023, the shareholders approved of the current capital band with a maximum number of reserved shares set at approximately 17.5% of the common shares outstanding at that time. Additionally, we are a pre-revenue company that is heavily reliant on periodic equity financing. We believe that for a company of our size and development stage, maintaining a capital band of share capital equal to 17.5% of our common shares outstanding not tied to a specific transaction or financial proposal is appropriate, representative of best corporate practices, and in line with the stated policies of certain proxy advisory firms, as well as conversations management has had with such advisory firms.

We have a history of operating losses and expect to continue to incur operating losses for the foreseeable future. We expect that we will need to continue to raise additional capital including through the sale of our capital shares to fund our continued growth with the objective of increasing shareholder value. Moreover, in addition to financing activities, we may benefit from deploying our share capital as we pursue strategic licensing transactions, collaborations, and acquisitions, which we believe will grow shareholder value and continue to position us as a leading gene editing company.

It is important to note that the approval of this proposal does not mean that the maximum number of share capital will, in fact, be issued. Rather, approval of this proposal gives the Board of Directors, in its discretion, the ability to raise additional funds through one or more financing transactions (subject to the aforementioned upper limit of share capital that may be issued) to, inter alia, fund the Company’s business and operations.

We have no current plans, agreements, arrangements or understandings, whether written or oral, relating to the issuance of the additional common shares issued from the capital band that will become available as a result of the proposed amendment of art. 3a para. 1 of the Articles of Association.

If this proposal is approved, the current art. 3a para. 1 of the Articles of Association will be amended to reflect the foregoing as follows (changes in bold (new wording) or ~~strikethrough~~ (no longer applicable wording)):

Art. 3a Capital Band	Art. 3a Kapitalband

The Board of Directors is authorized to conduct one or more increases of the share capital at any time until June 8, 2028, or the expiry of the capital band if earlier, ~~within a lower limit of CHF 2,538,051.84 and~~ up to an upper limit of CHF ~~2,952,222.57~~3,100,452.06 by issuing a corresponding ~~to 13,805,691~~ number of registered shares with a nominal value of CHF 0.03 each to be fully paid in. An increase of the share capital by means of an offering underwritten by a financial institution, a syndicate or another third party or third parties, followed by an offer to the then-existing shareholders of the Company shall also be permissible.

Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 8. Juni 2028 oder dem früheren Dahinfallen des Kapitalbands einmal oder mehrmals ~~innerhalb der Untergrenze von CHF 2'538'051.84 und der~~ bis zur Obergrenze von CHF ~~2'952'222.57~~3'100'452.06 durch Ausgabe ~~von höchstens 13'805'691~~ einer entsprechenden Anzahl vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 0.03 zu erhöhen. Eine Erhöhung des Aktienkapitals durch die Zeichnung von Aktien aufgrund eines von einem Finanzinstitut, eines Verbandes, einer anderen Drittpartei oder Drittparteien unter-zeichneten Angebots, gefolgt von einem Angebot gegenüber den zu diesem Zeitpunkt bestehenden Aktionären der Gesellschaft ist zulässig.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of at least two thirds of the represented share votes and the absolute majority of the par value of the represented shares at the 2024 Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the approval of the changes to the capital band.

Proposal 12: Re-Election of the Independent Voting Rights Representative

Explanation

Swiss law requires that the independent representative of the shareholders (Independent Representative) be elected on the occasion of each annual general meeting for a one-year term ending at the closing of the following annual general meeting.

The Board of Directors proposes that lic. iur. Marius Meier, Attorney at Law, c/o Bratschi AG, Lange Gasse 15, P.O. Box, CH-4050 Basel, Switzerland, be re-elected as Independent Representative for a one-year term ending at the closing of the 2025 annual general meeting of shareholders.

Shareholders may either represent their shares themselves or have them represented by a third party, whether or not a shareholder, if the latter is given a written proxy. In accordance with Swiss law, each shareholder may be represented at the general meeting by the Independent Representative, Mr. Meier, or by a third-party proxy. Mr. Meier is a notary public and has served as the Independent Representative at the Company’s previous annual general meetings of shareholders.

Under Swiss law, the Independent Representative must satisfy strict independence requirements. In the absence of instructions, the Independent Representative must abstain from voting. General voting instructions can be given with respect to a particular general meeting of shareholders with respect to proposals and agenda items that have not been disclosed in the invitation to the general meeting.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

Our Board of Directors recommends a vote “FOR” the re-election of Mr. Meier as Independent Representative.

Proposal 13: Re-election of the Auditors

Explanation

Pursuant to Swiss law and art. 8 para. 2 of the Articles of Association, the auditors are to be elected annually by the annual general meeting of shareholders.

Upon recommendation of the Audit Committee, the Board of Directors proposes that Ernst & Young AG, Basel, be re-elected as statutory auditor for the Company and Ernst & Young LLP be re-elected as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Ernst & Young AG assumed its first audit mandate for the Company during the year ended December 31, 2013 and Ernst & Young LLP assumed its first audit mandate for the Company during the year ended December 31, 2015. Pursuant to Swiss law, the shareholders must elect the auditors of the Company.

Information on the fees paid by the Company to Ernst & Young AG and LLP, the Company’s auditors and independent registered public accounting firm for the years ended December 31, 2023 and December 31, 2022 is set forth below. Additional information regarding Ernst & Young AG and LLP, is included in the “Report of the Audit Committee.”

Members of Ernst & Young AG will be present at the annual general meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

Audit Fees and Services

The following table summarizes the fees of Ernst & Young billed to us for each of the last two years.

Fee Category	Year ended December 31, 2023	Year ended December 31, 2022
Audit Fees(1)	$1,240,888	$1,127,386
Audit-Related Fees(2)	12,339	36,498
Tax Fees(3)	70,603	215,109
All Other Fees(4)	—	3,000
Total	$1,323,830	$1,381,993
(1)
“Audit Fees” consist of fees for the audit of our annual consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, costs associated with securities offerings, audits of statutory audit financial statements, and other professional services provided in connection with regulatory filings or consultations on accounting matters directly related to the audit and assistance with, review of, and consents for, documents filed with the SEC.
(2)
“Audit-Related Fees” consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of audit services required for Swiss regulatory purposes other than the audit of our financial statements.
(3)
Tax fees are related to tax advisory services and tax compliance.
(4)
Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of fees for access to Ernst & Young’s online accounting research tool. All such accountant services and fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions.

Recommendation

The Board of Directors recommends a vote “FOR” the election of Ernst & Young AG as the statutory auditor of the Company and the election of Ernst & Young LLP as the Company’s independent registered public accounting firm, each for the year ending December 31, 2024.

Proposal 14: Transact any Other Business that may Properly Come Before the 2024 Annual General Meeting or any Adjournment or Postponement thereof

The Board of Directors knows of no other matters that will be presented for consideration at the 2024 Annual General Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the 2024 Annual General Meeting or there is an ad hoc proposal at such meeting, the independent voting rights representative named in the accompanying proxy intends to vote on such matters in accordance with the instructions on such proxy. The Board of Directors will make a voting proposal for each such proposal (if any) proposed at the 2024 Annual General Meeting, whereby the Board of Directors may propose, for each such proposal individually, to approve or reject the respective proposal. A vote “FOR” leads to voting in accordance with the respective proposal of the Board of Directors as proposed at the 2024 Annual General Meeting. A vote “Against” leads to voting contrary to the respective proposal of the Board of Directors as proposed at the 2024 Annual General Meeting. A vote “Abstain” leads to abstain from voting on any such proposal.

Voting Requirement to Approve Proposal

The affirmative “FOR” vote of a majority of the votes cast at the 2024 Annual General Meeting, not counting unmarked, invalid and non-exercisable votes and abstentions, with the exception of proposals requiring at least two thirds of the represented share votes and the absolute majority of the par value of the represented shares at the 2024 Annual General Meeting as per the Articles of Association or the law.

Recommendation

The Board of Directors recommends a vote “FOR” the respective proposal of the Board of Directors as proposed at the 2024 Annual General Meeting.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common shares as of March 15, 2024 by:

•
each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common shares;
•
each of our current directors and director nominees;
•
our principal executive officer, our principal financial officer and our four other current and former executive officers who served during the year ended December 31, 2023, named in the “Summary Compensation Table” above, whom we collectively refer to as our named executive officers; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common shares. Our common shares subject to options that are currently exercisable or will become exercisable within 60 days after March 15, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the common shares beneficially owned by them, subject to applicable community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 84,746,241 common shares outstanding as of March 15, 2024. Except as otherwise set forth below, the address of the beneficial owner is c/o CRISPR Therapeutics AG, Baarerstrasse 14, 6300 Zug, Switzerland.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders
ARK Investment Management LLC (1)	8,536,104	10.0%
Capital Research and Management Company (2)	6,420,736	7.6%
Directors and Executive Officers
Samarth Kulkarni, Ph.D. (3)	1,433,121	1.7%
Raju Prasad, Ph.D. (4)	41,938	*
James R. Kasinger (5)	375,438	*
Ali Behbahani, M.D. (6)	124,187	*
Maria Fardis, Ph.D. (7)	27,250	*
H. Edward Fleming, Jr., M.D. (8)	48,223	*
Simeon J. George, M.D. (9)	1,172,868	1.4%
John T. Greene (10)	88,917	*
Katherine A. High, M.D. (11)	78,917	*
Sandesh Mahatme, LL.M. (12)	4,333	*
Christian Rommel, Ph.D. (13)	—	—
Douglas A. Treco, Ph.D. (14)	65,917	*
All executive officers, directors, and nominees as a group (12 persons)	3,461,108	4.1%

* Indicates beneficial ownership of less than 1% of the total issued and outstanding common shares.

(1)
Based solely on a Schedule 13G/A filed with the SEC on January 29, 2024 by ARK Investment Management LLC. The address for ARK Investment Management LLC is 200 Central Avenue, St. Petersburg, FL 33701.
(2)
Based solely on a Schedule 13G filed with the SEC on February 9, 2024 by Capital Research and Management Company. The address for Capital Research and Management Company is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)
Consists of (a) 187,377 common shares owned directly and (b) 1,045,744 common shares issuable upon exercise of stock options granted to Dr. Kulkarni that are exercisable within 60 days of March 15, 2024. In addition, Dr. Kulkarni indirectly beneficially owns 200,000 common shares that were transferred to The Kulkarni 2023 GRAT.
(4)
Consists of (a) 10,000 common shares owned directly and (b) 31,938 common shares issuable upon exercise of stock options granted to Dr. Prasad that are exercisable within 60 days of March 15, 2024.
(5)
Consists of (a) 61,174 common shares owned directly and (b) 314,264 common shares issuable upon exercise of stock options granted to Mr. Kasinger that are exercisable within 60 days of March 15, 2024.
(6)
Consists of (a) 256 common shares owned directly, (b) 14 common shares held by The Ali Behbahani Revocable Trust dated June 26, 2015, of which Dr. Behbahani serves as trustee, and (c) 123,917 common shares issuable upon exercise of stock options granted to Dr. Behbahani that are exercisable within 60 days of March 15, 2024.
(7)
Consists of 27,250 common shares issuable upon exercise of stock options granted to Dr. Fardis that are exercisable within 60 days of March 15, 2024.
(8)
Consists of 48,223 common shares issuable upon exercise of stock options granted to Dr. Fleming that are exercisable within 60 days of March 15, 2024.
(9)
Based solely on a Form 4 filed with the SEC on February 27, 2024, information provided by Dr. George and the Company’s equity records (with respect to stock options). Consists of (a) 123,917 common shares issuable upon exercise of stock options granted to Dr. George that are exercisable within 60 days of March 15, 2024; (b) 63,177 common shares held by SR One Capital Fund II Aggregator, LP ("SR One Fund II Aggregator); Dr. George is the sole managing member of SR One Capital Management, LLC ("SR One Capital Management"), which is the sole general partner of SR One Capital Partners II, LP ("SR One Partners II"), which is the sole general partner of SR One Fund II Aggregator; (c) 216,578 common shares held by SR One Capital Opportunities Fund I, LP ("SR One Opportunities Fund I"); Dr. George is the sole managing member of SR One Capital Management, which is the sole general partner of SR One Capital Opportunities Partners I, LP, which is the sole general partner of SR One Opportunities Fund I; and (d) 769,196 common shares held by AMZL, LP ("AMZL"); Dr. George is the sole managing member of SR One Capital Management, which is the sole general partner of SR One Capital SMA Partners, LP, which is the sole general partner of AMZL. Dr. George disclaims beneficial ownership, within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the securities described in clauses (b), (c) and (d) of this footnote in which Dr. George has no pecuniary interest.
(10)
Consists of 88,917 common shares issuable upon exercise of stock options granted to Mr. Greene that are exercisable within 60 days of March 15, 2024.
(11)
Consists of 78,917 common shares issuable upon exercise of stock options granted to Dr. High that are exercisable within 60 days of March 15, 2024.
(12)
Consists of 4,333 common shares issuable upon exercise of stock options granted to Mr. Mahatme that are exercisable within 60 days of March 15, 2024.
(13)
Subject to and following the election of directors at the 2024 Annual General Meeting, will be a member of the Board of Directors.
(14)
Consists of (a) 2,000 common shares owned directly and (b) 63,917 common shares issuable upon exercise of stock options granted to Dr. Treco that are exercisable within 60 days of March 15, 2024.

Restrictions on Voting Rights

Pursuant to Article 4 of our current Articles of Association, each share is entitled to one vote. Our current Articles of Association contain, however, certain restrictions on voting rights.

No person or entity shall be registered with voting rights over its shares (including “Controlled Shares” as defined below) that exceed 5% or more of the registered share capital recorded in the commercial register of the Canton of Zug. This restriction of registration also applies to persons acquiring shares through the exercise of conversion and/or option rights granted in connection with bonds or similar instruments, including convertible debt instruments. Furthermore, this restriction of registration applies to persons who hold some or all of their shares through nominees.

Persons who do not expressly declare in the registration application that they are holding the shares on their own account (nominees) shall forthwith be recorded in the share register as shareholders with voting rights up to a maximum of 3 percent of the share capital. Beyond that limit, registered shares of nominees shall only be entered as voting if the nominees in question confirm in writing that they are willing to disclose the names, addresses and shareholdings of the persons on whose account they hold 0.5 percent or more of the share capital.

When exercising voting rights, no person or entity can accumulate voting rights over its shares (including over “Controlled Shares” as defined below) of more than 15% of the registered share capital recorded in the commercial register of the Canton of Zug. This restriction on exercise of voting rights does not apply to the exercise of voting rights by the independent voting rights representative.

“Controlled Shares” in reference to any individual or entity means:

a)
all shares of the Company directly, indirectly or constructively owned by such individual or entity; it being further understood that
i.
shares owned, directly or indirectly, by or for a partnership, or trust or estate will be considered as being owned proportionately by its partners or beneficiaries to such partners’ or beneficiaries’ economic equivalent in such partnership, trust or estate; and;
ii.
shares owned, directly or indirectly, by or for a corporation will be considered as being owned by such individual to the extent such individual exercises the power to vote, or to direct the voting, of such shares;
iii.
shares subject to options, warrants or other similar rights shall be deemed to be owned.
b)
all shares of the Company directly, indirectly or beneficially owned by such individual or entity; it being further understood that
i.
a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise alone or together with other such persons has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power which includes the power to dispose, or to direct the disposition of, such security;
ii.
any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of beneficial ownership of shares of the Company or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the provisions of these articles of association shall be deemed to be the beneficial owner of such shares;
iii.
a person shall be deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares within 60 days, including but not limited to any right acquired: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; (3) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (4) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

Furthermore, with respect to our authorized share capital, the Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of Directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be financially fair to the shareholders.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the 2024 Annual General Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our Company and our shareholders.

Shareholder Proposals and Directors Nominations

According to Swiss law, beginning January 1, 2023, one or more registered shareholders who together represent shares representing at least (i) 0.5 percent of our issued share capital or (ii) 0.5 percent of the votes may demand that an item be placed on the agenda of a meeting of shareholders. Any such proposal must be included by the Board of Directors in our materials for the meeting. A request for inclusion of an item on the agenda must be requested in writing delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting. As such, the deadline for inclusion of a shareholder proposal for the 2024 Annual General Meeting was December 28, 2023. With respect to the 2025 annual general meeting of shareholders, the deadline to receive proposals for the agenda is expected to be .

In addition, if you are a registered shareholder and satisfy the shareholding requirements under Rule 14a-8 of the Exchange Act, you may submit a proposal for consideration by the Board of Directors for inclusion in the 2025 annual general meeting of shareholders agenda by delivering a request and a description of the proposal to the General Counsel and Secretary of the Company at secretary@crisprtx.com no later than , which is 120 calendar days before the anniversary date of the company’s proxy statement released to shareholders in connection with the previous year’s annual general meeting. The proposal will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials under U.S. securities laws.

Nominations of director candidates by registered shareholders must follow the rules for shareholder proposals above. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual general meeting.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 31, 2025.

Householding of Annual General Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2023 Annual Report to shareholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2023, to you if you write or call us at CRISPR Therapeutics AG, Baarerstrasse 14, 6300 Zug, Switzerland, Attn: General Counsel and Secretary, telephone +41 (0)41 561 32 77 and CRISPR Therapeutics, Inc., 105 West First Street, South Boston, Massachusetts 02127, Attn: General Counsel and Secretary, telephone: +1 617 315-4600. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Appendix A

CRISPR THERAPEUTICS AG

AMENDMENT NO. 5 TO THE

2018 STOCK OPTION AND INCENTIVE PLAN

The CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (the “Plan”) is hereby amended as follows:

Section 3(a) of the Plan is hereby amended by deleting it and replacing it with the following:

Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 17,400,000 shares, plus the number of shares available for issuance under the Company’s Amended and Restated 2016 Stock Option and Grant Plan (the “2016 Plan”) as of immediately prior to the Effective Date, subject to adjustment as provided in Section 3. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan or any shares of Stock underlying any awards under the Company’s 2015 Stock Option and Grant Plan or the 2016 Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 28,405,365 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

ADOPTED BY BOARD OF DIRECTORS: March 14, 2024

ADOPTED BY SHAREHOLDERS:

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CRISPR THERAPEUTICS AG BAARERSTRASSE 14 6300 ZUG SWITZERLAND SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 6:00 p.m. Central European Summer Time (12:00 p.m. Eastern Daylight Time) on May 29, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V43192-P04468 CRISPR Therapeutics AG THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4.a, 4.b, 4.c, 4.d, 4.e, 4.f, 4.g, 4.h, 4.i, 4.j, 5.a, 5.b, 5.c, 5.d, 6.a, 6.b, 6.c, 6.d, 6.e, 6.f, 7, 8, 9, 10, 11, 12, AND 13. PROPOSALS: 1. Approval of the Swiss management report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2023. 2. Approval of the appropriation of financial results. 3. Discharge of the members of the Board of Directors and the Executive Committee. 4. Election or re-election of the members to the Board of Directors and the Chairman. 4.a Re-election of Samarth Kulkarni, Ph.D., as member and election as Chairman 4.b Re-election of Ali Behbahani, M.D. 4.c Re-election of Maria Fardis, Ph.D. 4.d Re-election of H. Edward Fleming, Jr., M.D. 4.e Re-election of Simeon J. George, M.D. 4.f Re-election of John T. Greene 4.g Re-election of Katherine A. High, M.D. 4.i Election of Sandesh Mahatme, LL.M. 4.h Re-election of Douglas A. Treco, Ph.D. 4.j Election of Christian Rommel, Ph.D 5. Re-election of the members of the Compensation Committee. 5.a Re-election of Ali Behbahani, M.D. 5.b Re-election of H. Edward Fleming, Jr., M.D. 5.c Re-election of Simeon J. George, M.D. 5.d Re-election of John T. Greene 6. Approval of the compensation for the Board of Directors and the Executive Committee and non-binding advisory vote on the 2023 Compensation Report. 6.a Binding vote on maximum non-performance-related compensation for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders. For Against Abstain 6.b Binding vote on maximum equity for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders. 6.c Binding vote on maximum non-performance-related compensation for members of the Executive Committee from July 1, 2024 to June 30, 2025. 6.d Binding vote on maximum variable compensation for members of the Executive Committee for the current year ending December 31, 2024. 6.e Binding vote on maximum equity for members of the Executive Committee from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders. 6.f Non-binding advisory vote on the 2023 Compensation Report. 7. Non-binding advisory vote on the compensation paid to the Company’s named executive officers under U.S. securities law requirements. 8. Approval of an increase in the conditional share capital for employee equity plans. 9. Approval of an amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan. 10. Approval of amendments to the Articles of Association to facilitate the use of equity compensation and pension benefits programs consistent with current market practices. 11. Approval of an increase and certain adjustments to the Company's capital band. 12. Re-election of the independent voting rights representative. 13. Re-election of the auditors. 14. Transact any other business that may properly come before the 2024 Annual General Meeting or any adjournment or postponement thereof. For Against Abstain Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appear(s) on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual General Meeting of Shareholders: The Notice and Proxy Statement, 10K Wrap and Swiss Statutory Financial Statements and Audit Reports are available at www.proxyvote.com. CRISPR THERAPEUTICS AG 2024 Annual General Meeting of Shareholders For Shareholders of Record on April 8, 2024 Thursday, May 30, 2024 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) Walder Wyss Ltd., Seefeldstrasse 123, 8008 Zurich, Switzerland This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Marius Meier, as a proxy of the undersigned, or the Named Proxy, with full power of substitution, to vote all of the common shares, or the Shares, of CRISPR Therapeutics AG that the undersigned may be entitled to vote at the 2024 Annual General Meeting of Shareholders of CRISPR Therapeutics AG, or the Company, to be held as a physical meeting at the offices of Walder Wyss Ltd., Seefeldstrasse 123, 8008 Zurich, Switzerland at 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) on Thursday, May 30, 2024, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters indicated on the reverse side, in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and at any and all postponements and adjournments thereof.. If you sign the proxy without otherwise indicating a vote on the proposals, this proxy will be voted “FOR” each of the nominees and the proposals listed on the reverse side. As to any other matter that may properly come before the meeting and all postponements, continuances and adjournments thereof, the Shares will be voted by the proxies in accordance with their judgment. If specific instructions are indicated, this proxy, when properly executed, will be voted in the manner directed herein. The Company's Board of Directors recommends that shareholders vote “FOR” Proposals 1-13. If you have any questions about the 2024 Annual General Meeting including directions on how to attend in person, please contact AJ Silver, the Company's Vice President, Corporate Finance. He may be contacted before May 29, 2024 at 105 West First Street, South Boston, MA 02127, telephone: +1 617-315-4600. Alternatively, any questions may be directed by e-mail to: secretary@crisprtx.com. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE